FIRST AMENDMENT
FIRST AMENDMENT, dated as of April 12, 2013 (this “First Amendment”), to the CREDIT AGREEMENT, dated as of June 21, 2011, (as amended, supplemented or otherwise modified prior to giving effect to this First Amendment (including as amended and restated as of October 11, 2012), the “Credit Agreement”), among TRIMAS CORPORATION (“Holdings”), TRIMAS COMPANY LLC, (the “Parent Borrower”), the subsidiary borrowers from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”), and the other agents party thereto.
W I T N E S S E T H:
WHEREAS, Holdings, the Parent Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;
WHEREAS, Holdings and the Parent Borrower have requested, and the Lenders and the Administrative Agent have agreed to enter into this amendment of the Credit Agreement;
WHEREAS, the Parent Borrower has requested that J.P. Morgan Europe Limited act as Foreign Currency Agent upon the First Amendment Effective Date (as defined below) and J.P. Morgan Europe Limited has agreed to act in such capacity; and
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
I. DEFINED TERMS
Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
II. AMENDMENT TO THE CREDIT AGREEMENT
The Credit Agreement is hereby amended as of the First Amendment Effective Date to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text*) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
The Credit Agreement is further amended as of the First Amendment Effective Date by appending to it Schedules 1.01(c), 1.01(d) and 1.01(e), in the forms of Exhibits B, C and D hereto, respectively, which Exhibits shall become part of the Credit Agreement.
The Administrative Agent is hereby authorized by Revolving Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Revolving Commitments (the “Required Revolving Lenders”) to enter into such Loan Documents and to take such other actions as may be required to give effect to the transactions contemplated hereby.
III. EFFECTIVENESS

* For purposes of this Exhibit 10.8, double-underlined text will be displayed as single-underlined text.

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This First Amendment shall become effective on the date (the “First Amendment Effective Date”) on which all of the following conditions precedent have been satisfied or waived:

(i)
the Administrative Agent shall have received this First Amendment, duly executed and delivered by a duly authorized officer of each of (A) Holdings, (B) the Parent Borrower, (C) JPMorgan Chase Bank, N.A., as the Fronting Lender, (D) J.P. Morgan Europe Limited, as Foreign Currency Agent, (E) the Administrative Agent and (F) the Required Revolving Lenders.

(ii)	the Administrative Agent shall have received an executed Acknowledgement and Confirmation, in the form attached hereto as Exhibit E, from an authorized officer of each Loan Party;

(iii)
the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the First Amendment Effective Date) of Cahill Gordon & Reindel LLP, in form and substance reasonably satisfactory to the Administrative Agent. Each of Holdings and the Parent Borrower hereby requests such counsel to deliver such opinion;

(iv)
the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document;

(v)
the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Parent Borrower, the authorization of this Amendment and any related transactions and any other legal matters relating to the Parent Borrower, this Amendment or any related documents or transactions, all in form and substance satisfactory to the Administrative Agent and its counsel; and

(vi)
the Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by a Responsible Officer of the Parent Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement.

IV. MISCELLANEOUS

A.	Effect on the Loan Documents.

(i)	Except as specifically amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect and are hereby in all respects ratified and confirmed.

(ii)
The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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(iii)
On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this First Amendment.

(iv)	The Parent Borrower and the other parties hereto acknowledge and agree that this First Amendment shall constitute a Loan Document.
B.Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single document. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.
C.Foreign Currency Agent. By execution of this First Amendment, J.P. Morgan Europe Limited hereby agrees to act as Foreign Currency Agent under the Credit Agreement.
D.Designation of Foreign Subsidiary Borrowers. Notwithstanding anything to the contrary contained in Section 2.20 of the Credit Agreement, the Required Revolving Lenders agree that delivery of the Foreign Security Documents and the satisfaction of the Foreign Security Collateral and Guarantee Requirement by each of Rieke-Lamons Nederland Holdings B.V., TriMas Corporation Limited, TriMas Australia UK Holdings, Ltd., TriMas Holdings Australia Pty. Ltd. and TriMas Corporation Pty. Ltd. (each a “New Foreign Borrower”) shall not be a condition to such entity’s designation as a Foreign Subsidiary Borrower under the Credit Agreement; provided that within 30 days of each New Foreign Borrower’s designation as a Foreign Subsidiary Borrower under the Credit Agreement (or such later date as may be agreed to by the Administrative Agent in its sole discretion), Holdings and the Parent Borrower shall cause such New Foreign Borrower to deliver the Foreign Security Documents and satisfy the Foreign Security Guarantee and Collateral Agreement.
E.GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
F.Expenses. The Parent Borrower agree to pay or reimburse the Administrative Agent for all of its reasonable and invoiced out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this First Amendment, including, without limitation, the reasonable and invoiced fees, charges and disbursements of one counsel to the Administrative Agent.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TRIMAS CORPORATION

By:	/s/ Robert J. Zalupski
Name: Robert J. Zalupski
Title: Vice President Finance, Corporate
Development and Treasurer

TRIMAS COMPANY LLC

By:	/s/ Robert J. Zalupski
Name: Robert J. Zalupski
Title: Vice President and Treasurer

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JPMORGAN CHASE BANK, N.A., as Administrative Agent, Fronting Lender and a Lender

By:	/s/ Krys Szremski
Name: Krys Szremski
Title: Vice President

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J.P. MORGAN EUROPE LIMITED, as Foreign Currency Agent

By:	/s/ Altan Kayaalp
Name: Altan Kayaalp
Title: Executive Director

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BANK OF AMERICA, N.A., as a Lender

By:	/s/ Gregory J. Bosio
Name: Gregory J. Bosio
Title: Vice President

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KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Suzannah Valdivia
Name: Suzannah Valdivia
Title: Vice President

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RBS CITIZENS, N.A, as a Lender

By:	/s/ Megan Livingston
Name: Megan Livingston
Title: Vice President

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Wells Fargo Bank, N.A., as a Lender

By:	/s/ John D. Brady
Name: John D. Brady
Title: Managing Director

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Compass Bank, as a Lender

By:	/s/ Debbie Sowards
Name: Debbie Sowards
Title: Senior Vice President

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PNC Bank, National Association, as a Lender

By:	/s/ Richard C. Hampson
Name: Richard C. Hampson
Title: Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeffrey S. Johnson
Name: Jeffrey S. Johnson
Title: Vice President

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COMERICA BANK, as a Lender

By:	/s/ Jeffrey S. Malkiewicz
Name: Jeffrey S. Malkiewicz
Title: Account Officer

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Erin Morrissey
Name: Erin Morrissey
Title: Director

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

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GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

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The Huntington National Bank, as a Lender

By:	/s/ Steven J. McCormack
Name: Steven J. McCormack
Title: Vice President

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Branch Banking and Trust Company, as a Lender

By:	/s/ Eric Searls
Name: Eric Searls
Title: Senior Vice President

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THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Phillip McCaulay
Name: Phillip McCaulay
Title: Vice President

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EXHIBIT A
~~EXECUTION VERSION~~ CONFORMED COPY REFLECTING
FIRST AMENDMENT, DATED AS OF APRIL 12, 2013

CREDIT AGREEMENT

dated as of June 21, 2011,
as amended and restated as of October 11, 2012

among

TRIMAS CORPORATION,

TRIMAS COMPANY LLC,

The Subsidiary Term Borrowers Party Hereto,
The Foreign Subsidiary Borrowers Party Hereto,
The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent,

J.P. MORGAN EUROPE LIMITED,
as Foreign Currency Agent,

BANK OF AMERICA, N.A.,
as Syndication Agent,

KEYBANK NATIONAL ASSOCIATION,
RBS CITIZENS, N.A.
and
WELLS FARGO BANK, N.A.,
as Documentation Agents
___________________________

J.P. MORGAN SECURITIES LLC
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers and Joint Bookrunners

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TABLE OF CONTENTS

		Page
ARTICLE I Definitions
SECTION 1.01 Defined Terms	~~1~~	5
SECTION 1.02 Classification of Loans and Borrowings	~~1~~	5
SECTION 1.03 Terms Generally	~~35~~	42
SECTION 1.04 Accounting Terms; GAAP	~~35~~	42
ARTICLE II The Credits	~~35~~	43
SECTION 2.01 Commitments	~~36~~	43
SECTION 2.02 Loans and Borrowings	~~36~~	43
SECTION 2.03 Requests for Borrowings	~~36~~	44
SECTION 2.04 Swingline Loans	~~37~~	46
SECTION 2.05 Letters of Credit	~~39~~	47
SECTION 2.06 Funding of Borrowings	~~43~~	53
SECTION 2.07 Interest Elections	~~44~~	54
SECTION 2.08 Termination and Reduction of Commitments	~~45~~	55
SECTION 2.09 Repayment of Loans; Evidence of Debt	~~46~~	56
SECTION 2.10 Amortization of Term Loans	~~46~~	57
SECTION 2.11 Prepayment of Loans	~~48~~	58
SECTION 2.12 Fees	~~50~~	61
SECTION 2.13 Interest	~~51~~	62
SECTION 2.14 Alternate Rate of Interest	~~52~~	63
SECTION 2.15 Increased Costs	~~52~~	63
SECTION 2.16 Break Funding Payments	~~53~~	65
SECTION 2.17 Taxes	~~54~~	66
SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~56~~	68
SECTION 2.19 Mitigation Obligations; Replacement of Lenders	~~58~~	70
SECTION 2.20 Designation of Foreign Subsidiary Borrowers	~~59~~	71
SECTION 2.21 Incremental Facilities	~~59~~	72
SECTION 2.22 Defaulting Lenders	~~62~~	75
SECTION 2.23 Extensions	~~64~~	77
SECTION 2.24 Foreign Currency Participations; Conversion of Foreign Currency Loans		80
SECTION 2.25 Currency Fluctuations		82
ARTICLE III Representations and Warranties	~~67~~	82
SECTION 3.01 Organization; Powers	~~67~~	82
SECTION 3.02 Authorization; Enforceability	~~67~~	82
SECTION 3.03 Governmental Approvals; No Conflicts	~~67~~	82
SECTION 3.04 Financial Condition; No Material Adverse Change	~~67~~	83

i

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SECTION 3.05 Properties	~~68~~	83
SECTION 3.06 Litigation and Environmental Matters	~~68~~	84
SECTION 3.07 Compliance with Laws and Agreements	~~69~~	84
SECTION 3.08 Investment Company Status	~~69~~	84
SECTION 3.09 Taxes	~~69~~	84
SECTION 3.10 ERISA	~~69~~	84
SECTION 3.11 Disclosure	~~69~~	85
SECTION 3.12 Subsidiaries	~~70~~	85
SECTION 3.13 Insurance	~~70~~	85
SECTION 3.14 Labor Matters	~~70~~	85
SECTION 3.15 Solvency	~~70~~	85
SECTION 3.16 Senior Indebtedness	~~70~~	86
SECTION 3.17 Security Documents	~~70~~	86
SECTION 3.18 Federal Reserve Regulations	~~71~~	87
SECTION 3.19 OFAC; Anti-Money Laundering; PATRIOT Act	~~71~~	87
ARTICLE IV Conditions	~~72~~	87
SECTION 4.01 Effective Date	~~72~~	87
SECTION 4.02 Each Credit Event	~~74~~	89
SECTION 4.03 Credit Events Relating to Foreign Subsidiary Borrowers	~~74~~	89
SECTION 4.04 Restatement Effective Date	~~74~~	90
ARTICLE V Affirmative Covenants	~~76~~	91
SECTION 5.01 Financial Statements and Other Information	~~76~~	91
SECTION 5.02 Notices of Material Events	~~78~~	93
SECTION 5.03 Information Regarding Collateral	~~78~~	93
SECTION 5.04 Existence; Conduct of Business	~~79~~	94
SECTION 5.05 Payment of Obligations	~~79~~	94
SECTION 5.06 Maintenance of Properties	~~79~~	94
SECTION 5.07 Insurance	~~79~~	95
SECTION 5.08 Casualty and Condemnation	~~80~~	95
SECTION 5.09 Books and Records; Inspection and Audit Rights	~~80~~	95
SECTION 5.10 Compliance with Laws	~~80~~	95
SECTION 5.11 Use of Proceeds and Letters of Credit	~~80~~	95
SECTION 5.12 Additional Subsidiaries	~~80~~	96
SECTION 5.13 Further Assurances	~~80~~	96
SECTION 5.14 Ratings	~~81~~	96
ARTICLE VI Negative Covenants	~~81~~	96
SECTION 6.01 Indebtedness; Certain Equity Securities	~~81~~	97
SECTION 6.02 Liens	~~84~~	99
SECTION 6.03 Fundamental Changes	~~86~~	101
SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions	~~86~~	102

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SECTION 6.05 Asset Sales	~~88~~	103
SECTION 6.06 Sale and Leaseback Transactions	~~89~~	104
SECTION 6.07 Hedging Agreements	~~89~~	105
SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness	~~90~~	105
SECTION 6.09 Transactions with Affiliates	~~92~~	107
SECTION 6.10 Restrictive Agreements	~~92~~	108
SECTION 6.11 Amendment of Material Documents	~~93~~	108
SECTION 6.12 Interest Expense Coverage Ratio	~~93~~	108
SECTION 6.13 Leverage Ratio	~~93~~	108
ARTICLE VII Events of Default	~~93~~	109
ARTICLE VIII The ~~Administrative Agent~~	~~93~~	Agents 111
ARTICLE IX Collection Allocation Mechanism	~~98~~	114
SECTION 9.01 Implementation of CAM	~~98~~	114
SECTION 9.02 Letters of Credit	~~98~~	114
ARTICLE X Miscellaneous	~~99~~	115
SECTION 10.01 Notices	~~99~~	115
SECTION 10.02 Waivers; Amendments	~~100~~	116
SECTION 10.03 Expenses; Indemnity; Damage Waiver	~~103~~	119
SECTION 10.04 Successors and Assigns	~~105~~	121
SECTION 10.05 Survival	~~108~~	124
SECTION 10.06 Counterparts; Integration; Effectiveness	~~108~~	124
SECTION 10.07 Severability	~~108~~	124
SECTION 10.08 Right of Setoff	~~108~~	125
SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process	~~109~~	125
SECTION 10.10 WAIVER OF JURY TRIAL	~~109~~	125
SECTION 10.11 Headings	~~109~~	126
SECTION 10.12 Confidentiality	~~109~~	126
SECTION 10.13 Interest Rate Limitation	~~110~~	126
SECTION 10.14 Judgment Currency	~~110~~	127
SECTION 10.15 Obligations Joint and Several	~~111~~	127
SECTION 10.16 USA PATRIOT Act	~~112~~	128
SECTION 10.17 No Fiduciary Duty	128
SECTION 10.18 Parallel Debt	129

SCHEDULES:
Schedule 1.01(a)	--	Existing Letters of Credit
Schedule 1.01(b)	--	Mortgaged Property
Schedule 1.01(c)	--	Mandatory Costs
Schedule 1.01(d)	--	Administrative Schedule
Schedule 1.01(e)	--	Foreign Currency Lenders

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Schedule 2.01	--	Commitments
Schedule 3.05	--	Real Property
Schedule 3.06	--	Disclosed Matters
Schedule 3.12	--	Subsidiaries
Schedule 3.13	--	Insurance
Schedule 3.17(d)	--	Mortgage Filing Offices
Schedule 6.01	--	Existing Indebtedness
Schedule 6.02	--	Existing Liens
Schedule 6.04	--	Existing Investments
Schedule 6.05	--	Asset Sales
Schedule 6.09	--	Existing Affiliate Transactions
Schedule 6.10	--	Existing Restrictions

EXHIBITS:
Exhibit A	--	Form of Assignment and Assumption
Exhibit B	--	Form of Borrowing Request
Exhibit C	--	Form of Foreign Subsidiary Borrowing Agreement
Exhibit D	--	Form of Guarantee Agreement
Exhibit E	--	[Reserved]
Exhibit F	--	Form of Indemnity, Subrogation and Contribution Agreement
Exhibit G	--	Form of Mortgage
Exhibit H	--	Form of Pledge Agreement
Exhibit I	--	Form of Security Agreement
Exhibit J	--	[Reserved]
Exhibit K	--	Form of U.S. Tax Certificate
Exhibit K	--	Form of Reaffirmation Agreement
Exhibit M	--	Form of Addenda

509265-1724-13879091

CREDIT AGREEMENT dated as of June 21, 2011, as amended and restated as of October 11, 2012 (this “Agreement”), among TRIMAS COMPANY LLC, TRIMAS CORPORATION, the SUBSIDIARY TERM BORROWERS party hereto, the FOREIGN SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, J.P. MORGAN EUROPE LIMITED, as Foreign Currency Agent, BANK OF AMERICA, N.A., as Syndication Agent, and KEYBANK NATIONAL ASSOCIATION, RBS CITIZENS, N.A. AND WELLS FARGO BANK, N.A., as Documentation Agents.

RECITALS:

WHEREAS, Holdings, the Parent Borrower, the subsidiary borrowers party thereto and the foreign subsidiary borrowers party thereto entered into the Credit Agreement, dated as of June 21, 2011 (the “Existing Credit Agreement”), with the several lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and certain other parties;

WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement as provided in this Agreement, which Agreement shall become effective upon the satisfaction of the conditions set forth in Section 4.04; and

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Parent Borrower, the subsidiary borrowers party thereto and the foreign borrowers party thereto outstanding thereunder;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree that on the Restatement Effective Date (as defined below) the Existing Credit Agreement shall be amended and restated in its entirety as follows:

ARTICLE I

Definitions

SECTION 1.01  Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition Lease Financing” means any sale or transfer by the Parent Borrower or any Subsidiary of any property, real or personal, that is acquired pursuant to a Permitted Acquisition, in an aggregate amount not to exceed $75,000,000 at any time after the Restatement Effective Date, which property is rented or leased by the Parent Borrower or such Subsidiary from the purchaser or transferee of such property, so long as the proceeds from such transaction consist solely of cash.

“Addendum” means either a “Continuing Lender” Addendum or a “Funding Lender” Addendum, substantially in the form of Exhibit M-1 or Exhibit M-2 respectively.

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“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that notwithstanding the foregoing, (i) in the case of Tranche B Term Loans, the Adjusted LIBO Rate shall at no time be less than 1.00% per annum and (ii) in the case of Foreign Currency Loans, the Adjusted LIBO Rate shall mean the Adjusted LIBO Rate plus, if applicable as reasonably determined by the Administrative Agent in accordance with Schedule 1.01(c), the Mandatory Costs.

“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Schedule” means Schedule 1.01(d) to this Agreement, which contains administrative information in respect of (i) each Foreign Currency and each Foreign Currency Loan and (ii) each L/C Foreign Currency and each Letter of Credit denominated in an L/C Foreign Currency.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Foreign Currency Agent and the Syndication Agent.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Allocated Conversion Amount” has the meaning, with respect to any Continuing Lender, assigned to such term on such Lender’s addendum.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%; provided that notwithstanding the foregoing, in the case of Tranche B Term Loans, the Alternate Base Rate shall at no time be less than the Adjusted LIBO Rate plus 1%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Applicable Borrower” has the meaning assigned to such term in Section 2.17(a).

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“Applicable Percentage” means, at any time, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, (a) with respect to any ABR Tranche A Term Loan or Eurocurrency Tranche A Term Loan, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Leverage Ratio as of the most recent determination date, (b) with respect to any ABR Tranche B Term Loan, 1.75% per annum, (c) with respect to any Eurocurrency Tranche B Term Loan, 2.75% per annum, (d) with respect to any Incremental Term Loan of any Series, the rate per annum specified in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series, (e) with respect to the Commitment Fees, the applicable rate per annum set forth under the caption “Commitment Fee Rate” based upon the Leverage Ratio as of the most recent determination date, (f) with respect to any Swingline Loan, the applicable rate per annum set forth below under the caption “ABR Spread” based upon the Leverage Ratio as of the most recent determination date and (g) with respect to any ABR Revolving Loan or Eurocurrency Revolving Loan, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that for purposes of clauses (a), (e), (f) and (g), until the date of delivery of the consolidated financial statements pursuant to Section 5.01(a) as of and for the fiscal year ended December 31, 2012, the Applicable Rate shall be based on the rates per annum set forth in Category 3:

Leverage Ratio	ABR Spread	Eurocurrency Spread	Commitment Fee Rate
Category 1: Greater than or equal to 3.50	1.50%	2.50%	0.45%
Category 2: Greater than or equal to 2.75	1.25%	2.25%	0.40%
Category 3: Greater than or equal to 2.00 to 1.00 but less than 2.75 to 1.00	1.00%	2.00%	0.35%
Category 4: Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.75%	1.75%	0.30%
Category 5: Less than 1.50 to 1.00	0.50%	1.50%	0.25%

For purposes of the foregoing clauses (a), (e), (f) and (g), (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent Borrower’s fiscal year based upon Holdings’ consolidated financial statements delivered pursuant to Section 5.01(a) or (b), (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change and (iii) if the Leverage Ratio determined as of the end of the applicable fiscal quarter of the Parent Borrower’s fiscal year based upon Holdings’ consolidated financial statements delivered pursuant to Section 5.01(a) or (b) is greater than 3.00 to 1.00, the Applicable Rate shall only be determined pursuant to Category 1 if the Covenant Holiday Period is in effect (and otherwise shall be

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determined pursuant to Category 2); provided that, subject to the proviso below, the Leverage Ratio shall be deemed to be in Category 2 (A) at any time that an Event of Default has occurred and is continuing or (B) if Holdings or the Parent Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered; provided further that the Leverage Ratio shall be deemed to be in Category 1 at any time that (x) it would otherwise be deemed to be in Category 2 pursuant to the proviso above and (y) the Covenant Holiday Period is in effect.

“Applicable U.S. Borrower” has the meaning assigned to such term in Section 2.17(f).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assumed Preferred Stock” means any preferred stock or preferred equity interests of any Person that becomes a Subsidiary after the date hereof; provided that (a) such preferred stock or preferred equity interests exist at the time such Person becomes a Subsidiary and are not created in contemplation of or in connection with such Person becoming a Subsidiary and (b) the aggregate liquidation value of all such outstanding preferred stock and preferred equity interests shall not exceed $40,000,000 at any time outstanding, less the aggregate principal amount of Indebtedness incurred and outstanding pursuant to Section 6.01(a)(xi).

“Australian Dollars” means the lawful currency of Australia.

“Available Amount” means, as of any date of determination, an amount equal to:
(a)    the sum of (without duplication):
(i) if positive, the Cumulative Retained Excess Cash Flow Amount; and
(ii) the Net Proceeds received by the Parent Borrower from (A) cash contributions (other than from a Subsidiary) to the Parent Borrower or (B) the issuance and sale of its Equity Interests (other than a sale to a Subsidiary);

minus

(b)    the amount of any Investments made in reliance on Section 6.04(t) prior to such date, any Restricted Payments made in reliance on Section 6.08(a)(vii) prior to such date, and any prepayments of Indebtedness made in reliance on Section 6.08(b)(viii) prior to such date;

minus

(c)    the portion of Excess Cash Flow not otherwise required to be used to prepay Term Loans pursuant to Section 2.11(d)) that is used pursuant to Section 6.08(a)(v) or Section 6.08(b)(vi)(A).

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“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and~~,~~ (i) in the case of Eurocurrency Loans denominated in dollars, as to which a single Interest Period is ~~in effect,~~ in effect and (ii) in the case of Foreign Currency Loans, Loans in a single currency and as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by the Parent Borrower, a Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the case may be, for a Borrowing in accordance with Section 2.03 or 2.04, as applicable, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (i) when used in connection with any Eurocurrency Loan denominated in dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (ii) when used in connection with any Foreign Currency Loan, the term “Business Day” shall also exclude (x) any day which is not a day for trading by and between banks in deposits for the applicable currency in the interbank eurocurrency market, (y) with respect to Foreign Currency Loans denominated in Euros, any day which is not also a TARGET Day (as determined by the Administrative Agent) and (z) with respect to Foreign Currency Loans in a Foreign Currency other than Euros, any day which is not also a day on which banks are open for dealings in such currency in the Principal Financial Center for the applicable currency.

“Calculation Date” means the last Business Day of each calendar quarter (or any other day selected by the Administrative Agent); provided that (a) the second Business Day preceding (or such other Business Day as the Administrative Agent shall deem applicable with respect to any Foreign Currency in accordance with rate-setting convention for such currency) (i) the date of each Borrowing of Foreign Currency Loans or (ii) any date on which a Foreign Currency Loan is continued shall also be a “Calculation Date”, (b) the date of each Borrowing of any other Loan made hereunder shall also be a “Calculation Date” and (c) the date of issuance, amendment, renewal or extension of a Letter of Credit shall also be a Calculation Date.

“CAM” shall mean the mechanism for the allocation and exchange of interests in the Credit Facilities and collections thereunder established under Article IX.

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“CAM Exchange” shall mean the exchange of the Lenders’ interests provided for in Section 9.01.

“CAM Exchange Date” shall mean the date on which (a) any event referred to in paragraph (h) or (i) of Article VII shall occur in respect of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower or (b) an acceleration of the maturity of the Loans pursuant to Article VII shall occur.

“CAM Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate dollar amount of the sum, without duplication, of (i) the Specified Obligations (including the Dollar Equivalent of any Specified Obligations owing in any currency (other than dollars)) owed to such Lender ~~and~~, (ii) such Lender’s participation in undrawn amounts of Letters of Credit immediately prior to the CAM Exchange Date and (iii) such Lender’s Foreign Currency Participating Interest and (b) the denominator shall be the aggregate dollar amount of the sum, without duplication, of (i) the Specified Obligations (including the Dollar Equivalent of any Specified Obligations owing in any currency (other than dollars)) owed to all the Lenders and (ii) the aggregate undrawn amount of outstanding Letters of Credit (including the Dollar Equivalent of the undrawn amount of any Letters of Credit denominated in an LC Foreign Currency) immediately prior to such CAM Exchange Date; provided that, for purposes of clause (a) above, the Specified Obligations owed to the Fronting Lender will be deemed not to include any Fronted Foreign Currency Loans.

“Capital Expenditures” means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) that are (or would be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP other than (x) such additions and expenditures classified as Permitted Acquisitions and (y) such additions and expenditures made with Net Proceeds from any casualty or other insured damage or condemnation or similar awards and (b) Capital Lease Obligations incurred by Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) during such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any change in GAAP after the Restatement Effective Date that would require lease obligations that would have been characterized and accounted for as operating leases in accordance with GAAP as in effect on the Restatement Effective Date to be characterized and accounted for as Capital Lease Obligations shall be disregarded for purposes hereof.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any Domestic Subsidiary substantially all the assets of which consist of Equity Interests of one or more CFCs.

“Change in Control” means (a) the acquisition by any Person other than Holdings of any direct Equity Interest in the Parent Borrower, (b) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the

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rules of the Commission thereunder) other than Heartland and its Affiliates, of Equity Interests representing more than 35% of either the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings, (d) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors or (e) the occurrence of any change in control (or similar event, however denominated) with respect to Holdings or the Parent Borrower under (i) any indenture or other agreement in respect of Material Indebtedness to which Holdings, the Parent Borrower or any Subsidiary is a party, (ii) any instrument governing any preferred stock of Holdings, the Parent Borrower or any Subsidiary having a liquidation value or redemption value in excess of $10,000,000 or (iii) the Permitted Receivables Financing.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Term Loans, Tranche B Term Loans, Incremental Term Loans of any Series, Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Tranche A Term Commitment, a Tranche B Term Commitment, an Incremental Commitment of any Series or a Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document.

“Collateral Agent” means JPMCB, in its capacity as collateral agent for the Lenders under the Security Documents.

“Collateral and Guarantee Requirement” means the requirement that:

(a)    the Collateral Agent shall have received from each party thereto (other than the Collateral Agent) either (i) a counterpart of (A) the Guarantee Agreement, (B) the Indemnity, Subrogation and Contribution Agreement, (C) the Pledge Agreement and (D) the Security Agreement in each case duly executed and delivered on behalf of such Loan Party, or (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Restatement Effective Date, a supplement to each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

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(b)    all outstanding Equity Interests of the Parent Borrower and each Subsidiary (including the Receivables Subsidiary) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary, any CFC or any CFC Holdco), it being understood that this exception shall not limit the application of the Foreign Security Collateral and Guarantee Requirement) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)    all Indebtedness of Holdings, the Parent Borrower and each Subsidiary in an aggregate principal amount that exceeds $500,000 that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

(d)    all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and the Pledge Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(e)    the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, but only to the extent such endorsements are (A) available in the relevant jurisdiction (provided in no event shall the Collateral Agent request a creditors’ rights endorsement) and (B) available at commercially reasonable rates, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors, and (iv) such abstracts, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided, however, in no event shall surveys be required to be obtained with respect to any Mortgaged Property; and

(f)    each Loan Party (other than the Foreign Subsidiary Borrowers) shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Commission” means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission.

“Commitment” means a Tranche A Term Commitment, a Tranche B Term Commitment, an Incremental Term Commitment of any Series, a Revolving Commitment or any combination thereof (as the context requires).

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“Commitment Fee” has the meaning assigned to such term in Section 2.12(a).

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary) for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, plus (iv) interest-equivalent costs associated with any Permitted Receivables Financing or Specified Vendor Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables, minus (b) the sum of, without duplication, (i) interest income of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary) for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, plus (iv) to the extent included in such consolidated interest expense for such period, all financing fees incurred in connection with the Transactions.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period (including all single business tax expenses imposed by state law), (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary noncash charges for such period, (v) all management fees and other fees paid during such period to Heartland and/or its Affiliates pursuant to the Heartland Management Agreement to the extent permitted by Section 6.09, (vi) interest-equivalent costs associated with any Permitted Receivables Financing or Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, and all Preferred Dividends, (vii) all extraordinary losses during such period that are either noncash or relate to the retirement of Indebtedness, (viii) noncash expenses during such period resulting from the grant of Equity Interests to management and employees of Holdings, the Parent Borrower or any of the Subsidiaries, (ix) the aggregate amount of deferred financing expenses for such period, (x) all other noncash expenses or losses of Holdings, the Parent Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), (xi) any nonrecurring fees, expenses or charges realized by Holdings, the Parent Borrower or any of the Subsidiaries for such period related to any offering of Equity Interests or incurrence of Indebtedness, whether or not consummated, (xii) fees and expenses in connection with the Transactions, (xiii) any nonrecurring costs and expenses arising from the integration of any business acquired pursuant to any Permitted Acquisition consummated after the Restatement Effective Date not to exceed $15,000,000 in any fiscal year and $30,000,000 in the aggregate, (xiv) any nonrecurring expenses or similar costs relating to cost savings projects, including restructuring and severance expenses, not to exceed $30,000,000 in the aggregate from and after the Restatement Effective Date; provided that no more than $15,000,000 may be counted in any fiscal year commencing on or after January 1, 2012, (xv) net losses from discontinued operations, not to exceed in any fiscal year $10,000,000, (xvi) losses associated with the prepayment of leases (whether operating leases or capital leases) outstanding on the Restatement Effective Date from discontinued operations, and (xvii) losses or charges associated with

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asset sales otherwise permitted hereunder not to exceed in the aggregate $10,000,000, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period and (ii) any gains realized from the retirement of Indebtedness after the Restatement Effective Date, all determined on a consolidated basis in accordance with GAAP. If the Parent Borrower or any Subsidiary has made any Permitted Acquisition or Significant Investment or any sale, transfer, lease or other disposition of assets outside of the ordinary course of business permitted by Section 6.05 during the relevant period for determining the Leverage Ratio or the Senior Secured Net Leverage Ratio and the Interest Expense Coverage Ratio, Consolidated EBITDA for the relevant period shall be calculated only for purposes of determining the Leverage Ratio, the Senior Secured Net Leverage Ratio and the Interest Expense Coverage Ratio after giving pro forma effect thereto, as if such Permitted Acquisition or Significant Investment or sale, transfer, lease or other disposition of assets (and, in each case, any related incurrence, repayment or assumption of Indebtedness, with any new Indebtedness being deemed to be amortized over the relevant period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of the relevant period for determining Consolidated EBITDA; provided that with respect to any Significant Investment, (x) any pro forma adjustment made to Consolidated EBITDA shall be in proportion to the percentage ownership of the Parent Borrower or such Subsidiary, as applicable, in the Subject Person (e.g. if the Parent Borrower acquires 70% of the Equity Interests of the Subject Person, a pro forma adjustment to Consolidated EBITDA shall be made with respect to no more than 70% of the EBITDA of the Subject Person) and (y) pro forma effect shall only be given to such Significant Investment if the Indebtedness of the Subject Person is included in Total Indebtedness for purposes of calculating the Leverage Ratio and the Senior Secured Net Leverage Ratio and the Subject Person is included as a Subsidiary in the calculation of Consolidated Cash Interest Expense for purposes of calculating the Interest Expense Coverage Ratio, in each case in proportion to the percentage ownership of the Parent Borrower or such Subsidiary, as applicable, in such Subject Person. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any Permitted Acquisition, or sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments (a) would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”) or (b) are reasonably consistent with the purpose of Regulation S-X as determined in good faith by the Parent Borrower in consultation with the Administrative Agent.

“Consolidated Net Income” means, for any period, the net income or loss of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary) for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Parent Borrower or a Significant Investment) in which any other Person (other than the Parent Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent Borrower or any of the Subsidiaries during such period, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Parent Borrower or any Subsidiary and (c) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income.

“Consolidated Total Assets” means total assets of Holdings and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Holdings.

“Continuing Directors”~~:~~ means the directors of Holdings on the Closing Date, and each

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other director, if, in each case, such other director’s nomination for election to the board of directors of Holdings is recommended by at least 66-2/3% of the then Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Continuing Lender” means any Existing Lender that has elected, on its Addendum, to covert its Existing Tranche B Term Loans into a Tranche B Term Loan hereunder.

“Covenant Holiday Acquisition” means a Permitted Acquisition for which (i) the cash consideration in respect of such acquisition is $50,000,000 or more and (ii) the Parent Borrower delivers to the Administrative Agent an officers’ certificate designating such Permitted Acquisition as the “Covenant Holiday Acquisition”; provided that in no event shall there be more than one Covenant Holiday Acquisition.

“Covenant Holiday Period” means the period of four consecutive fiscal quarters commencing on the first day of the fiscal quarter in which the consummation of the Covenant Holiday Acquisition occurs.

“Credit Facility” means a category of Commitments and extensions of credit thereunder.

“Cumulative Retained Excess Cash Flow Amount” means, at any date of determination, an amount equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for the Excess Cash Flow Periods ended on or prior to such date.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit ~~or~~, Swingline Loans or Fronted Foreign Currency Loans or (iii) to pay to the Administrative Agent, Foreign Currency Agent, the Issuing Bank, the Swingline Lender, the Fronting Lender any other Lender or any Loan Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Administrative Agent, the Foreign Currency Agent, the Issuing Bank, the Swingline Lender, the Fronting Lender, any other Lender, Holdings, the Parent Borrower or any Loan Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, the Foreign Currency Agent or any Loan Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit ~~and~~, Swingline Loans and Fronted Foreign Currency Loans; provided that such Lender

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shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Person’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Designated Business” means any or all of the businesses, operations and assets of the Parent Borrower (including all assets used in or reasonably related to the Designated Business) identified by the Parent Borrower as the “Designated Business” in an officer’s certificate (the “Designated Business Certificate”) that collectively represent less than (a) 33% of Consolidated EBITDA for the most recently ended four fiscal quarters of Holdings for which financial statements are available immediately preceding the date of declaration of a sale of a Designated Business, determined on a pro forma basis as if any acquisitions, mergers, consolidations and/or dispositions occurring during such four fiscal quarter period had occurred on the first day of such period and (b) 33% of the Consolidated Total Assets of Holdings as of the end of the most recent fiscal quarter of Holdings for which financial statements are available immediately preceding the date on which a sale of a Designated Business is consummated, determined on a pro forma basis as if any acquisitions, mergers, consolidations and/or dispositions occurring subsequent to the end of such fiscal quarter and prior to the date on which the sale of such Designated Business had been consummated, as of the end of such fiscal quarter; provided that at the time of a sale of a Designated Business, such Designated Business may include Permitted Investments reasonably required to operate such business in the ordinary course, as determined in good faith by the Parent Borrower or such other cash as may represent the proceeds of a financing that is solely recourse to the Designated Business and entered into in connection with the sale of a Designated Business; provided further that the Parent Borrower may only provide one Designated Business Certificate.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Dollar Equivalent” means, with respect to an amount denominated in any currency other than dollars, the equivalent in dollars of such amount determined at the Exchange Rate on the most recent Calculation Date and, with respect to any amount denominated in dollars, such amount.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Loan Party” means any Loan Party, other than the Foreign Subsidiary Borrowers.

“Domestic Subsidiary” means any Subsidiary, other than the Foreign Subsidiaries.

“ECF Percentage” means 50%; provided, that, with respect to any fiscal year of the Parent Borrower commencing with the fiscal year ending December 31, 2013, the ECF Percentage shall be reduced to 0% if the Leverage Ratio as of the last day of such fiscal year is no greater than 3.00 to 1.00.

“Effective Date” means the date on which the conditions specified in Section 4.01 were satisfied (or waived in accordance with Section 10.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and

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safety matters.

“Environmental Liability” means any liabilities, obligations, damages, losses, claims, actions, suits, judgments, or orders, contingent or otherwise (including any liability for damages, costs of environmental remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), directly or indirectly resulting from or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; (e) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

“Euro” means the single currency of participating member states of the European Union.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

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“Excess Cash Flow” means, for any fiscal year, the sum (without duplication) of:

(a)    Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

(b)    the excess, if any, of the Net Proceeds received during such fiscal year by Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) in respect of any Prepayment Events over (x) amounts permitted to be reinvested pursuant to Section 2.11(c) and (y) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.11(c) in respect of such Net Proceeds; plus

(c)    depreciation, amortization and other noncash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus

(d)    the sum of (i) the amount, if any, by which Net Working Capital (adjusted to exclude changes arising from Permitted Acquisitions and Significant Investments) decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) (adjusted to exclude changes arising from Permitted Acquisitions) increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) (adjusted to exclude changes arising from Permitted Acquisitions) decreased during such fiscal year; minus

(e)    the sum of (i) any noncash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital (adjusted to exclude changes arising from Permitted Acquisitions) increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) (adjusted to exclude changes arising from Permitted Acquisitions) decreased during such fiscal year plus (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) (adjusted to exclude changes arising from Permitted Acquisitions) increased during such fiscal year; minus

(f)    the sum of (i) Capital Expenditures for such fiscal year and Capital Expenditures to be made within 90 days following the end of such fiscal year pursuant to binding agreements entered into by Holdings, the Parent Borrower or any of its consolidated Subsidiaries (including the Receivables Subsidiary) prior to the end of such fiscal year; provided that to the extent any such Capital Expenditure is not made (or if the amount of any such Capital Expenditures less than the amount deducted with respect hereto) within 90 days after such fiscal year, the amount (or such portion of the amount) thereof shall be added back to Excess Cash Flow for the subsequent period (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness) plus (ii) cash consideration paid during such fiscal year to make acquisitions or other capital investments (except to the extent financed by incurring Long-Term Indebtedness or through the use of the Available Amount); minus

(g)    the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by

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Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans (except to the extent the Revolving Commitments are permanently reduced in the amount of and at the time of any such payment) and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(c) or (d) and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness or through the use of the Available Amount; minus

(h)    the noncash impact of currency translations and other adjustments to the equity account, including adjustments to the carrying value of marketable securities and to pension liabilities, in each case to the extent such items would otherwise constitute Excess Cash Flow.

“Excess Cash Flow Period” means each fiscal year of the Parent Borrower, commencing with the fiscal year ending December 31, 2013.

“Exchange Rate” means, with respect to any currency (other than dollars) on any date, the rate at which such currency may be exchanged into dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M., London time, on such date. In the event that such rate does not appear on any Reuters currency page, the “Exchange Rate” with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Applicable Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M., Local Time, on such date for the purchase of dollars with such currency, for delivery two Business Days later (or such other Business Day as the Administrative Agent shall deem applicable with respect to any currency); provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Applicable Borrower hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net or overall gross income (or net worth or similar Taxes imposed in lieu thereof) by the United States of America, or by any other jurisdiction as a result of such recipient being organized in or having its principal office in or applicable lending office in such jurisdiction, or as a result of any other present or former connection (other than a connection arising solely from this Agreement or any other Loan Document ) between such recipient and such jurisdiction, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Parent Borrower under Section 2.19(b)), any United States withholding Taxes resulting from any law in effect (x) at the time such Non-U.S. Lender becomes a party to this Agreement or, with respect to any additional position in any Loan acquired after such Non-U.S. Lender becomes a party hereto, at the time such additional position is acquired by such Non-U.S. Lender or (y) at the time such Non-U.S. Lender designates a new lending office, except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office (or assignment), to receive additional amounts from an Applicable Borrower with respect to such United States withholding Tax pursuant to Section 2.17(a), (d) any United States withholding Tax imposed pursuant to FATCA, (e) any withholding Tax that is attributable to a recipient’s failure to comply with Section 2.17(g) and (f) any Taxes resulting from a reallocation of obligations by operation of the CAM.

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“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Existing Lender” means a “Lender” under the Existing Credit Agreement immediately prior to the Restatement Effective Date.

“Existing Letters of Credit” means the letters of credit issued under the Existing Credit Agreement and outstanding as of the Restatement Effective Date, which are listed on Schedule 1.01(a).

“Existing Tranche B Term Loans” means “Tranche B Term Loans” outstanding under the Existing Credit Agreement immediately prior to the Restatement Effective Date.

“Extended Revolving Commitment” has the meaning assigned to such term in Section 2.23(a).

“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a).

“Extended Tranche A Term Loans” has the meaning assigned to such term in Section 2.23(a).

“Extended Tranche B Term Loans” has the meaning assigned to such term in Section 2.23(a).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“FATCA” means (i) Sections 1471 through 1474 of the Code, as of the date of this Agreement or any amended or successor provision that is substantively comparable and not materially more onerous to comply with, and, in each case, any regulations or official interpretations thereof, and (ii) any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date this Agreement or any amended or successor provision as described in clause (i) above.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings or the Parent Borrower, as applicable.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment, dated as of April 12, 2013.

“Foreign Currency” means Pounds Sterling, the Euro, Australian Dollars and any additional currencies determined after the First Amendment Effective Date by mutual agreement of the

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Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, the applicable Foreign Currency Lenders and the Administrative Agent; provided each such currency is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into dollars and available in the London interbank deposit market.

“Foreign Currency Agent” means J.P. Morgan Europe Limited, as foreign currency agent with respect to the Foreign Currency Loans, together with any of its successors.

“Foreign Currency Lenders” means the Fronting Lender and, with respect to any Foreign Currency, each other Lender as may be designated in writing by the Parent Borrower as a Foreign Currency Lender with respect to such Foreign Currency which agrees in writing to act as such in accordance with the terms hereof and are reasonably acceptable to the Administrative Agent (which Foreign Currency Lenders, as of the First Amendment Effective Date, are listed on Schedule 1.01(e)), or any of their respective affiliates, in each case in their capacities as the lenders of Foreign Currency Loans pursuant to Section 2.01(a).

“Foreign Currency Loan Participants” means, with respect to each Foreign Currency Loan, the collective reference to all Revolving Lenders other than the Foreign Currency Lenders with respect to such Foreign Currency Loan.

“Foreign Currency Loans” means Revolving Loans denominated in any Foreign Currency.

“Foreign Currency Participation Fee” has the meaning assigned to such term in Section 2.12(e).

“Foreign Currency Participating Interest” has the meaning assigned to such term in Section 2.24(a).

“Foreign Currency Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the LC Exposure of such Lender in respect of Letters of Credit denominated in LC Foreign Currencies and (b) such Lender’s Applicable Percentage of the Dollar Equivalent of the aggregate principal amount of Foreign Currency Loans outstanding at such time.

“Foreign Currency Sublimit” means $75,000,000.

“Foreign Obligations” means any Obligations owing by any Foreign Subsidiary Borrower.

“Foreign Security Collateral and Guarantee Requirement” means the requirement that:

(a)    the Collateral Agent shall have received from the applicable Foreign Subsidiary Borrower and its subsidiaries a counterpart of each Foreign Security Document relating to the assets (including the Equity Interests of its subsidiaries) of such Foreign Subsidiary Borrower, excluding assets as to which the Collateral Agent shall determine in its reasonable discretion, after consultation with the Parent Borrower, that the costs and burdens of obtaining a security interest are excessive in relation to the value of the security afforded thereby;

(b)    all documents and instruments (including legal opinions) required by law or

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reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created over the assets specified in clause (a) above and perfect such Liens to the extent required by, and with priority required by, such Foreign Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(c)    such Foreign Subsidiary Borrower and its subsidiaries shall become a guarantor of the obligations under the Loan Documents of other Foreign Subsidiary Borrowers, if any, under a guarantee agreement reasonably acceptable to the Collateral Agent, in either case duly executed and delivered on behalf of such Foreign Subsidiary Borrower and such subsidiaries, except that such guarantee shall not be required if the Collateral Agent shall determine in its reasonable discretion, after consultation with the Parent Borrower, that the benefits of such a guarantee are limited and such limited benefits are not justified in relation to the burdens imposed by such guarantee on the Parent Borrower and its Subsidiaries; and

(d)    such Foreign Subsidiary Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of such Foreign Security Documents, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Foreign Security Documents” means any agreement or instrument entered into by any Foreign Subsidiary Borrower that is reasonably requested by the Collateral Agent providing for a Lien over the assets (including shares of other Subsidiaries) of such Foreign Subsidiary Borrower.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary Borrowers” means any wholly owned Foreign Subsidiary of the Parent Borrower organized under the laws of Australia, England and Wales, any member nation of the European Union or any other nation in Europe reasonably acceptable to the Collateral Agent that becomes a party to this Agreement pursuant to Section 2.20.

“Foreign Subsidiary Borrowing Agreement” means an agreement substantially in the form of Exhibit C.

“Fronted Foreign Currency Loans” means the Foreign Currency Loans made by the Fronting Lender (other than Foreign Currency Loans made by it in an amount equal to the Fronting Lender’s Applicable Percentage of outstanding Foreign Currency Loans).

“Fronting Lender” means JPMorgan Chase Bank, N.A.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

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“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreement” means the Guarantee Agreement, substantially in the form of Exhibit D, made by Holdings, the Parent Borrower and the Subsidiary Loan Parties party thereto in favor of the Collateral Agent for the benefit of the Secured Parties.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Heartland” means Heartland Industrial Partners, L.P., a Delaware limited partnership.

“Heartland Management Agreement” means the monitoring agreement dated as of June 6, 2002, between Heartland (or one or more of its Affiliates) and Holdings.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Holdings” means TriMas Corporation, a Delaware corporation.

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.

“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(a)(xxi).

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers, if any, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Commitments of any Series or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

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“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Term A Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.21, to make Incremental Term A Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term A Loans of such Series to be made by such Lender.

“Incremental Term A Loans” means any term loans made pursuant to Section 2.21(a) and designated by the Parent Borrower as “Incremental Term A Loans”.

“Incremental Term B Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.21, to make Incremental Term B Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term B Loans of such Series to be made by such Lender.

“Incremental Term B Loans” means any term loans made pursuant to Section 2.21(a) and designated by the Parent Borrower as “Incremental Term B Loans”.

“Incremental Term Commitments” means, collectively, the Incremental Term A Commitments and the Incremental Term B Commitments.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loans” means, collectively, the Incremental Term A Loans and the Incremental Term B Loans.

“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party

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in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term “Indebtedness” shall not include (a) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or capital stock and (b) trade payables and accrued expenses in each case arising in the ordinary course of business.

“Indemnified Taxes” means (a) any Taxes, other than Excluded Taxes, and (b) Other Taxes.

“Indemnity, Subrogation and Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit F, among the Parent Borrower, the Subsidiary Loan Parties party thereto and the Collateral Agent.

“Information Memorandum” means the Confidential Information Memorandum dated September 2012, relating to the Parent Borrower and the Transactions.

“Interest Election Request” means a request by the Parent Borrower, a Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the case may be, to convert or continue a Revolving Loan, Tranche A Term Borrowing or Tranche B Term Borrowing in accordance with Section 2.07.

“Interest Expense Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA to (b) the sum of (i) Consolidated Cash Interest Expense and (ii) Preferred Dividends, in each case for the period of four consecutive fiscal quarters then ended.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Parent Borrower, a Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the case may be, may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or

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continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank and in each such case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires. Notwithstanding the foregoing, each institution listed on Schedule 1.01(a) shall be deemed to be an Issuing Bank with respect to the Existing Letters of Credit issued by it.

“JPMCB” means JPMorgan Chase Bank, N.A.

“Judgment Currency” has the meaning assigned to such term in Section 10.14.

“Judgment Currency Conversion Date” has the meaning assigned to such term in Section 10.14.

“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date applicable to any Loans outstanding or Commitments in effect hereunder.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit (including the aggregate Dollar Equivalent of the undrawn amount of all outstanding Letters of Credit denominated in LC Foreign Currencies) at such time plus (b) the aggregate amount of all LC Disbursements (including the Dollar Equivalent of the amount of LC Disbursements made in LC Foreign Currencies) that have not yet been reimbursed by or on behalf of the Parent Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time (including, for the avoidance of doubt, such Revolving Lender’s Applicable Percentage of the Dollar Equivalent of the total LC Exposure denominated in an LC Foreign Currency); provided that at any time that any tranche of Revolving Commitments has terminated or been expired and there is LC Exposure outstanding under such tranche of Revolving Commitments, the LC Exposure of any Revolving Lender under such tranche of Revolving Commitments at any time shall be an amount equal to its percentage of the total LC Exposure under such tranche represented by such Lender’s Revolving Commitment most recently in effect, giving effect to any assignments.

“LC Foreign Currency” means Pounds Sterling, the Euro, Australian Dollars and any additional currencies determined after the First Amendment Effective Date by mutual agreement of the Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, the Issuing Bank and the Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into dollars and available in the London interbank deposit market.

“LC Reserve Account” has the meaning assigned to such term in Section 9.02(a).

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“LC Sublimit” means $75,000,000.

“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lenders” means the Persons listed on Schedule 2.01, any Person with a Tranche B Term Commitment on the Restatement Effective Date and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, as the case may be, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Fronting Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit issued hereunder as of the Restatement Effective Date for all purposes of the Loan Documents.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date less the aggregate amount of Net Proceeds of the sale of the Designated Business deposited in the Segregated Account pending Reinvestment (provided that in calculating Consolidated EBITDA for the applicable period, pro forma adjustment is made to give effect to the sale of the Designated Business) to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date for which financial statements are available).

“LIBO Rate” means~~,~~ (a) with respect to any Eurocurrency Borrowing denominated in any currency other than Euro and Australian Dollars for any Interest Period, the rate appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute page of such Service, or any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to ~~dollar~~ deposits in the applicable currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, in the case of any Eurocurrency Borrowing denominated in Pounds Sterling, on the first day of such Interest Period), as the rate for deposits in the applicable currency with a maturity comparable to such Interest Period, (b) with respect to any Eurocurrency Borrowing denominated in Euro for any Interest Period, the rate appearing on the Reuters Screen EURIBOR01 Page (it being understood that this rate is the Euro interbank offered rate (known as the “EURIBOR Rate”) sponsored by the Banking Federation of the European Union (known as the “FBE”) and the Financial Markets Association (known as the “ACI”)) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for ~~dollar~~ deposits in Euro with a maturity comparable to such Interest Period and (c) with respect to any Eurocurrency Borrowing denominated in Australian Dollars for any Interest Period, the average bid rate appearing on the Reuters Screen BBSY page at approximately 11:00 a.m., Sydney time, on the first Business Day of

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such Interest Period for a term equivalent to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to (i) any such Eurocurrency Borrowing in dollars for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period and (ii) any such Eurocurrency Borrowing in a Foreign Currency for such Interest Period shall be agreed by the Administrative Agent, the applicable Foreign Currency Lenders and the Borrower.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Conditionality Acquisition” has the meaning assigned to such term in Section 2.21(c).

“Limited Conditionality Acquisition Agreement” has the meaning assigned to such term in Section 2.21(c).

“Loan Documents” means this Agreement, any Incremental Facility Agreement, the Security Documents and the promissory notes, if any, executed and delivered pursuant to Section 2.09(e).

“Loan Parties” means Holdings, the Parent Borrower, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers and the other Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers pursuant to this Agreement.

“Local Time” means (a) with respect to Foreign Currency Loans and Letters of Credit denominated in Euros or Pounds Sterling, local time in London, (b) with respect to Foreign Currency Loans denominated in currencies other than Euros and Pounds Sterling and Letters of Credit denominated in LC Foreign Currencies other than Euros and Pounds Sterling, local time in the Principal Financial Center for the applicable currency and (c) with respect to any other Loans, local time in New York City.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability, including the current portion of any Long-Term Indebtedness.

“Mandatory Costs” means the percentage rate per annum calculated by the Administrative Agent in accordance with Schedule 1.01(c).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets, financial condition, or material agreements of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary), taken as a whole, (b) the ability of any Loan Party in

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any material respect to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Agreements” means (a) any agreements or instruments relating to Material Indebtedness and (b) the Heartland Management Agreement.

“Material Indebtedness” means (a) obligations in respect of the Permitted Receivables Financing and (b) any other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Parent Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Parent Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Parent Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means the Tranche A Maturity Date, the Tranche B Maturity Date, the Incremental Term Maturity Date with respect to Incremental Term Loans of any Series, the Revolving Maturity Date or the scheduled maturity date in respect of any Extended Term Loans or Extended Revolving Commitments, as the context requires.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Minimum Tranche Amount” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be substantially in the form of Exhibit G with such changes as are necessary under applicable local law.

“Mortgaged Property” means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.01(b), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $1,000,000 and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings, the Parent Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Parent Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans)

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secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) by Holdings, the Parent Borrower and the Subsidiaries, and the amount of any reserves established by Holdings, the Parent Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the 24-month period immediately following such event and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of Holdings or the Parent Borrower) to the extent such liabilities are actually paid within such applicable time periods. Notwithstanding anything to the contrary set forth above, the proceeds of any sale, transfer or other disposition of receivables (or any interest therein) pursuant to any Permitted Receivables Financing or any Specified Vendor Receivables Financing shall not be deemed to constitute Net Proceeds.

“Net Working Capital” means, at any date, (a) the consolidated current assets of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of Holdings, the Parent Borrower and its consolidated Subsidiaries (including the Receivables Subsidiary) as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“New U.S. Holdco” means a Domestic Subsidiary formed after the Restatement Effective Date, the Equity Interests of which are held solely by Foreign Subsidiaries; provided that such newly formed Subsidiary shall not engage in any business or own any assets other than the ownership of Equity Interests in Foreign Subsidiaries and intercompany obligations that are otherwise permitted hereunder.

“Non-Consenting Lender” has the meaning assigned to such term in Section 10.02(c).

“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Non-U.S. Lender” means a Lender or Issuing Bank that is not a U.S. Person.

“Obligations” has the meaning assigned to such term in the Security Agreement.

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Overnight LIBO Rate” means, with respect to any Loans or overdue amount in respect thereof, (a) the rate of interest per annum at which overnight deposits in the applicable currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or affiliate of JPMorgan Chase Bank, N.A. in the applicable offshore interbank market for such currency to major banks in such interbank market plus (b) Mandatory Costs.

“Parallel Debt Foreign Obligations” has the meaning assigned to such term in Section 10.18(b).

“Parallel Debt U.S. Obligations” has the meaning assigned to such term in Section 10.18

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(a).

“Parent Borrower” means TriMas Company LLC, a Delaware limited liability company.

“Participant” has the meaning assigned to such term in Section 10.04(e).

“Participant Register” has the meaning assigned to such term in Section 10.04(e).

“PATRIOT Act” has the meaning assigned to such term in Section 10.16.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Annex I to the Security Agreement or any other form approved by the Collateral Agent.

“Permitted Acquisition” means any acquisition, whether by purchase, merger, consolidation or otherwise, by the Parent Borrower or a Subsidiary of all or substantially all the assets of, or all of the Equity Interests in, a Person or a division, line of business or other business unit of a Person so long as (a) such acquisition shall not have been preceded by a tender offer that has not been approved or otherwise recommended by the board of directors of such Person, (b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type conducted by the Parent Borrower and its Subsidiaries on the date of execution of this Agreement or in a business reasonably related thereto and (c) immediately after giving effect thereto, (i) (other than with respect to Limited Conditionality Acquisitions) no Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with applicable laws, (iii) all of the Equity Interests (other than Assumed Preferred Stock) of each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Parent Borrower or a Subsidiary and all actions required to be taken under Sections 5.12 and 5.13 have been taken, (iv) (other than with respect to Limited Conditionality Acquisitions) the Leverage Ratio, on a pro forma basis after giving effect to such acquisition and recomputed as of the last day of the most recently ended fiscal quarter of Holdings for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness) had occurred on the first day of the relevant period (provided that any acquisition that occurs prior to the first testing period under Section 6.13 shall be deemed to have occurred during such first testing period), is at least 0.25 less than is otherwise required pursuant to Section 6.13 at the time of such event, (v) any Indebtedness or any preferred stock that is incurred, acquired or assumed in connection with such acquisition shall be in compliance with Section 6.01 and (vi) the Parent Borrower has delivered to the Administrative Agent an officers’ certificate to the effect set forth in clauses (a), (b) and (c)(i) through (v) above, together with all relevant financial information for the Person or assets to be acquired; provided further that no Limited Conditionality Acquisition shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing as of the date of entry into the Limited Conditionality Acquisition Agreement, (ii) on the date of effectiveness of the Limited Conditionality Acquisition Agreement, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of such date and (iii) on the date of effectiveness of the Limited Conditionality Agreement and assuming such Incremental Term Loans were made on such date, the Leverage Ratio of Holdings, on a pro forma basis after giving effect to such acquisition, is at least 0.25 less than is otherwise required pursuant to Section 6.13 on such date.

“Permitted Encumbrances” means:

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(a)    Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)    judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings, the Parent Borrower or any Subsidiary;

(g)    ground leases in respect of real property on which facilities owned or leased by Holdings, the Parent Borrower or any of the Subsidiaries are located, other than any Mortgaged Property;

(h)    Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(i)    leases or subleases granted to other Persons and not interfering in any material respect with the business of Holdings, the Parent Borrower and the Subsidiaries, taken as a whole;

(j)    banker’s liens, rights of set-off or similar rights, in each case arising by operation of law; and

(k)    Liens in favor of a landlord on leasehold improvements in leased premises;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)    investments in commercial paper maturing within one year from the date of

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acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)    securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(f)    securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(g)    investments of the quality as those identified on Schedule 6.04 as “Qualified Foreign Investments” made in the ordinary course of business;

(h)    cash; and

(i)    investments in funds that invest solely in one or more types of securities described in clauses (a), (e) and (f) above.

“Permitted Joint Venture and Foreign Subsidiary Investments” means investments by Holdings, the Parent Borrower or any Subsidiary in the Equity Interests of (a) any Person that is not a Subsidiary or (b) any Person that is a Foreign Subsidiary, in an aggregate amount not to exceed $100,000,000 (provided that such amount shall be increased to $150,000,000 so long as the Leverage Ratio is less than 3.75 to 1.00).

“Permitted Receivables Documents” means the Receivables Purchase Agreement, the Receivables Transfer Agreement and all other documents and agreements relating to the Permitted Receivables Financing.

“Permitted Receivables Financing” means (a) the sale by the Parent Borrower and certain Subsidiaries (other than Foreign Subsidiaries) of accounts receivable to the Receivables Subsidiary pursuant to the Receivables Purchase Agreement and (b) the sale or pledge of such accounts receivable (or participations therein) by the Receivables Subsidiary to certain purchasers pursuant to the Receivables Transfer Agreement.

“Permitted Tax Distribution” means

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(a)    with respect to any taxable period during which the Parent Borrower is treated as a disregarded entity for U.S. federal income tax purposes and/or any of its Subsidiaries is a member of a consolidated, unitary, combined or similar tax group in which Holdings or Holdings’ direct or indirect parent is the common parent, distributions by the Parent Borrower to Holdings to pay the portion of such consolidated, unitary combined or similar tax liability that is attributable to the taxable income of the Parent Borrower and its Subsidiaries; provided, however, that the amount of such aggregate amount of payments that would be made pursuant to this clause (a) in respect of any taxable period does not exceed the actual tax liability of such consolidated, unitary, combined or similar tax group and

(b)    with respect to any taxable period during which Holdings is treated as a partnership for U.S. federal income tax purposes and the Parent Borrower is treated as a disregarded entity or partnership for U.S. federal income tax purposes, distributions by the Parent Borrower to Holdings to pay the portion of the tax liability of Holdings’ direct or indirect owners that is attributable to the taxable income of the Parent Borrower (determined as if the Parent Borrower were a taxpayer), in an aggregate amount equal to the product of (y) the taxable income of the Parent Borrower allocable to Holdings for such period less the cumulative amount of net taxable loss of the Parent Borrower allocated to Holdings for all prior taxable periods beginning after the date hereof (determined as if such periods were one combined period) to the extent such prior net losses are of a character (i.e., ordinary or capital) that would have allowed such losses to be offset against the current period’s income and (z) the highest combined marginal federal and applicable state and/or local income tax rate applicable to the Parent Borrower for the taxable period in question (taking into account the deductibility of state and local income taxes (subject to applicable limitations) for U.S. federal income tax purposes).

“Permitted Term Loan Refinancing Indebtedness” means any Indebtedness incurred to refinance all or any portion of the outstanding Term Loans or Incremental Term Loans; provided that, (i) such refinancing Indebtedness, if secured, is secured only by the Collateral on a pari passu or junior basis with the Obligations under this Agreement (provided that the Permitted Term Loan Refinancing Indebtedness shall not consist of bank loans that are secured on a pari passu basis with the Obligations under this Agreement), (ii) no Subsidiary that is not originally obligated with respect to repayment of the Indebtedness being refinanced is obligated with respect to the refinancing Indebtedness, (iii) the weighted average life to maturity of the refinancing Indebtedness shall be no shorter than the remaining weighted average life to maturity of the Terms Loans being refinanced, (iv) the maturity date in respect of the refinancing Indebtedness shall not be earlier than the maturity date in respect of the Indebtedness being refinanced, (v) the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness so refinanced except by an amount (such amount, the “Additional Permitted Amount”) equal to unpaid accrued interest and premium thereon at such time plus reasonable fees and expenses incurred in connection with such refinancing, (vi) the Indebtedness being so refinanced is paid down on a dollar-for-dollar basis by such refinancing Indebtedness (other than by the Additional Permitted Amount), (vii) the terms of any such refinancing Indebtedness (1) (excluding pricing, fees and rate floors and optional prepayment or redemption terms and subject to clause (2) below) reflect, in Parent Borrower’s reasonable judgment, then-existing market terms and conditions and (2) (excluding pricing, fees and rate floors) are no more favorable to the lenders providing such refinancing Indebtedness than those applicable to the Indebtedness being refinanced (in each case, including with respect to mandatory and optional prepayments); provided that the foregoing shall not apply to covenants or other provisions applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such refinancing Indebtedness; provided further that any such refinancing Indebtedness may contain, without any Lender’s consent, additional covenants or events of default not otherwise applicable to the Indebtedness being refinanced or covenants more restrictive than the covenants applicable to the Indebtedness being refinanced, in each case prior to the Latest Maturity Date in effect immediately prior

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to the establishment of such refinancing Indebtedness, so long as all Lenders receive the benefits of such additional covenants, events of default or more restrictive covenants and (viii) such refinancing Indebtedness, if secured, shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Unsecured Debt” means any unsecured notes or bonds or other unsecured debt securities; provided that (a) such Indebtedness shall not mature prior to the date that is 91 days after the Latest Maturity Date in effect at the time of the issuance of such Indebtedness and shall not have any principal payments due prior to such date, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Indebtedness, (b) such Indebtedness is not Guaranteed by any Subsidiary of Holdings other than the Loan Parties (which Guarantees shall be unsecured and shall be permitted only to the extent permitted by Section 6.01(a)(vii)), (c) such Indebtedness shall not have any financial maintenance covenants, (d) such Indebtedness shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change of Control set forth herein and (e) such Indebtedness, if subordinated in right of payment to the Obligations, shall be subject to subordination and intercreditor provisions that are, in the Administrative Agent’s reasonable judgment, customary under then-existing market convention.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the Pledge Agreement, substantially in the form of Exhibit H, among Holdings, the Parent Borrower, the Subsidiary Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Preferred Dividends” means any cash dividends of Holdings permitted hereunder paid with respect to preferred stock of Holdings.

“Prepayment Event” means:

(a)    any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of Holdings, the Parent Borrower or any Subsidiary, other than dispositions described in clauses (a), (b), (c), (d), (f), (g) and (j) (but only to the extent the sales, transfers or other dispositions under clause (j) do not exceed $50,000,000) of Section 6.05 and Section 6.06(a); provided that an Acquisition Lease Financing shall not constitute a Prepayment Event; or

(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings, the Parent

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Borrower or any Subsidiary having a book value or fair market value in excess of $1,000,000, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 365 days after such event; or

(c)    the incurrence by Holdings, the Parent Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01(a).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Financial Center” means, with respect to any Foreign Currency, the principal financial center where such currency is cleared and settled, as determined by the Administrative Agent.

“Qualified Holdings Preferred Stock” means any preferred capital stock or preferred equity interest of Holdings (a)(i) that does not provide for any cash dividend payments or other cash distributions in respect thereof prior to the Latest Maturity Date in effect as of the date of issuance of such Indebtedness and (ii) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (A)(x) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Holdings Preferred Stock or (z) become redeemable at the option of the holder thereof (other than as a result of a change of control event), in whole or in part, in each case on or prior to the date that is 365 days after the Latest Maturity Date in effect at the time of the issuance thereof and (B) provide holders thereunder with any rights upon the occurrence of a “change of control” event prior to the repayment of the Obligations and termination of the Commitments under the Loan Documents, (b) with respect to which Holdings has delivered a notice to the Administrative Agent that it has issued preferred stock or preferred equity interest in lieu of incurring (x) Permitted Acquisition Subordination Notes or (y) Indebtedness permitted by clause (xiii) under Section 6.01(a), with such notice specifying to which of such Indebtedness such preferred stock or preferred equity interest applies; provided that (i) the aggregate liquidation value of all such preferred stock or preferred equity interest issued pursuant to this clause (b) shall not exceed at any time the dollar limitation related to the applicable Indebtedness hereunder, less the aggregate principal amount of such Indebtedness then outstanding and (ii) the terms of such preferred stock or preferred equity interests (x) shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Holdings and (y) shall otherwise be no less favorable to the Lenders, in the aggregate, than the terms of the applicable Indebtedness or (c) having an aggregate initial liquidation value not to exceed $25,000,000; provided that the terms of such preferred stock or preferred equity interests shall provide that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Holdings.

“Receivables Purchase Agreement” means (a) the Amended and Restated Receivables Purchase Agreement dated as of December 29, 2009 among the Receivables Subsidiary, Holdings and the Subsidiaries party thereto, related to the Permitted Receivables Financing, as may be amended, supplemented or otherwise modified to the extent permitted by Section 6.11 and (b) any agreement replacing such Receivables Purchase Agreement, provided that (subject to the proviso below) such replacing agreement contains terms that are substantially similar to such Receivables Purchase Agreement and that are otherwise no more adverse to the Lenders than the applicable terms of such Receivables Purchase Agreement; provided further that the aggregate amount of all receivables financings pursuant to

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the Receivables Purchase Agreement shall not exceed $125,000,000 at any time outstanding.

“Receivables Subsidiary” means TSPC, Inc., a Nevada corporation.

“Receivables Transfer Agreement” means (a) the Receivables Transfer Agreement dated as of the December 29, 2009, among the Receivables Subsidiary, Holdings and the purchasers party thereto, relating to the Permitted Receivables Financing, as may be amended, supplemented or otherwise modified to the extent permitted by Section 6.11 and (b) any agreement replacing such Receivables Transfer Agreement, provided that such replacing agreement contains terms that are substantially similar to such Receivables Transfer Agreement and that are otherwise no more adverse to the Lenders than the applicable terms of such Receivables Transfer Agreement.

“Register” has the meaning assigned to such term in Section 10.04(c).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinvestment” has the meaning assigned to such term in Section 2.11(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Replacement Revolving Facility” has the meaning assigned to such term in Section 10.02(d).

“Replacement Term Loans” has the meaning assigned to such term in Section 10.02(d).

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

“Reset Date” has the meaning assigned to such term in Section 2.25(a).

“Restatement Effective Date” means the date on which the conditions specified in Section 4.04 have been satisfied, which date is October 11, 2012.

“Restricted Indebtedness” means Indebtedness of Holdings, the Parent Borrower or any Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.08(b).

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary).

“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to such Excess Cash Flow Period.

“Revolving Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit ~~and~~, Swingline Loans and Foreign Currency Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 and (c) increased or assumed pursuant to an Incremental Facility Agreement. The amount of each Revolving Lender’s Revolving Commitment as of the Restatement Effective Date is set forth on Schedule 2.01 or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments on the Restatement Effective Date is $250,000,000.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the aggregate outstanding principal amount of ~~such Revolving Lender’s Revolving Loans and its~~Revolving Loans (other than Foreign Currency Loans) held by such Lender, (b) the LC Exposure ~~and~~of such Lender, (c) the Swingline Exposure of such Lender and (d) such Lender’s Applicable Percentage of the Dollar Equivalent of the aggregate principal amount of Foreign Currency Loans outstanding at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Lender Parent” means, with respect to any Revolving Lender, any Person in respect of which such Lender is a subsidiary.

“Revolving Loan” means ~~a~~any Loan made by a Revolving Lender pursuant to Section 2.01(a)(iii) or 2.01(a)(iv).

“Revolving Maturity Date” means October 11, 2017.

“S&P” means Standard & Poor’s Financial Services LLC, or any successor thereto.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

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“Security Agreement” means the Security Agreement, substantially in the form of Exhibit I, among Holdings, the Parent Borrower, the Subsidiary Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Security Documents” means the Security Agreement, the Pledge Agreement, the Mortgages, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, each Foreign Security Document entered into pursuant to Section 2.20 and Section 4.03 and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

“Segregated Account” has the meaning assigned to such term in Section 2.11(c).

“Senior Indebtedness” means Total Indebtedness less Subordinated Debt.

“Senior Secured Indebtedness” means Senior Indebtedness that is secured by a Lien on any asset of Holdings, the Parent Borrower or any of its Subsidiaries.

“Senior Secured Net Leverage Ratio” means, on any date, the ratio of (a) Senior Secured Indebtedness as of such date less the aggregate amount (not to exceed $100,000,000) of domestic unrestricted cash and domestic unrestricted Permitted Investments of the Parent Borrower and its Domestic Subsidiaries as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended prior to such date for which financial statements are available).

“Senior Secured Notes” means Holdings’ 9¾% Senior Secured Notes due 2017.

“Senior Secured Notes Repayment” means that (i) the Senior Secured Notes shall have been retired, pursuant to a tender offer, or otherwise discharged, in full, and all guarantees and liens granted in respect thereof shall have been released and the terms and conditions of any such release shall be satisfactory to the Administrative Agent and (ii) the Administrative Agent shall have received a payoff and release letter with respect to the Senior Secured Notes in form and substance reasonably satisfactory to the Administrative Agent.

“Series” has the meaning assigned to such term in Section 2.21(b).

“Significant Investment” means any acquisition by the Parent Borrower or a Subsidiary of more than 50% (but less than 100%) of the Equity Interests in a Person (such Person, the “Subject Person”), so long as such acquisition is permitted by Section 6.04.

“Specified Obligations” means Obligations consisting of the principal and interest on Loans, reimbursement obligations in respect of LC Disbursements and fees.

“Specified Vendor Receivables Financing” means the sale by the Parent Borrower and certain Subsidiaries (other than Foreign Subsidiaries) of accounts receivable to one or more financial institutions pursuant to third-party financing agreements in transactions constituting “true sales”; provided that the aggregate amount of all such receivables financings shall not exceed $60,000,000 at any time outstanding.

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“Specified Vendor Receivables Financing Documents” means all documents and agreements relating to Specified Vendor Receivables Financing.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Person” has the meaning assigned to such term in the definition of “Significant Investment”.

“Subordinated Debt” means any subordinated Indebtedness of Holdings, the Parent Borrower or any Subsidiary.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent Borrower or Holdings, as the context requires, including the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers. Unless expressly otherwise provided, the term “Subsidiary” shall not include the Receivables Subsidiary.

“Subsidiary Loan Party” means (a) any Subsidiary that is not a Foreign Subsidiary (other than (i) the Foreign Subsidiary Borrowers, (ii) any CFC, (iii) any CFC Holdco and (iv) any New U.S. Holdco), (b) any Subsidiary Term Borrower and (c) any Foreign Subsidiary Borrower and any other Foreign Subsidiary that executes a guarantee agreement pursuant to paragraph (c) of the Foreign Security Collateral and Guarantee Requirement.

“Subsidiary Term Borrowers” means each direct or indirect wholly owned domestic subsidiary of the Parent Borrower listed on the signature page hereof.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

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“Swingline Lender” means either JPMCB, in its capacity as lender of Swingline Loans hereunder, or Comerica Bank, in its capacity as lender of Swingline Loans hereunder, as the case may be. References herein and in the other Loan Documents to the Swingline Lender shall be deemed to refer to the Swingline Lender in respect of the applicable Swingline Loan or to all Swingline Lenders, as the context requires.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Synthetic Purchase Agreement” means any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Parent Borrower or a Subsidiary is or may become obligated to make (i) any payment (other than in the form of Equity Interests in Holdings) in connection with a purchase by a third party from a Person other than Holdings, the Parent Borrower or a Subsidiary of any Equity Interest or Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that phantom stock or similar plans providing for payments only to current or former directors, officers, consultants, advisors or employees of Holdings, the Parent Borrower or the Subsidiaries (or to their heirs or estates) shall not be deemed to be Synthetic Purchase Agreements.

“TARGET Day” means any day on which (i) TARGET2 is open for settlement of payments in Euro and (ii) banks are open for dealings in deposits in Euro in the London interbank market.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” means any and all present or future taxes (of any nature whatsoever), levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowers” means the Parent Borrower and the Subsidiary Term Borrowers.

“Term Commitment” means a Tranche A Term Commitment, a Tranche B Term Commitment or an Incremental Term Commitment of any Series.

“Term Lender” means a Lender with outstanding Term Loans or a Term Commitment.

“Term Loan” means a Tranche A Term Loan, a Tranche B Term Loan or an Incremental Term Loan of any Series.

“Term Loan Obligations” has the meaning assigned to such term in Section 10.15(a).

“Total Indebtedness” means, as of any date, the sum of, without duplication, (a) the aggregate principal amount of Indebtedness of Holdings, the Parent Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate “Net Investment” as defined in Annex A to the Receivables Transfer Agreement, plus (c) the aggregate principal amount of Indebtedness of Holdings, the Parent Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis;

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provided that, for purposes of clause (c) above, the term “Indebtedness” shall not include (i) contingent obligations of Holdings, the Parent Borrower or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless, without duplication, such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness and (ii) Indebtedness described in Section 6.01(a)(xii).

“Tranche A Maturity Date” means October 11, 2017.

“Tranche A Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Tranche A Term Commitment on the Restatement Effective Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The initial aggregate amount of the Lenders Tranche A Term Commitments on the Restatement Effective Date is $200,000,000.

“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or an outstanding Tranche A Term Loan.

“Tranche A Term Loan” means a Loan made pursuant to Section 2.01(a)(i).

“Tranche B Maturity Date” means October 11, 2019.

“Tranche B Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan and/or, in the case of Continuing Lenders, convert its Existing Tranche B Term Loan into a Tranche B Term Loan hereunder, in each case on the Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made or converted by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Tranche B Term Commitment on the Restatement Effective Date is set forth on its Addendum. The initial aggregate amount of the Lenders Tranche B Term Commitments on the Restatement Effective Date is $200,000,000.

“Tranche B Term Commitment Conversion Amount” means, as to any Lender, the Allocated Conversion Amount of such Lender.

“Tranche B Term Commitment Funding Amount” means, as to any Lender, the portion (if any) of its Tranche B Term Commitment which appears under the heading “Tranche B Commitment Funding Amount” on its Addendum.

“Tranche B Term Lender” means a Lender with a Tranche B Term Commitment or an outstanding Tranche B Term Loan.

“Tranche B Term Loan” means a Loan made pursuant to Section 2.01(a)(ii).

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“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the replacement of the Loans and Commitments (in each case as defined in the Existing Credit Agreement) under the Existing Credit Agreement with the Loans and Commitments hereunder, (c) the consummation of the Senior Secured Notes Repayment and (d) the payment of the fees and expenses payable in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“U.S. Obligations” means any Obligations owing by the Parent Borrower and any Subsidiary Term Borrower.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(i)(D)(2).

“Weighted Average Yield” means, as to any Indebtedness, the yield thereof (as determined in the reasonable discretion of the Administrative Agent as described below and consistent with generally accepted financial practices), whether in the form of interest rate, margin, original issue discount, upfront fees, a LIBO Rate or Alternate Base Rate floor (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable Rate), or otherwise; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “Weighted Average Yield” shall not include arrangement fees, structuring fees or underwriting or similar fees not generally paid to lenders in connection with such Indebtedness.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or a “Tranche A Term Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or a “Tranche A Term Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; provided that all references in Section 4.01 to Sections shall be construed to refer to Sections of the Existing Credit Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Parent Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

ARTICLE II

The Credits

SECTION 2.01    Commitments. (a) Subject to the terms and conditions set forth herein, (i) each Tranche A Term Lender agrees to make a Tranche A Term Loan to the Parent Borrower on the Restatement Effective Date in a principal amount not exceeding its Tranche A Term Commitment, (ii) each Tranche B Term Lender agrees to (A) make a Tranche B Term Loan to the Parent Borrower on the Restatement Effective Date in a principal amount equal to its Tranche B Term Commitment Funding Amount and/or (B) convert its Existing Tranche B Term Loans into Tranche B Term Loans in an amount equal to its Tranche B Term Commitment Conversion Amount ~~and~~, (iii) each Revolving Lender agrees to make Revolving Loans in dollars to the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, from time to time during the Revolving Availability Period in an aggregate principal amount ~~that will not result in~~at any one time outstanding that, when added to such Lender’s Revolving Exposure at such time, does not exceed such Lender’s Revolving Commitment, and (iv) each Foreign Currency Lender agrees, with respect to any Foreign Currency Loan in a Foreign Currency for which it is designated a Foreign Currency Lender, to make Foreign Currency Loans to the Parent Borrower or the

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Foreign Subsidiary Borrowers, as the case may be, from time to time during the Revolving Availability Period; provided that after giving effect to the requested Foreign Currency Loan, (x) the Foreign Currency Revolving Exposure of all Revolving Lenders does not exceed the Foreign Currency Sublimit, (y) such Lender’s Revolving Exposure ~~exceeding~~at such time does not exceed the amount of such Lender’s Revolving Commitment and (z) the total Revolving Exposure at such time does not exceed the total Revolving Commitments.

(b)    Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02    Loans and Borrowings. (a) Each Loan (other than a Swingline Loan or a Foreign Currency Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Each Foreign Currency Loan shall be made as part of a Borrowing consisting of Foreign Currency Loans denominated in the same Foreign Currency made by the applicable Foreign Currency Lenders. With respect to any Borrowing of Foreign Currency Loans, the Foreign Currency Loan of each applicable Foreign Currency Lender (other than the Fronting Lender) shall be in an amount equal to its Applicable Percentage of such Borrowing and the Foreign Currency Loan of the Fronting Lender shall be in an amount equal to the aggregate amount of such Borrowing less the amount of the Foreign Currency Loans being made by other applicable Foreign Currency Lenders and comprising part of such Borrowing.

(c)    ~~(b)~~ Subject to Section 2.14, each Loan (other than a Swingline Loan or a Foreign Currency Loan) shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Parent Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan and each Foreign Currency Loan shall be a Eurocurrency Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Parent Borrower, a Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the case may be, to repay such Loan in accordance with the terms of this Agreement.

(d)    ~~(c)~~ At the commencement of each Interest Period for any Eurocurrency Borrowing in dollars, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $~~1,000,000.~~1,000,000; provided that a Eurocurrency Revolving Borrowing may be in an aggregate amount that is equal to the amount that is required to finance the reimbursement of an LC Disbursement made in respect of a Letter of Credit denominated in dollars for which a Foreign Subsidiary Borrower is the applicant or a co-applicant, as contemplated by Section 2.05(e). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that (i) an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments and (ii) an ABR Revolving Borrowing may be in an aggregate amount that is equal to the amount that is required to finance the reimbursement of an LC Disbursement made in respect of a Letter of Credit denominated in dollars for which the Parent Borrower is the applicant or a co-

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applicant, as contemplated by Section 2.05(e). Each Borrowing of Foreign Currency Loans in a particular Foreign Currency shall be in a minimum amount as set forth on the Administrative Schedule; provided that a Borrowing of Foreign Currency Loans may be in an aggregate amount that is equal to the amount that is required to finance the reimbursement of an LC Disbursement made in respect of a Letter of Credit denominated in an LC Foreign Currency, as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $250,000 and not less than $250,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurocurrency Borrowings in dollars outstanding. There shall be no more than six Borrowings of Foreign Currency Loans outstanding at any time.

(e)    ~~(d)~~ Notwithstanding any other provision of this Agreement, none of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03    Requests for Borrowings. (a) To request a Tranche A Term Borrowing, Tranche B Term Borrowing or Revolving Borrowing (other than a Borrowing of a Foreign Currency Loan), the Parent Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Parent Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    whether the requested Borrowing is to be a Tranche A Term Borrowing, a Tranche B Term Borrowing, an Incremental Term Borrowing of a particular Series or a Revolving Borrowing;

(ii)    the aggregate amount of such Borrowing;

(iii)    the date of such Borrowing, which shall be a Business Day;

(iv)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)    the location and number of the Parent Borrower’s or the applicable Foreign Subsidiary Borrower’s, as the case may be, account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then

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the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03(a), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b)    To request a Foreign Currency Loan, the Parent Borrower shall notify the Foreign Currency Agent of such request, not later than 12:00 noon, Local Time, four Business Days prior to the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be hand delivered or sent by telecopy to the Foreign Currency Agent and such Borrowing Request shall be signed by the Parent Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the amount of Foreign Currency Loans to be borrowed;

(ii)    the date of such Borrowing, which shall be a Business Day;

(iii)    the Foreign Currency in which such Foreign Currency Loans will be denominated;

(iv)    the length of the initial Interest Period therefor; and

(v)    the location and number of the Parent Borrower’s or the applicable Foreign Subsidiary Borrower’s, as the case may be, account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no Interest Period is specified with respect to any requested Borrowing of Foreign Currency Loans, then the Parent Borrower shall be deemed to have selected an Interest Period of three months’ duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03(b), the Administrative Agent shall advise each applicable Foreign Currency Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. On the date of each Borrowing, each applicable Foreign Currency Lender will make the amount of its share of such Borrowing available to the Foreign Currency Agent at the applicable office specified on the Administrative Schedule, prior to the time specified on the Administrative Schedule for the relevant Foreign Currency, in the relevant Foreign Currency in immediately available funds.

SECTION 2.04    Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Parent Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. On the last day of each month during the Revolving Availability Period, the Parent Borrower shall repay any outstanding Swingline Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Swingline Loans.

(b)    To request a Swingline Loan, the Parent Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify

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the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and the applicable Swingline Lender. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Parent Borrower. The Swingline Lender shall make each Swingline Loan available to the Parent Borrower by means of a credit to the general deposit account of the Parent Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. The Parent Borrower shall not request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing.

(c)    The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Revolving Lender’s Revolving Exposure to exceed such Revolving Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Parent Borrower (or other party on behalf of the Parent Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Parent Borrower of its obligation to repay such Swingline Loan or of any default in the payment thereof.

(d)    If the maturity date shall have occurred in respect of any tranche of Revolving Commitments at a time when another tranche or tranches of Revolving Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.05(k)), there shall exist sufficient unutilized Extended Revolving Commitments so that the respective outstanding Swingline

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Loans could be incurred pursuant to the Extended Revolving Commitments that will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.

SECTION 2.05    Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Parent Borrower may request the issuance of Letters of Credit for its own account or the account of a Subsidiary ~~and~~or any Foreign Subsidiary Borrower may request the issuance of Letters of Credit for its own account or the account of a Subsidiary of such Foreign Subsidiary Borrower, in each case in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the Parent Borrower or a Foreign Subsidiary Borrower, as the case may be, shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of a Subsidiary that is not a Foreign Subsidiary Borrower). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, to, or entered into by the Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Upon satisfaction of the conditions specified in Section 4.02 and 4.04 on the Restatement Effective Date, each Existing Letter of Credit will, automatically and without any action on the part of any Person, be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents.

(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying (i) the date of issuance, amendment, renewal or extension (which shall be a Business Day), (ii) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section)~~,~~ (iii) the currency in which such Letter of Credit is to be denominated (which currency shall be dollars or an LC Foreign Currency), (iv) the amount of such Letter of Credit, (v) the name and address of the beneficiary thereof and (vi) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed ~~$75,000,000 and~~the LC Sublimit, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and (iii) if such Letter of Credit is to be denominated in an LC Foreign Currency, the Foreign Currency Revolving Exposure of all Revolving Lenders does not exceed the Foreign Currency Sublimit.

(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date

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that is five Business Days prior to the Revolving Maturity Date (or, at any time that there are any Extended Revolving Commitments outstanding, the date that is five Business Days prior to the latest maturity date in respect of such Extended Revolving Commitments).

(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement (including the Dollar Equivalent of any LC Disbursement made in an LC Foreign Currency) made by the Issuing Bank and not reimbursed by the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of an LC Disbursement (including the Dollar Equivalent of any LC Disbursement made in an LC Foreign Currency) required to be refunded to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of its Revolving Commitment or all Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall reimburse such LC Disbursement by paying to the Administrative Agent, in the same currency as such LC Disbursement, an amount equal to such LC Disbursement, not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time or London time, on such date, or, if such notice has not been received by the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, prior to such time on such date, then not later than 12:00 noon, New York City time or London time, on the Business Day immediately following the day that the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, receives such notice; provided that (i) in the case of any such payment in respect of an LC Disbursement made in dollars, (A) the Parent Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Parent Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans or Swingline Loan and (~~ii~~B) such Foreign Subsidiary Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Eurocurrency Revolving Borrowing in an equivalent amount and, to the extent so financed, such Foreign Subsidiary Borrower’s obligation to make such payment in respect of any LC Disbursement shall be discharged and replaced by the resulting Eurocurrency Revolving Loans and (ii) in the case of any such payment in respect of an LC Disbursement made in an LC Foreign Currency, the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Borrowing of Foreign Currency Loans in the same currency and in an equivalent amount and, to the extent so financed, the obligation of the Parent Borrower or such Foreign Subsidiary Borrower, as the

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case may be, to make such payment shall be discharged and replaced by the resulting Foreign Currency Loans. If the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, in respect thereof and such Lender’s Applicable Percentage thereof; provided that, notwithstanding anything to the contrary contained in this Section 2.05, prior to demanding any reimbursement from the Revolving Lenders pursuant to this Section 2.05(e) in respect of any Letter of Credit denominated in an LC Foreign Currency, the Issuing Bank shall convert the obligations of the Parent Borrower or applicable Foreign Subsidiary Borrower, as the case may be, under this Section 2.05(e) to reimburse the Issuing Bank in such currency into an obligation to reimburse the Issuing Bank in dollars and the dollar amount of the reimbursement obligation of the Parent Borrower or applicable Foreign Subsidiary Borrower, as the case may be, shall be computed by the Issuing Bank based upon the Exchange Rate in effect for the day on which such conversion occurs, as determined by the Administrative Agent in accordance with the terms hereof and specified in such notice to the Revolving Lenders demanding reimbursement; provided, further, that after such conversion, the reimbursement obligations of the Parent Borrower or applicable Foreign Subsidiary Borrower, as the case may be, in respect of the applicable Letter of Credit denominated in an LC Foreign Currency shall be payable in dollars based upon the Exchange Rate in effect for the day on which such conversion occurs, as determined in accordance with the terms hereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then distribute such payment to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, Eurocurrency Revolving Loans, Foreign Currency Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, of its obligation to reimburse such LC Disbursement.

(f)    Obligations Absolute. The obligation of the Parent Borrower or any Foreign Subsidiary Borrower to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Parent Borrower or any Foreign Subsidiary Borrower hereunder. None of the Administrative Agent, the Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence),

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or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, to the extent permitted by applicable law) suffered by the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not (i) relieve the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.05(e)) or (ii) relieve any Lender’s obligations to acquire participations as required pursuant to paragraph (d) of this Section 2.05.

(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement (i) in respect of any Letter of Credit denominated in dollars, then, unless the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and (ii) in respect of any Letter of Credit denominated in an LC Foreign Currency, then, unless the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, reimburses such LC Disbursement, at the rate per annum then applicable to Foreign Currency Loans in the applicable Foreign Currency with an Interest Period of three months’ duration; provided that, if the Parent Borrower or any applicable Foreign Subsidiary Borrower, as the case may be, fails to reimburse such LC Disbursement when due pursuant to Section 2.05(e), then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.05(e) to reimburse the Issuing Bank shall be for the account of such Lender

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to the extent of such payment.

(i)    Replacement of the Issuing Bank; Additional Issuing Banks. The Issuing Bank may be replaced at any time by written agreement among the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers), the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. One or more Lenders may be appointed as additional Issuing Banks by written agreement among the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers), the Administrative Agent (whose consent will not be unreasonably withheld) and the Lender that is to be so appointed. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such replacement shall become effective, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Parent Borrower or any Foreign Subsidiary Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, ~~an amount in cash equal to the LC Exposure as of such date~~the undrawn amount of each outstanding Letter of Credit and the amount of each unreimbursed LC Disbursements at such time (and in such currency as each such Letter of Credit is denominated and each such unreimbursed LC Disbursement was made), plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Borrower or any Foreign Subsidiary Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Parent Borrower and the Foreign Subsidiary Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the risk and expense of the Parent Borrower and the Foreign Subsidiary Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Parent Borrower and the Foreign Subsidiary Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of

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Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Parent Borrower and the Foreign Subsidiary Borrowers under this Agreement. If the Parent Borrower or any Foreign Subsidiary Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits of such amounts (to the extent not applied as aforesaid) shall be returned to the Parent Borrower or such Foreign Subsidiary Borrower within three Business Days after all Events of Default have been cured or waived. If the Parent Borrower is required to provide an amount of such collateral hereunder pursuant to Section 2.11(b), such amount plus any accrued interest or realized profits on account of such amount (to the extent not applied as aforesaid) shall be returned to the Parent Borrower as and to the extent that, after giving effect to such return, the Parent Borrower would remain in compliance with Section 2.11(b) and no Default or Event of Default shall have occurred and be continuing.

(k)    If the maturity date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.05(e)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Parent Borrower shall cash collateralize any such Letter of Credit in accordance with Section 2.05(j). If, for any reason, such cash collateral is not provided or the reallocation does not occur, the Revolving Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.

(l)    Further Cash Collateralization. In the event and on each occasion that the total LC Exposure exceeds the LC Sublimit, the Parent Borrower or the Foreign Subsidiary Borrowers, as the case may be, shall deposit cash collateral in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, in an aggregate amount equal to such excess in accordance with the provisions of Section 2.05(j). Such amount plus any accrued interest or realized profits of such amounts (to the extent not applied as aforesaid) shall be returned to the Parent Borrower or such Foreign Subsidiary Borrower within three Business days after the first Calculation Date on which the total LC Exposure no longer exceeds the LC Sublimit.

SECTION 2.06    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that (i) Swingline Loans shall be made as provided in Section ~~2.04. The~~2.04 and (ii) Foreign Currency Loans shall be made as provided in Section 2.03(b). In the case of all Loans other than Foreign Currency Loans, the Administrative Agent will make such Loans available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may

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be, by promptly crediting the amounts so received, in like funds, to an account of the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, maintained with the Administrative Agent in New York City, and designated by the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, in the applicable Borrowing Request; provided that ~~ABR~~ Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank. In the case of Foreign Currency Loans, the Foreign Currency Agent will make such Loans available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, by promptly crediting or disbursing the aggregate of the amounts received by the Foreign Currency Agent from the Foreign Currency Lenders, in like funds, to an account of the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, designated by the Parent Borrower or such Foreign Subsidiary Borrower, as the case may be, in the applicable Borrowing Request.

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (other than a Borrowing of Foreign Currency Loans) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (x) the Federal Funds Effective Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, the applicable rate shall be determined as specified in clause (y) above, or (ii) in the case of the Parent Borrower or any Foreign Subsidiary Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)    Unless the Foreign Currency Agent shall have received notice from a Foreign Currency Lender prior to the proposed date of any Borrowing of Foreign Currency Loans that such Foreign Currency Lender will not make available to the Foreign Currency Agent such Foreign Currency Lender’s share of such Borrowing, the Foreign Currency Agent may assume that such Foreign Currency Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, a corresponding amount. In such event, if a Foreign Currency Lender has not in fact made its share of the applicable Borrowing of Foreign Currency Loans available to the Foreign Currency Agent, then the applicable Foreign Currency Lender and the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, severally agree to pay to the Foreign Currency Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, to but excluding the date of payment to the Foreign Currency Agent, at (i) in the case of such Foreign Currency Lender, a rate determined by the Foreign Currency Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Parent Borrower or any Foreign Subsidiary Borrower, the interest rate applicable to Foreign Currency Loans in the applicable Foreign Currency with an Interest Period of three months’ duration. If such Foreign Currency Lender pays such amount to the Foreign Currency Agent, then such amount shall

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constitute such Foreign Currency Lender’s Loan included in such Borrowing.

SECTION 2.07    Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, may elect to (i) convert ~~such~~any ABR Borrowing or any Eurocurrency Borrowing denominated in dollars to a Borrowing of a different Type ~~or to~~, (ii) continue any Borrowing (provided that such Borrowing ~~and,~~must be continued in the same currency) and (iii) in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)    To make an election pursuant to this Section, the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall notify the Administrative Agent of such election ~~by telephone~~(in the case of any Revolving Loans other than Foreign Currency Loans, by telephone, and in the case of Foreign Currency Loans, through a written Interest Election Request delivered by hand or telecopy) by the time that a Borrowing Request would be required under Section 2.03 if the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, were requesting a Revolving Borrowing~~,~~ (other than a Borrowing of Foreign Currency Loans), a Borrowing of Foreign Currency Loans, a Tranche A Term Borrowing or a Tranche B Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request, and all such written Interest Election Requests (including with respect to Foreign Currency Loans) shall be in a form approved by the Administrative Agent and signed by the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    other than any Interest Election Request made with respect to a Borrowing of Foreign Currency Loans, whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest

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Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests (i) a Eurocurrency Borrowing (other than a Borrowing of Foreign Currency Loans) but does not specify an Interest Period, then the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall be deemed to have selected an Interest Period of one month’s duration or (ii) a Borrowing of Foreign Currency Loans but does not specify an Interest Period, then the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall be deemed to have selected an Interest Period of three months’ duration.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If an Interest Election Request with respect to a Eurocurrency Borrowing (other than a Borrowing of Foreign Currency Loans) is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If an Interest Election Request with respect to a Borrowing of Foreign Currency Loans is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of three months’ duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers), then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing ~~and~~, (ii) unless repaid, each Eurocurrency Borrowing (other than a Borrowing of Foreign Currency Loans) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Borrowing of Foreign Currency Loans shall be due and payable on the last day of the Interest Period applicable thereto.

SECTION 2.08    Termination and Reduction of Commitments.

(a)    Unless previously terminated, (i) the Tranche A Term Commitments shall terminate and be automatically and permanently reduced to $0 upon the funding of the Tranche A Term Loans on the Restatement Effective Date, (ii) the Tranche B Term Commitments shall terminate and be automatically and permanently reduced to $0 upon the funding of the Tranche B Term Loans on the Restatement Effective Date and (iii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b)    The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Revolving Commitments of any Class shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with Section 2.11, the sum of the Revolving Exposures of such Class would exceed the total Revolving Commitments of such Class. Any reduction in the Revolving Commitments shall be made ratably in accordance with each Revolving Lender’s Revolving Commitment.

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(c)    The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under Section 2.08(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of another transaction, in which case such notice may be revoked by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any reduction of the Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.

SECTION 2.09    Repayment of Loans; Evidence of Debt. (a) The Parent Borrower, each Subsidiary Term Borrower (with respect to Term Loans made to such Subsidiary Term Borrower) and each Foreign Subsidiary Borrower hereby unconditionally promises to pay (i) to the Administrative Agent, in Dollars, for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan (other than any Foreign Currency Loan) of such Lender on the Revolving Maturity Date, (ii) to the Foreign Currency Agent for the account of each Foreign Currency Lender the then unpaid principal amount in the applicable currency of each Foreign Currency Loan of such Foreign Currency Lender on the Revolving Maturity Date, (iii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (~~iii~~iv) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Parent Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the applicable currency and the amount of any principal or interest due and payable or to become due and payable from the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers to each Lender hereunder and (iii) the currency and amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers to repay the Loans in accordance with the terms of this Agreement.

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(e)    Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10    Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (d) of this Section, the Term Borrowers shall repay Tranche A Term Loans on each date set forth below in the aggregate principal amount set forth opposite such date:

Date	Amount
June 30, 2013	$2,500,000
September 30, 2013	$2,500,000
December 31, 2013	$2,500,000
March 31, 2014	$2,500,000
June 30, 2014	$2,500,000
September 30, 2014	$2,500,000
December 31, 2014	$2,500,000
March 31, 2015	$2,500,000
June 30, 2015	$3,750,000
September 30, 2015	$3,750,000
December 31, 2015	$3,750,000
March 31, 2016	$3,750,000
June 30, 2016	$3,750,000
September 30, 2016	$3,750,000
December 31, 2016	$3,750,000
March 31, 2017	$3,750,000
June 30, 2017	$3,750,000
September 30, 2017	$3,750,000
Tranche A Maturity Date	$142,500,000

The Parent Borrower shall repay Incremental Term A Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term A Commitments of such Series (as such amounts may be adjusted pursuant to paragraph (d) of this Section or pursuant to such Incremental Facility Agreement).

(b)    Subject to adjustment pursuant to paragraph (d) of this Section, the Term Borrowers shall repay Tranche B Term Loans on the last day of each March, June, September and December, beginning with December 31, 2012, and ending with the last such day to occur prior to the Tranche B Maturity Date, in an aggregate principal amount for each such date equal to 0.25% of the aggregate principal amount of the Tranche B Term Borrowings outstanding on the Restatement Effective Date. The Parent Borrower shall repay Incremental Term B Loans of any Series in such amounts and on

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such date or dates as shall be specified therefor in the Incremental Facility Agreement establishing the Incremental Term B Commitments of such Series (as such amounts may be adjusted pursuant to paragraph (d) of this Section or pursuant to such Incremental Facility Agreement).

(c)    To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date, (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date and (iii) all Incremental Term Loans of any Series shall be due and payable on the Incremental Term Maturity Date applicable thereto.

(d)    Any mandatory prepayment of a Tranche A Term Borrowing or Tranche B Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Borrowings of such Class to be made pursuant to this Section ratably. Any optional prepayment of a Tranche A Term Borrowing of any Class or a Tranche B Term Borrowing of any Class shall be applied to the scheduled repayments of the Borrowings of such Class as directed by the Parent Borrower.

(e)    Prior to any repayment of any Tranche A Term Borrowings of any Class hereunder or any Tranche B Term Borrowings of any Class hereunder, the Parent Borrower (on behalf of itself and the applicable Subsidiary Term Borrower) shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Tranche A Term Borrowings and Tranche B Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11    Prepayment of Loans. (a) The Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers, as the case may be, shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b)    In the event and on each occasion that (i) the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Parent Borrower and the Foreign Subsidiary Borrowers, as the case may be, shall prepay Revolving Loans and/or Swingline Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess, (ii) the sum of the Foreign Currency Revolving Exposures exceeds the Foreign Currency Sublimit, the Parent Borrower or the Foreign Subsidiary Borrowers, as the case may be, shall prepay Foreign Currency Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess or (iii) the aggregate Dollar Equivalent of the aggregate outstanding principal amounts of Foreign Currency Loans exceeds an amount equal to 105% of the Foreign Currency Sublimit, the Parent Borrower shall, or shall cause any applicable Foreign Subsidiary Borrower, without notice or demand, immediately to prepay such of the outstanding Foreign Currency Loans in an aggregate principal amount such that, after giving effect thereto, the aggregate Dollar Equivalents of the outstanding principal amounts of Foreign Currency Loans does not exceed the Foreign Currency Sublimit.

(c)    In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Parent Borrower or any Subsidiary in respect of any Prepayment Event, the Parent Borrower (on behalf of itself and, in the case of Term Loans, the Subsidiary Term Borrowers) shall, within three Business Days after such Net Proceeds are received, prepay Tranche A Term Borrowings and Tranche B Term Borrowings in an aggregate amount equal to such Net Proceeds; provided that (i) in the

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case of any event described in clause (a) of the definition of the term Prepayment Event (other than (x) sales, transfers or other dispositions pursuant to Section 6.05(j) in excess of $50,000,000 and (y) any sales pursuant to Section 6.05(k)), if Holdings or the Parent Borrower shall deliver, within such three Business Days, to the Administrative Agent a certificate of a Financial Officer to the effect that Holdings, the Parent Borrower and the Subsidiaries, intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Parent Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 365-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied and (ii) in the case of any sales pursuant to Section 6.05(k), if Holdings or the Parent Borrower shall deliver, within such three Business Days, to the Administrative Agent a certificate of a Financial Officer to the effect that Holdings, the Parent Borrower and the Subsidiaries, intend to apply the Net Proceeds from such sale (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Parent Borrower and the Subsidiaries (any such acquisition, a “Reinvestment”; “Reinvested” shall have a corollary meaning), and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) so long as such funds are placed in a segregated account pledged to the Lenders (pursuant to terms reasonably satisfactory to the Administrative Agent) (the “Segregated Account”) pending the Reinvestment, except (A) to the extent any such Net Proceeds therefrom have not been so Reinvested by the end of such 365 day period (or, if committed to be Reinvested pursuant to a binding agreement by the end of such 365 day period, within 180 days of such commitment), a prepayment shall be required in an amount equal to such Net Proceeds that have not been so Reinvested or (B) to the extent any such Net Proceeds therefrom are not placed in (or are removed from) the Segregated Account prior to the Reinvestment, prepayment shall be required in an amount equal to the Net Proceeds that have not been (or are no longer) segregated and pledged to the Lenders.

(d)    Following the end of each fiscal year of the Parent Borrower, commencing with the fiscal year ending December 31, 2013, the Parent Borrower (on behalf of itself and, in the case of Term Loans, the Subsidiary Term Borrowers) shall prepay Tranche A Term Borrowings and Tranche B Term Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 95 days after the end of such fiscal year).

(e)    Prior to any optional or mandatory prepayment of Borrowings hereunder, the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

(f)    The Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) shall notify the Administrative Agent ~~and,~~(and, (A) in the case of prepayment of a Foreign Currency Loan, the Foreign Currency Agent and (B) in the case of prepayment of a Swingline Loan, the Swingline Lender), by (x) in the case of Revolving Loans (other than Foreign Currency Loans) or Swingline Loans, by telephone (confirmed by telecopy) and (y) in the case of Foreign

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Currency Loans, by telecopy, of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing (other than a Borrowing of Foreign Currency Loans), not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment ~~and~~, (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment and (iv) in the case of prepayment of a Foreign Currency Loan, not later than the time set forth for the relevant Foreign Currency on the Administrative Schedule. Each such notice shall be irrevocable and shall specify ~~the prepayment date,~~(i) whether the prepayment is of Eurocurrency Loans denominated in dollars, Foreign Currency Loans (and if Foreign Currency Loans are to be prepaid, the Foreign Currency in which such Loans are denominated) or ABR Loans, (ii) the prepayment date, (iii) the principal amount of each Borrowing or portion thereof to be prepaid and~~,~~ (iv) in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(g)    If, on or prior to the first anniversary of the Restatement Effective Date, (i) all or any of the Tranche B Term Loans are prepaid substantially concurrently with the proceeds of, or all or any of the Tranche B Term Loans are converted into, any new or replacement tranche of term loan Indebtedness (including any Incremental Term B Loans incurred pursuant to Section 2.21 and any Replacement Term Loans incurred pursuant to Section 10.02) that has a Weighted Average Yield that is less than the Weighted Average Yield of the Tranche B Term Loans being prepaid or converted, or (ii) a Non-Consenting Lender must assign its Tranche B Term Loans pursuant to Section 10.02(c) or otherwise as a result of its failure to consent to an amendment that is passed and reduces the Weighted Average Yield then in effect with respect to the Tranche B Term Loans, then in each case the aggregate principal amount so prepaid, converted, assigned or repaid will be subject to a fee payable by the Parent Borrower equal to 1% of the principal amount thereof.

(h)    In the event of any mandatory prepayment of Term Loans made at a time when Term Loans of more than one Class remain outstanding, the Parent Borrower shall select Term Loans to be prepaid so that the aggregate amount of such prepayment is allocated among each Class of the Term Loans pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that (x) the amounts so allocable to Incremental Term Loans of any Series may be applied to other Term Loan Borrowings if so provided in the applicable Incremental Facility Agreement and (y) the amounts so allocable to any tranche of Extended Term Loans may be applied to other Term Loan Borrowings if so provided in the applicable Extension Offer. In the event of any optional prepayment of Term Loans made at a time when Term Loans of more than one Class remain, the Parent Borrower shall select the Term Loans to be prepaid so that the aggregate amount of such prepayment is (i) with respect to prepayments of Tranche A Term Loans, allocated among the Tranche A Term Loans and each Series of Incremental Term A Loans then outstanding based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that (x) the amounts so allocable to Incremental Term A Loans of any Series may be applied to other Borrowings of Tranche A Term Loans if so provided in the

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applicable Incremental Facility Agreement and (y) the amounts so allocable to any tranche of Extended Tranche A Term Loans may be applied to other Borrowings of Tranche A Term Loans if so provided in the applicable Extension Offer and (ii) with respect to prepayments of Tranche B Term Loans, allocated among the Tranche B Term Loans and each Series of Incremental Term B Loans then outstanding based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that (x) the amounts so allocable to Incremental Term B Loans of any Series may be applied to other Borrowings of Tranche B Term Loans if so provided in the applicable Incremental Facility Agreement and (y) the amounts so allocable to any tranche of Extended Tranche B Term Loans may be applied to other Borrowings of Tranche B Term Loans if so provided in the applicable Extension Offer.

(i)    Notwithstanding anything to the contrary contained in this Section 2.11, if any Tranche A Term Lender shall notify the Administrative Agent on or prior to the date of any prepayment, under Section 2.11(c) or (d) that it wishes to decline its share of such prepayment, such share shall be allocated to the Tranche B Term Loans and each Series of Incremental Term B Loans then outstanding based on the aggregate principal Borrowings of each such Class; provided that (x) the amounts so allocable to Incremental Term B Loans of any Series may be applied to other Borrowings of Tranche B Term Loans if so provided in the applicable Incremental Facility Agreement and (y) the amounts so allocable to any tranche of Extended Tranche B Term Loans may be applied to other Borrowings of Tranche B Term Loans if so provided in the applicable Extension Offer.

SECTION 2.12    Fees. (a) The Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Restatement Effective Date. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)    (i) The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) agrees to pay (A) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurocurrency Revolving Loans made by such Lender on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which (x) such Lender’s Revolving Commitment terminates and (y) such Lender ceases to have any LC Exposure, and (B) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which (x) all Revolving Commitments terminate and (y) the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, administration, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder; provided that in each case, notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating any fee in respect of a Letter of Credit in respect

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of any Business Day, the Administrative Agent shall covert the amount available to be drawn under any Letter of Credit denominated in an LC Foreign Currency into an amount of dollars based upon the Exchange Rate. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees in respect of Letters of Credit shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)    The Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent.

(d)    The Parent Borrower agrees to pay to the Foreign Currency Agent, for the account of the Fronting Lender, at the applicable office of the Foreign Currency Agent set forth on the Administrative Schedule, a fronting fee with respect to each Fronted Foreign Currency Loan for the period from and including the date of the Borrowing of such Foreign Currency Loan to but excluding the date of repayment thereof computed at a rate of 0. 25% per annum on the average daily principal amount of such Fronted Foreign Currency Loan outstanding during the period for which such fee is calculated. Such fronting fee shall be payable quarterly in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the First Amendment Effective Date.

(e)    With respect to any Foreign Currency Loan, the Parent Borrower shall pay to the Administrative Agent, for the account of the applicable Foreign Currency Loan Participants, a participation fee (the “Foreign Currency Participation Fee”) for the period from and including the date of the Borrowing of such Foreign Currency Loan to but excluding the date of repayment thereof, computed at a rate per annum equal to the Applicable Margin with respect to Eurocurrency Loans that are Revolving Loans from time to time in effect on the average daily principal amount of such Fronted Foreign Currency Loans outstanding during the period for which such fee is calculated, which fee shall be paid in dollars based on the Dollar Equivalent thereof. Such fee shall, with respect to each Foreign Currency Loan, be payable in arrears on each Interest Payment Date to occur after the making of such Foreign Currency Loan and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the First Amendment Effective Date.

(f)    ~~(d)~~ All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.13    Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate;

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provided that each Fronted Foreign Currency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate for such day.

(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Parent Borrower, the Subsidiary Term Borrowers or the Foreign Subsidiary Borrowers, as the case may be, hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other ~~amount~~overdue amount payable (A) with respect to any Loan other than a Foreign Currency Loan, 2% plus the rate applicable to ABR Revolving Loans and (B) with respect to any Foreign Currency Loan, 2% plus the rate otherwise applicable to such Loan.

(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest computed on Foreign Currency Loans made in Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14      Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Class or currency:

(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period or for the applicable currency; or

(b)    the Administrative Agent is advised by a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Parent Borrower (on behalf of the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and the Lenders of the applicable Class by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and such Lenders that the circumstances giving rise to such notice no longer exist, then (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, ~~and~~(ii) any Eurocurrency Borrowing (other than a Borrowing of Foreign Currency Loans) that is requested to be

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continued, shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto, (iii) any Foreign Currency Loans requested to be made on the first day of such Interest Period shall not be made and (iv) any outstanding Foreign Currency Loans (or any outstanding Foreign Currency Loans in the affected Foreign Currency, as applicable) shall be due and payable on the last day of the Interest Period applicable thereto.

SECTION 2.15    Increased Costs. (a) If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)    subject any Lender or the Issuing Bank to any Taxes on its loans, loan principal, Letters of Credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes otherwise indemnifiable under Section 2.17 and (B) Excluded Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Parent Borrower, the applicable Subsidiary Term Borrowers or the applicable Foreign Subsidiary Borrowers, as the case may be, will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)    If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Parent Borrower, the applicable Subsidiary Term Borrowers or the applicable Foreign Subsidiary Borrowers, as the case may be, will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)    If by reason of any Change in Law subsequent to the First Amendment Effective Date, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, the funding of any Foreign Currency Loan in any relevant Foreign Currency or the funding of any Foreign

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Currency Loan in any relevant Foreign Currency to an office located other than in New York shall be impossible or, in the reasonable judgment of the Fronting Lender such Foreign Currency is no longer available or readily convertible into dollars, or the Dollar Equivalent of such Foreign Currency is no longer readily calculable, then, at the election of the Fronting Lender, no Foreign Currency Loans in the relevant currency shall be made or any Foreign Currency Loan in the relevant currency shall be made to an office of the Foreign Currency Agent located in New York, as the case may be, until such time as, in the reasonable judgment of the Fronting Lender, the funding of Foreign Currency Loans in the relevant Foreign Currency is possible, the funding of Foreign Currency Loans in the relevant Foreign Currency to an office located other than in New York is possible, the relevant Foreign Currency is available and readily convertible into Dollars or the Dollar Equivalent of the relevant Foreign Currency Loan is readily calculable, as applicable.

(d)    (i) If payment in respect of any Foreign Currency Loan shall be due in a currency other than dollars and/or at a place of payment other than New York and if, by reason of any Change in Law subsequent to the First Amendment Effective Date, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligations in such currency or such place of payment shall be impossible or, in the reasonable judgment of the Fronting Lender, such Foreign Currency is no longer available or readily convertible to dollars, or the Dollar Equivalent of such Foreign Currency is no longer readily calculable, then, at the election of any affected Lender, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall make payment of such Loan in dollars (based upon the Exchange Rate in effect for the day on which such payment occurs, as determined by the Administrative Agent in accordance with the terms hereof) and/or in New York or (ii) if any Foreign Currency in which Loans are outstanding is redenominated then, at the election of any affected Lender, such affected Loan and all obligations of the Parent Borrower or any applicable Foreign Subsidiary Borrower in respect thereof shall be converted into obligations in dollars (based upon the Exchange Rate in effect on such date, as determined by the Administrative Agent in accordance with the terms hereof), and, in each case, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall indemnify the Lenders, against any currency exchange losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

(e)    ~~(c)~~ A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and shall be conclusive absent manifest error. The Parent Borrower, the applicable Subsidiary Term Borrowers or the applicable Foreign Subsidiary Borrowers, as the case may be, shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(f)    ~~(d)~~ Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that none of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

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SECTION 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower pursuant to Section 2.19, then, in any such event, the Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and shall be conclusive absent manifest error. The Parent Borrower, the applicable Subsidiary Term Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17    Taxes. (a) Any and all payments by or on account of any obligation of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower (the “Applicable Borrower”) or the Administrative Agent shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Applicable Borrower or the Administrative Agent shall make such deductions and (iii) the Applicable Borrower or the Administrative Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    In addition, the Applicable Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    The Applicable Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Applicable Borrower, hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with

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respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Applicable Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Applicable Borrower to a Governmental Authority, the Applicable Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding the obligation of the Applicable Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)    Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) or the Administrative Agent as will permit such payments to be made without withholding, or at a reduced rate of, withholding. If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 Business Days after such expiration, obsolescence or inaccuracy) notify the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(i)    Without limiting the generality of the foregoing, with respect to any Loan made to the Parent Borrower, a Subsidiary Term Borrower or a Foreign Subsidiary Borrower that is or deemed a U.S. Person (the “Applicable U.S. Borrower”), any Lender shall, to the extent it is legally eligible to do so, deliver to the Applicable U.S. Borrower and the Administrative Agent (in such number of copies reasonably requested by the Applicable U.S. Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under

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any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)    in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit K (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Applicable U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E)    in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (g)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Applicable U.S. Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(ii)    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Applicable U.S. Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Applicable U.S. Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Applicable U.S. Borrower or the Administrative Agent as may be necessary for the Applicable U.S. Borrower or the Administrative Agent, to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)    If any party determines, in its sole discretion exercised in good faith, that it has

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received a refund of any Indemnified Taxes (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.17 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such indemnifying party, upon the request of such indemnified party, agrees to repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(g) shall require any indemnified party to make available its Tax returns or any other information relating to its Taxes which it deems confidential to the indemnifying party or any other Person.

(h)    For purposes of Section 2.17, the term “Lender” includes any Issuing Bank.

SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) shall make each payment (other than any payment in respect of the principal or interest on, or the fronting fee with respect to, the Foreign Currency Loans or reimbursement of LC Disbursements made in LC Foreign Currencies) required to be made by it hereunder or under any other Loan Document (whether of principal, interest~~,~~ or fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise), on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. The Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) shall make each payment in respect of the principal or interest on, or the fronting fee with respect to, the Foreign Currency Loans or reimbursement of LC Disbursements made in LC Foreign Currencies, in each case, required to be made by it hereunder or under any other Loan Document, on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to the time for payment for the relevant currency set forth on the Administrative Schedule), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent or Foreign Currency Agent, as applicable, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments (other than payments on account of principal or interest on, or the fronting fee with respect to, Foreign Currency Loans and reimbursements of LC Disbursements made in LC Foreign Currencies) shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except that payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein shall be so made and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. ~~The Administrative Agent~~All payments on account of principal or interest on, or the fronting fee with respect to, Foreign Currency Loans and reimbursements of LC Disbursements made in LC Foreign Currencies shall be made to the Foreign Currency Agent, for the account of the applicable Foreign Currency Lenders (or, with respect to the fronting fee, the Fronting Lender) at the office set forth on the Administrative Schedule. The Administrative Agent or the Foreign Currency Agent, as applicable, shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be

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payable for the period of such extension. Subject to Section 9.01, ~~(i) all payments under each Loan Document of principal or interest in respect of any Loan or LC Disbursement shall be made in dollars and (iii) all other payments~~all payments (including prepayments) to be made by the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) hereunder and under each other Loan Document, whether on account of principal, interest, fees or otherwise (other than payments in respect of the principal or interest on, or the fronting fee with respect to, the Foreign Currency Loans or reimbursement of LC Disbursements made in LC Foreign Currencies) shall be made in dollars. Subject to Section 9.01 and other than as set forth in Section 2.05 or Section 2.24(d), all payments (including prepayments) to be made by the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) hereunder or under each other Loan Document on account of principal or interest on, or the fronting fee with respect to, the Foreign Currency Loans and reimbursements of LC Disbursements made in LC Foreign Currencies shall be made in the relevant Foreign Currency.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Tranche A Term Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Tranche A Term Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Tranche A Term Loans, Tranche B Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower, as the case may be, rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Parent Borrower, such Subsidiary Term Borrower or such Foreign Subsidiary Borrower in the amount of such participation.

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(d)    Unless the Administrative Agent or Foreign Currency Agent, as applicable, shall have received notice from the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) prior to the date on which any payment hereunder is due to (a) the Administrative Agent for the account of the Lenders or the Issuing Bank ~~hereunder~~or (b) the Foreign Currency Agent for the account of the Foreign Currency Lenders, the Fronting Lender or the Issuing Bank that the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower, as the case may be, will not make such payment, the Administrative Agent or Foreign Currency Agent, as applicable, may assume that the Parent Borrower, such Subsidiary Term Borrower or such Foreign Subsidiary Borrower, as the case may be, has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Foreign Currency Lenders, the Fronting Lender or the Issuing Bank, as the case may be, the amount due. In such event, if the Parent Borrower, such Subsidiary Term Borrower or such Foreign Subsidiary Borrower, as the case may be, has not in fact made such payment due to (i) the Administrative Agent, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) the Foreign Currency Agent, then each of the Foreign Currency Lenders, the Fronting Lender or the Issuing Bank, as the case may be, severally agrees to repay to the Foreign Currency Agent forthwith on demand the amount so distributed to such Foreign Currency Lenders, Fronting Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Foreign Currency Agent, at a rate determined by the Foreign Currency Agent in accordance with banking industry rules on interbank compensation.

(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 10.03(c), then the Administrative Agent or Foreign Currency Agent, as applicable, may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent or Foreign Currency Agent, as applicable, for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    If any Lender requests compensation under Section 2.15, or if the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder (or, in the case of a

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Revolving Lender, becomes a Defaulting Lender), then the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee selected by the Parent Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower to require such assignment and delegation cease to apply.

SECTION 2.20    Designation of Foreign Subsidiary Borrowers. The Parent Borrower may at any time and from time to time designate any Foreign Subsidiary as a Foreign Subsidiary Borrower, by delivery to the Administrative Agent of a Foreign Subsidiary Borrowing Agreement executed by such Foreign Subsidiary and the Parent Borrower, and upon such delivery (together with the delivery of the applicable Foreign Security Documents and the satisfaction of the Foreign Security Collateral and Guarantee Requirement) such Foreign Subsidiary shall for all purposes of this Agreement and the other Loan Documents be a Foreign Subsidiary Borrower until the Parent Borrower shall terminate such designation pursuant to a termination agreement satisfactory to the Administrative Agent, whereupon such Foreign Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement and any other applicable Loan Documents; provided, however, no Foreign Subsidiary may be designated a Foreign Subsidiary Borrower if any Lender may not legally lend to such Foreign Subsidiary or other arrangements have not been made that are reasonably acceptable to such Lender. Notwithstanding the preceding sentence, but subject to Section 10.04(a), no such termination will become effective as to any Foreign Subsidiary Borrower at a time when any principal of or interest on any Loan to such Foreign Subsidiary Borrower is outstanding. As soon as practicable upon receipt of a Foreign Subsidiary Borrowing Agreement, the Administrative Agent shall send a copy thereof to each Lender.

SECTION 2.21    Incremental Facilities. (a) The Parent Borrower may on one or more occasions, by written notice to the Administrative Agent, request (i) during the Revolving Availability Period, the establishment of Incremental Revolving Commitments and/or (ii) the establishment of Incremental Term Commitments; provided that, at the time of (and after giving effect to) the establishment of any Incremental Revolving Commitments or Incremental Term Commitments, the aggregate amount of all Incremental Revolving Commitments and Incremental Term Commitments established pursuant to this Section 2.21, together with the aggregate amount of all Incremental Equivalent Debt previously (or substantially simultaneously) incurred pursuant to Section 6.01(a)(xxi), shall not exceed the greater of (A) $300,000,000 and (B) an amount such that, after giving effect to the making of such Incremental Revolving Commitments (and assuming any such Incremental Revolving Commitments are fully drawn) and Incremental Term Loans and the making of any other Indebtedness

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incurred substantially simultaneously therewith, the Senior Secured Net Leverage Ratio, calculated on a pro forma basis, is no greater than 2.50 to 1.00. Each such notice shall specify (A) the date on which the Parent Borrower proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, (B) the amount of the Incremental Revolving Commitments or Incremental Term Commitments, as applicable, being requested (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment or Incremental Term Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment or Incremental Term Commitment and (y) any Person that the Parent Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be reasonably acceptable to the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, the Issuing Bank and the Swingline Lender) and (C) in the case of any Incremental Term Commitments, whether the loans in respect thereof shall be Incremental Term A Loans or Incremental Term B Loans.

(b)    The terms and conditions of any Incremental Revolving Commitment and Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Loans. The terms and conditions of any Incremental Term A Commitments and the Incremental Term A Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Tranche A Term Commitments and the Tranche A Term Loans and the terms and conditions of any Incremental Term B Commitments and the Incremental Term B Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Tranche B Term Commitments and the Tranche B Term Loans; provided that (i) the interest rate margins with respect to any Incremental Term Loans shall be as agreed by the Borrower and the lenders in respect thereof, provided that if the Weighted Average Yield applicable to any Incremental Term Loans exceeds by more than 0.50% per annum the applicable Weighted Average Yield payable pursuant to the terms of this Agreement, as amended through the date of such calculation, with respect to Tranche B Term Loans (such excess, the “Excess Spread”), then (A) the Applicable Rate (or LIBO or Alternate Base Rate floor, if such excess was in respect of an increased LIBO or Alternate Base Rate floor) then in effect for Tranche A Term Loans shall automatically be increased by the Excess Spread and (B) the Applicable Rate (or LIBO or Alternate Base Rate floor, if such excess was in respect of an increased LIBO or Alternate Base Rate floor) then in effect for Tranche B Term Loans shall automatically be increased to eliminate such excess, (ii) any Incremental Term A Loan shall have terms, in Parent Borrower’s reasonable judgment, customary for a tranche A term loan under then-existing market convention and any Incremental Term B Loan shall have terms, in Parent Borrower’s reasonable judgment, customary for a tranche B term loan under then-existing market convention, (iii) subject to clause (ii) above, the amortization schedule with respect to any Incremental Term Loans shall be as agreed by the Borrower and the lenders in respect thereof, provided that the weighted average life to maturity of any Incremental Term A Loans shall be no shorter than the remaining weighted average life to maturity of the Tranche A Terms Loans and the weighted average life to maturity of any Incremental Term B Loans shall be no shorter than the remaining weighted average life to maturity of the Tranche B Term Loans, (iv) no Incremental Term Maturity Date with respect to (A) Incremental Term A Loans shall be earlier than the later of (1) the Tranche A Maturity Date and (2) the Latest Maturity Date then in effect with respect to Extended Tranche A Term Loans and (B) Incremental Term B Loans shall be earlier than the later of (1) the Tranche B Maturity Date and (2) the Latest Maturity Date then in effect with respect to Extended Tranche B Term Loans, (v) except as set forth above, the Incremental Term A Loans shall be treated no more favorably than the Tranche A Term Loans and the Incremental Term B Loans shall be treated no more favorably

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than the Tranche B Term Loans (in each case, including with respect to mandatory and voluntary prepayments); provided that the foregoing shall not apply to covenants or other provisions applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such Incremental Term Loans; provided further that any Incremental Term A Loans or Incremental Term B Loans may add additional covenants or events of default not otherwise applicable to the Tranche A Term Loans or Tranche B Term Loans, as the case may be, or covenants more restrictive than the covenants applicable to the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, in each case prior to the Latest Maturity Date in effect immediately prior to the establishment of such Incremental Facility so long as all Lenders receive the benefits of such additional covenants, events of default or more restrictive covenants, (vi) to the extent the terms applicable to any Incremental Term A Loans are inconsistent with the terms applicable to the Tranche A Term Loans or the terms applicable to any Incremental Term B Loans are inconsistent with the terms applicable to the Tranche B Term Loans (except, in each case, as otherwise permitted pursuant to this paragraph (b)), such terms shall be reasonably satisfactory to the Administrative Agent, and (vii) any Incremental Facility shall have the same Guarantees as, shall rank pari passu with respect to the Liens on the Collateral and in right of payment with the Loans (except to the extent that the related Incremental Facility Agreement provides for such Incremental Term Loans to be treated less favorably, in which case such Incremental Term Loans shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent). Any Incremental Term Commitments established pursuant to an Incremental Facility Agreement that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement. Notwithstanding the foregoing, in no event shall there be more than seven maturity dates in respect of the Credit Facilities (including any Extended Term Loans, Extended Revolving Commitments, Replacement Term Loans or Replacement Revolving Facilities).

(c)    The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by Holdings, the Parent Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that (other than with respect to the incurrence of Incremental Term Loans the proceeds of which shall be used to consummate an acquisition permitted by this Agreement for which the Parent Borrower has determined, in good faith, that limited conditionality is reasonably necessary (any such acquisition, a “Limited Conditionality Acquisition”) as to which conditions (i) through (iii) below shall not apply) no Incremental Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments and the making of Loans and issuance of Letters of Credit thereunder to be made on such date, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of such date, (iii) after giving effect to such Incremental Commitments and the making of Loans and other extensions of credit thereunder to be made on the date of effectiveness thereof (and assuming in the case of any Incremental Revolving Commitments to be made on the date of effectiveness thereof that such Incremental Revolving Commitments are fully drawn), Holdings and the Parent Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 6.12 and 6.13, (iv) the Parent Borrower shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Commitments and the related transactions under this Section, and (v) the other conditions, if any, set forth in the applicable Incremental Facility Agreement are satisfied; provided further that no Incremental Term Loans in respect of a Limited Conditionality Acquisition shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing as of the date of entry into the definitive acquisition documentation in respect of such Limited Conditionality

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Acquisition (the “Limited Conditionality Acquisition Agreement”), (ii) on the date of effectiveness of the Limited Conditionality Acquisition Agreement, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of such date and (iii) on the date of effectiveness of the Limited Conditionality Agreement and assuming such Incremental Term Loans were made on such date, Holdings and the Parent Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 6.12 and 6.13. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.

(d)    Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the total Revolving Commitments shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Exposure of the Incremental Revolving Lender holding such Commitment, and the Applicable Percentage of all the Revolving Lenders, shall automatically be adjusted to give effect thereto.

(e)    On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Lender shall assign to each Incremental Revolving Lender holding such Incremental Revolving Commitment, and each such Incremental Revolving Lender shall purchase from each Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit will be held by all the Revolving Lenders ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment.

(f)    Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Commitment of any Series shall make a loan to the Parent Borrower in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Agreement.

(g)    The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Parent Borrower referred to in paragraph (a) above and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto and of the assignments required to be made pursuant to paragraph (e) above.

SECTION 2.22    Defaulting Lenders. Notwithstanding any provision of this Agreement to

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the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    Fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a).

(b)    The Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment or waiver pursuant to Section 10.02); provided that (i) no Commitment of a Defaulting Lender may be increased or extended without such Defaulting Lender’s consent, (ii) no waiver, amendment or other modification may reduce the amount of principal owing to a Defaulting Lender without such Defaulting Lender’s consent and (iii) any waiver, amendment or other modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

(c)    If any Swingline Exposure or LC Exposure exists or any Foreign Currency Loans are outstanding at the time a Revolving Lender becomes a Defaulting Lender then (i) all or any part of such Swingline Exposure ~~and~~, LC Exposure and Foreign Currency Participating Interest of such Defaulting Lender shall be reallocated among the Revolving Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of a Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure ~~and~~, LC Exposure and Foreign Currency Participating Interest does not exceed such Non-Defaulting ~~Lender’s~~Lenders’ Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time. In the case of any such reallocation, the fees payable to the Revolving Lenders pursuant to Section 2.12(a) and Section 2.12(b)(i) and the Foreign Currency Loan Participants pursuant to Section 2.12(e) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages.

(d)    If the reallocation described in clause (c) above cannot, or can only partially, be effected, the Parent Borrower shall, within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure ~~and~~, (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (c) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding and (z) third, cash collateralize for the benefit of the Fronting Lender, the obligations of the Parent Borrower and any Foreign Subsidiary Borrower corresponding to such Defaulting Lender’s Foreign Currency Participating Interest (after giving effect to any partial reallocation pursuant to clause (c) above) for so long as the circumstances giving rise to such obligation to provide such cash collateral remain relevant (which cash collateralization requirement shall be satisfied by the Parent Borrower depositing such cash collateral into an account opened by the Administrative Agent). In the case of any such cash collateralization, the Parent Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b)(i) (with respect to such Defaulting Lender’s LC Exposure) or Section 2.12(e) (with respect to such Defaulting Lender’s Foreign Currency Participating Interest) for so long as such Defaulting Lender’s LC Exposure is cash collateralized.

(e)    If any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to paragraph (c) or (d) above, then, without prejudice to any rights or remedies of the Issuing Bank or any Revolving Lender that is not a Defaulting Lender hereunder, all participation fees payable under Section 2.12(b)(i) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated pursuant to paragraph

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(c) and (d) above.

(f)    If all or any portion of such Defaulting Lender’s Foreign Currency Participating Interest is neither cash collateralized nor reallocated pursuant to paragraph (c) or (d) above, then, without prejudice to any rights or remedies of the Fronting Lender or any Revolving Lender that is not a Defaulting Lender hereunder, all participation fees payable under Section 2.12(e) with respect to such Defaulting Lender’s Foreign Currency Participating Interest that has not been reallocated or cash collateralized shall be payable to the Fronting Lender until and to the extent such Foreign Currency Participating Interest is cash collateralized and/or reallocated pursuant to paragraph (c) and (d) above.

(g)    ~~(f)~~ So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the Revolving Lenders that are not Defaulting Lenders and/or cash collateral will be provided by the Parent Borrower in accordance with paragraph (c) above, and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Revolving Lenders that are not Defaulting Lenders in a manner consistent with paragraph (c) above (and Defaulting Lenders shall not participate therein).

(h)    So long as any Lender is a defaulting Lender, the Fronting Lender shall not be required to fund any Fronted Foreign Currency Loan unless it is satisfied that the related exposure and the Defaulting Lender’s Foreign Currency Participating Interest will be 100% covered by the Revolving Commitments of the Revolving Lenders that are not Defaulting Lenders and/or cash collateral will be provided by the Parent Borrower in accordance with paragraph (c) above.

(i)    ~~(g)~~ In the event that (i) a Lender becomes a Defaulting Lender as a result of the occurrence of any event described in clause (d) of the definition of the term “Defaulting Lender” with respect to such Lender’s parent company and for so long as such event shall continue or (ii) the Swingline Lender ~~or~~, the Issuing Bank or the Fronting Lender has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan, ~~and~~ the Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, and the Fronting Lender shall not be required to fund any Fronted Foreign Currency Loan, unless the Swingline Lender ~~or~~, the Issuing Bank or the Fronting Lender, as the case may be, shall have entered into arrangements with Holdings and the Parent Borrower or such Revolving Lender satisfactory to the Swingline Lender ~~or~~, the Issuing Bank or the Fronting Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(j)    ~~(h)~~ In the event that (x) a Bankruptcy Event with respect to a Revolving Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (y) the Swingline Lender ~~or~~, the Issuing Bank or the Fronting Lender has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan, ~~and~~ the Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, and the Fronting Lender shall not be required to fund any Fronted Foreign Currency Loan, unless the Swingline Lender ~~or~~, the Issuing Bank or the Fronting Lender, as the case may be, shall have entered into arrangements with Holdings and the Parent Borrower or such Revolving Lender satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

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(k)    ~~(i)~~ In the event that the Administrative Agent, the Parent Borrower, the Issuing Bank, the Fronting Lender and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of (i) the Revolving Loans of the other Revolving Lenders (~~but not Swingline~~other than Swingline Loans and (other than in the case of any Defaulting Lender that is a Foreign Currency Lender) Foreign Currency Loans) as the Administrative shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Applicable Percentage and (ii) the Foreign Currency Participating Interests of the other Revolving Lenders as the Administrative shall determine may be necessary in order for such Lender to hold such in Foreign Currency Participating Interests accordance with its ratable share thereof.

SECTION 2.23  Extensions. (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Parent Borrower to all Lenders of Tranche A Term Loans with a like maturity date, Tranche B Term Loans with a like maturity date or Revolving Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Tranche A Term Loans, Tranche B Term Loans or Revolving Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Parent Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Tranche A Term Loans, Tranche B Term Loans and/or Revolving Commitments and otherwise modify the terms of such Tranche A Term Loans, Tranche B Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Tranche A Term Loans, Tranche B Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Tranche A Term Loans or Tranche B Term Loans) (each, an “Extension”, and each group of Tranche A Term Loans, Tranche B Term Loans or Revolving Commitments, as applicable, in each case as so extended, as well as the original Tranche A Term Loans, Tranche B Term Loans and the original Revolving Commitments (in each case not so extended), being a “tranche”; any Extended Tranche A Term Loans or Extended Tranche B Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Parent Borrower and set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Lender that agrees to an extension with respect to such Revolving Commitment extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments (and related outstandings); provided that (x) subject to the provisions of Sections 2.04(d) and 2.05(k) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments in accordance with their Applicable Percentage of the Revolving Commitments (and except as provided in Sections 2.04(d) and 2.05(k), without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Commitments and repayments thereunder shall be made on a pro rata basis

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(except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the scheduled maturity date of the non-Extended Revolving Commitments) and (y) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different maturity dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (v), (vii), and (ix), be determined between the Parent Borrower and set forth in the relevant Extension Offer), the Tranche A Term Loans of any Tranche A Term Lender that agrees to an extension with respect to such Tranche A Term Loans extended pursuant to any Extension (the “Extended Tranche A Term Loans”) shall have the same terms as the tranche of Tranche A Term Loans subject to such Extension Offer, (iv) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (vi), (viii), and (x), be determined between the Parent Borrower and set forth in the relevant Extension Offer), the Tranche B Term Loans of any Tranche B Term Lender that agrees to an extension with respect to such Tranche B Term Loans extended pursuant to any Extension (the “Extended Tranche B Term Loans” and, together with the Extended Tranche A Term Loans, the “Extended Term Loans”) shall have the same terms as the tranche of Tranche B Term Loans subject to such Extension Offer, (v) the final maturity date of any Extended Tranche A Term Loans shall be no earlier than the maturity date of the Tranche A Term Loans from which they were converted and the amortization schedule applicable to Tranche A Term Loans pursuant to Section 2.10(a) for periods prior to the Tranche A Maturity Date may not be increased, (vi) the final maturity date of any Extended Tranche B Term Loans shall be no earlier than the maturity date of the Tranche B Term Loans from which they were converted and the amortization schedule applicable to Tranche B Term Loans pursuant to Section 2.10(b) for periods prior to the Tranche B Maturity Date may not be increased, (vii) the weighted average life of any Extended Tranche A Term Loans shall be no shorter than the remaining weighted average life of the Tranche A Term Loans extended thereby, (viii) the weighted average life of any Extended Tranche B Term Loans shall be no shorter than the remaining weighted average life of the Tranche B Term Loans extended thereby, (ix) any Extended Tranche A Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of Tranche A Term Loans hereunder (except for repayments required upon the scheduled maturity date of the non-Extended Tranche A Term Loans), in each case as specified in the respective Extension Offer, (x) any Extended Tranche B Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of Tranche B Term Loans hereunder (except for repayments required upon the scheduled maturity date of the non-Extended Tranche B Term Loans), in each case as specified in the respective Extension Offer, (xi) if the aggregate principal amount of Tranche A Term Loans (calculated on the face amount thereof) in respect of which Tranche A Term Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Tranche A Term Loans offered to be extended by the Parent Borrower pursuant to such Extension Offer, then the Tranche A Term Loans of such Tranche A Term Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Tranche A Term Lenders have accepted such Extension Offer, (xii) if the aggregate principal amount of Tranche B Term Loans (calculated on the face amount thereof) in respect of which Tranche B Term Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Tranche B Term Loans offered to be extended by the Parent Borrower pursuant to such Extension Offer, then the Tranche B Term Loans of such Tranche B Term Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Tranche B Term Lenders have accepted such Extension Offer, (xiii) if the aggregate amount of Revolving Commitments in respect of which Revolving Lenders shall have accepted the relevant

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Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments offered to be extended by the Parent Borrower pursuant to such Extension Offer, then the Revolving Loans of such Revolving Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Revolving Lenders have accepted such Extension Offer, (xiv) all documentation in respect of such Extension shall be consistent with the foregoing, (xv) any applicable Minimum Extension Condition shall be satisfied unless waived by the Parent Borrower and (xvi) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent. Notwithstanding the foregoing, in no event shall there be more than seven maturity dates in respect of the Credit Facilities (including any Extended Term Loans, Extended Revolving Commitments, Replacement Term Loans or Replacement Revolving Facilities).

(b)    With respect to all Extensions consummated by the Parent Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Parent Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Parent Borrower’s sole discretion and may be waived by the Parent Borrower) of Tranche A Term Loans, Tranche B Term Loans or Revolving Commitments (as applicable) of any or all applicable tranches be tendered and (y) no tranche of Extended Term Loans shall be in an amount of less than $50,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.11 and 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Commitments, the consent of the Issuing Bank and Swingline Lender, which consent shall, in each case, not be unreasonably withheld or delayed. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Parent Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Parent Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent).

(d)     In connection with any Extension, the Parent Borrower shall provide the

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Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

SECTION 2.24     Foreign Currency Participations; Conversion of Foreign Currency Loans. (a) With respect to each Foreign Currency Loan in any Foreign Currency, the Fronting Lender irrevocably agrees to grant and hereby grants to each Lender that is a Foreign Currency Loan Participant with respect to Foreign Currency Loans made in such Foreign Currency, and, to induce the Fronting Lender to make Foreign Currency Loans in any applicable Foreign Currency hereunder, each Lender that is a Foreign Currency Loan Participant with respect to Foreign Currency Loans made in such Foreign Currency irrevocably agrees to accept and purchase and hereby accepts and purchases from the Fronting Lender, on the terms and conditions hereinafter stated, for such Foreign Currency Loan Participant’s own account and risk, with respect to any Fronted Foreign Currency Loan in any Foreign Currency in which such Lender is a Foreign Currency Loan Participant, an undivided interest (a “Foreign Currency Participating Interest”), in an amount equal to such Foreign Currency Loan Participant’s Applicable Percentage of the outstanding principal amount of such Foreign Currency Loan (it being understood that such calculation shall be made in respect of the outstanding principal amount of such Foreign Currency Loan, and not the portion thereof constituting a Fronted Foreign Currency Loan), in the Fronting Lender’s obligations and rights under such Fronted Foreign Currency Loan made hereunder. Each Revolving Lender that is a Foreign Currency Loan Participant with respect to any Foreign Currency unconditionally and irrevocably agrees with the Fronting Lender that, solely upon the occurrence of an event set forth in Section 2.24(d)(i) or (ii), such Revolving Lender shall pay to the Fronting Lender upon demand an amount equal to (i) in the case of an event set forth in Section 2.24(d)(i) with respect to a Foreign Currency Loan for which such Revolving Lender is a Foreign Currency Loan Participant, the Dollar Equivalent of such Foreign Currency Loan Participant’s Applicable Percentage of the amount of such payment which is not so paid as required under this Agreement and (ii) in the case of an event set forth in Section 2.24(d)(ii), the Dollar Equivalent of such Revolving Lender’s Applicable Percentage of the Foreign Currency Loans then outstanding in any Foreign Currency in which such Revolving Lender is a Foreign Currency Loan Participant.

(b)    If any amount required to be paid by any Foreign Currency Loan Participant to the Fronting Lender pursuant to Section 2.24(a) or Section 2.24(d) is not made available to the Fronting Lender when due, such Foreign Currency Loan Participant shall pay to the Fronting Lender, on demand, such amount with interest thereon at a rate equal to the greater of the daily average Overnight LIBO Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Foreign Currency Loan Participant makes such amount immediately available to the Fronting Lender. If such amount is not made available to the Fronting Lender by such Foreign Currency Loan Participant within three Business Days of such due date, the Fronting Lender shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Eurocurrency Loans under the Revolving Facility, on demand. A certificate of the Fronting Lender submitted to any Foreign Currency Loan Participant with respect to amounts owed under this Section shall be conclusive absent manifest error.

(c)    Whenever, at any time after the Fronting Lender has received from any Foreign Currency Loan Participant its pro rata share of such payment in accordance with subsection 2.24(a) in respect of any Fronted Foreign Currency Loan, the Fronting Lender receives any payment related to such

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Foreign Currency Loan (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Fronting Lender or the Administrative Agent, on behalf of the Fronting Lender), or any payment of interest on account thereof, the Fronting Lender will, within three Business Days after receipt thereof, distribute to such Foreign Currency Loan Participant its pro rata share thereof (and hereby directs the Administrative Agent to remit such pro rata share to such Foreign Currency Loan Participant out of any such payment received by the Administrative Agent for the account of the Fronting Lender (it being understood that any such payment shall be made in dollars and the Fronting Lender or Administrative Agent, as applicable, shall convert any such amounts received by it in a currency other than dollars into the Dollar Equivalent thereof for purposes of such payment)); provided, however, that in the event that any such payment received by the Fronting Lender shall be required to be returned by the Fronting Lender, such Foreign Currency Loan Participant shall, within three Business Days, return to the Fronting Lender the portion thereof previously distributed by the Fronting Lender to it. If any amount required to be paid under this paragraph is paid within three Business Days after such payment is due, the Foreign Currency Loan Participant or Fronting Lender, as the case may be, which owes such amount shall pay to the Fronting Lender or Foreign Currency Loan Participant, as the case may be, to which such amount is owed, on demand, such amount with interest thereon at a rate equal to the greater of the daily average Overnight LIBO Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Foreign Currency Loan Participant or the Fronting Lender, as the case may be, makes such amount immediately available to the Fronting Lender or Foreign Currency Loan Participant, as the case may be. If such amount is not made available to the Fronting Lender or Foreign Currency Loan Participant, as the case may be, by such Foreign Currency Loan Participant or Fronting Lender, as the case may be, within three Business Days of such due date, the Fronting Lender or Foreign Currency Participant, as the case may be, shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Eurocurrency Loans under the Revolving Facility, on demand.

(d)    In the event that any Foreign Currency Loan shall be outstanding and (i) the principal of or interest on such Foreign Currency Loan shall not be paid (x) with respect to a payment due on a scheduled payment date, on such Business Day (with respect to principal) and within five Business Days after such date (with respect to interest) and (y) with respect to a payment due on any other date, within five Business Days after the Borrower receives notice of such due date from the Administrative Agent or Required Lenders, and, in either case, the Fronting Lender shall deliver to the Administrative Agent and the Borrower a request that the provisions of this Section 2.24(d) take effect with respect to such Foreign Currency Loan or (ii) the Commitments shall be terminated or the Loans accelerated pursuant to Article VII, then (unless such request is revoked by the Fronting Lender) (x) the obligations of the Borrower in respect of the principal of and interest on such Fronted Foreign Currency Loan shall without further action be converted into obligations denominated in dollars based upon the Exchange Rate in effect for the day on which such conversion occurs, as determined by the Administrative Agent in accordance with the terms hereof, (y) such converted obligations will bear interest at the rate applicable to overdue Eurocurrency Loans under the Revolving Facility and (z) each applicable Foreign Currency Loan Participant shall pay the purchase price for its Foreign Currency Participating Interest in such Foreign Currency Loan by wire transfer of immediately available funds in dollars to the Administrative Agent in the manner provided in Section 2.24(a) and (b) (and the Administrative Agent shall promptly wire the amounts so received to the Fronting Lender). Upon any event specified in clause (ii) above, the commitments of the Foreign Currency Lenders to make Foreign Currency Loans pursuant to Section 2.01(a) shall be permanently terminated. The obligations of the Revolving Lenders to acquire and pay for their Foreign Currency Participating Interests pursuant to this Section 2.24(d) shall be absolute and unconditional under any and all circumstances.

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SECTION 2.25    Currency Fluctuations. (a) No later than 11:00 A.M. (London time) on each Calculation Date, the Foreign Currency Agent shall determine the Exchange Rate as of such Calculation Date with respect to each applicable Foreign Currency, provided that, upon receipt of a Borrowing Request pursuant to Section 2.03, the Foreign Currency Agent shall determine the Exchange Rate with respect to the relevant Foreign Currency on the related Calculation Date (it being acknowledged and agreed that the Administrative Agent shall use such Exchange Rate for the purposes of determining compliance with Section 2.01(a) with respect to such Borrowing Request). The Exchange Rates so determined shall become effective on the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than Section 10.14 and any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between dollars and any Foreign Currency.

(b) No later than 11:00 A.M. (London time) on each Reset Date, the Foreign Currency Agent shall determine the aggregate amount of the Dollar Equivalents of (i) the principal amounts of the Foreign Currency Loans then outstanding (after giving effect to any Foreign Currency Loans to be made or repaid on such date) and (ii) the total LC Exposure in currencies other than dollars at such time.

(c) The Administrative Agent shall promptly notify the Parent Borrower, any applicable Foreign Subsidiary Borrower and the Foreign Currency Lenders of each determination of an Exchange Rate hereunder.

ARTICLE III

Representations and Warranties

Each of Holdings, the Parent Borrower, each Subsidiary Term Borrower (as to itself only) and each Foreign Subsidiary Borrower (as to itself only) represents and warrants to the Lenders that:

SECTION 3.01    Organization; Powers. Each of Holdings, the Parent Borrower and its Subsidiaries (including the Receivables Subsidiary) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02    Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each of Holdings and the Parent Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Parent Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03    Governmental Approvals; No Conflicts. The Transactions and the other transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and

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(iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) or their assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary), except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary), except Liens created under the Loan Documents and Liens permitted by Section 6.02.

SECTION 3.04    Financial Condition; No Material Adverse Change.

(a)    Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2011, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarters and the portion of the fiscal year ended on each of March 31, 2012 and June 30, 2012, in each case certified by its chief financial officer (it being understood that Holdings has furnished the foregoing to the Lenders by the filing with the Commission Holdings’ annual report on Form 10-K for the fiscal year ended December 31, 2011 and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)    [Reserved].

(c)    Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, except for the Disclosed Matters and except for liabilities arising as a result of the Transactions, after giving effect to the Transactions, none of Holdings, the Parent Borrower or the Subsidiaries (including the Receivables Subsidiary) has, as of the Restatement Effective Date, any contingent liabilities that would be material to Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary), taken as a whole.

(d)    Since December 31, 2011, there has been no event, change or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05    Properties. (a) Each of Holdings, the Parent Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)    Each of Holdings, the Parent Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its

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business, and the use thereof by Holdings, the Parent Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)    Schedule 3.05 sets forth the address of each real property that is owned or leased by Holdings, the Parent Borrower or any of its Subsidiaries as of the Restatement Effective Date after giving effect to the Transactions.

(d)    As of the Restatement Effective Date, none of Holdings, the Parent Borrower or any of its Subsidiaries has received written notice of any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

SECTION 3.06    Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Parent Borrower, threatened against or affecting Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)    Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07    Compliance with Laws and Agreements. Each of Holdings, the Parent Borrower and its Subsidiaries (including the Receivables Subsidiary) is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08    Investment Company Status. None of Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09    Taxes. Each of Holdings, the Parent Borrower and its Subsidiaries (including the Receivables Subsidiary) has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which

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Holdings, the Parent Borrower or such Subsidiary (including the Receivables Subsidiaries), as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. As of the Restatement Effective Date, the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of the Financial Accounting Standards Board Accounting Standards Codification Topic No. 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11    Disclosure. Each of Holdings and the Parent Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Parent Borrower or any of its Subsidiaries (including the Receivables Subsidiary) is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Parent Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were prepared.

SECTION 3.12    Subsidiaries. Holdings does not have any subsidiaries other than the Parent Borrower and the Parent Borrower’s Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Restatement Effective Date.

SECTION 3.13    Insurance. Schedule 3.13 sets forth a description of all material insurance policies maintained by or on behalf of Holdings, the Parent Borrower and the Subsidiaries as of the Restatement Effective Date. As of the Restatement Effective Date, all premiums due in respect of such insurance have been paid.

SECTION 3.14    Labor Matters. As of the Restatement Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Parent Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Parent Borrower, threatened that could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Parent Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Parent Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Parent Borrower or such Subsidiary except for those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Parent Borrower or any Subsidiary is bound.

SECTION 3.15    Solvency. Immediately after the consummation of the Transactions to

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occur on the Restatement Effective Date and immediately following the making of each Loan made on the Restatement Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Restatement Effective Date.

SECTION 3.16    Senior Indebtedness. The Obligations constitute “Senior Indebtedness” under the terms of any Indebtedness that is subordinated in right of payment to the Obligations.

SECTION 3.17    Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Collateral Agent and for so long as the Collateral Agent remains in possession of such Collateral, the security interest created by the Pledge Agreement shall constitute a perfected first priority security interest in all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

(b)    The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the security interest created by the Security Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)), in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 6.02.

(c)    When the Security Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and the financing statements referred to in Section 3.17(b) above are appropriately filed, the security interest created by the Security Agreement shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office and subsequent UCC filings may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Restatement Effective Date), other than with respect to Liens permitted by Section 6.02.

(d)    Each Mortgage, upon execution and delivery thereof by the parties thereto, is effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties thereunder

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and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.17(d), the Lien created by each Mortgage shall constitute a perfected Lien on all right, title and interest of the applicable mortgagor in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens permitted by Section 6.02.

(e)    Following the execution of any Foreign Security Document pursuant to Section 4.03, each Foreign Security Document shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the applicable collateral covered by such Foreign Security Document, and when the actions specified in such Foreign Security Document, if any, are completed, the security interest created by such Foreign Security Document shall constitute a perfected security interest in all right, title and interest of the grantors thereunder in such collateral to the full extent possible under the laws of the applicable foreign jurisdiction, in each case prior and superior in right to any other Person, other than with respect to Liens permitted by Section 6.02.

SECTION 3.18    Federal Reserve Regulations. (a) None of Holdings, the Parent Borrower or any of the Subsidiaries (including the Receivables Subsidiary) is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(b)    No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X.

SECTION 3.19    OFAC; Anti-Money Laundering; PATRIOT Act. (a) None of Holdings, the Parent Borrower or any of the Subsidiaries (including the Receivables Subsidiary) is (i) a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Party and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) a Person who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2, or (iii) a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(b) No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(c) Each of Holdings, the Parent Borrower and the Subsidiaries (including the Receivables Subsidiary) is in compliance, in all material respects, with the PATRIOT Act.

ARTICLE IV

Conditions

SECTION 4.01      Effective Date. The obligations of the Lenders to have made Loans and of the Issuing Bank to have issued Letters of Credit requested to be made by it on the Effective Date was subject to the satisfaction of the following conditions (it being understood and acknowledged

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that the Effective Date occurred on June 21, 2011 and that capitalized terms used in this Section 4.01 shall be used with the meanings assigned thereto in the Existing Credit Agreement):

(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)    The Agents shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Cahill Gordon & Reindel LLP, (ii) McDonald Hopkins LLC and (iii) Barnes & Thornburg LLP, in each case in form and substance reasonably satisfactory to the Administrative Agent. Each of Holdings and the Parent Borrower hereby requests such counsel to deliver such opinions.

(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of Holdings and the Parent Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document.

(f)    The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Parent Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released or will be released pursuant to UCC-3 financing statements or other release documentation delivered to the Collateral Agent.

(g)    The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect, together with endorsements naming the Collateral Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder, to the extent required by Section 5.07.

(h)    The Transactions shall have been consummated or shall be consummated substantially simultaneously with the initial funding of the Tranche B Term Loans on the

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Effective Date in accordance with applicable law and all other related documentation in all material respects (without giving effect to any amendments not approved by the Administrative Agent), and after giving effect to the Transactions and the other transactions contemplated hereby, none of Holdings, the Parent Borrower or any of the Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness to a Person other than the Parent Borrower or any Subsidiary, other than (i) Indebtedness incurred under the Loan Documents and (ii) Indebtedness incurred and outstanding as of the date hereof in compliance with Section 6.01 of this Agreement.

(i)    The Lenders shall have received the financial statements referred to in Section 3.04(a).

(j)    The Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated the Effective Date and signed by the chief financial officer of each of Holdings and the Parent Borrower, certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.

(k)    The Administrative Agent shall be satisfied that the Intercreditor Agreement shall be effective with respect to the Obligations and that the Obligations shall constitute “First Priority Obligations” thereunder, and shall have received an acknowledgment to that effect from the Second Priority Representative under (and as defined in) the Intercreditor Agreement.

(l)    The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti money laundering rules and regulations, including the USA PATRIOT Act.

The Administrative Agent shall notify the Parent Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on June 21, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than (i) any Revolving Loan made pursuant to Section 2.04(c) or Section 2.05(d) and (ii) any continuation or conversion of a Borrowing pursuant to the terms hereof that does not result in the increase of the aggregate principal amount of the Borrowings then outstanding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Parent Borrower

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on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03    Credit Events Relating to Foreign Subsidiary Borrowers. The obligation of each Lender to make Loans to any Foreign Subsidiary Borrower, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit to any Foreign Subsidiary Borrower, is subject to the satisfaction of the following conditions:

(a)    With respect to the earlier to occur of the initial Loan made to or the initial Letter of Credit issued for the account of such Foreign Subsidiary Borrower:

(i)    the Administrative Agent (or its counsel) shall have received such Foreign Subsidiary Borrower’s Foreign Subsidiary Borrowing Agreement duly executed and delivered by all parties thereto; and

(ii)    the Administrative Agent shall have received such documents (including legal opinions) and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Foreign Subsidiary Borrower and any other legal matters relating to such Foreign Subsidiary Borrower or its Foreign Subsidiary Borrowing Agreement, all in form and substance satisfactory to the Administrative Agent and its counsel.

SECTION 4.04    Restatement Effective Date. The effectiveness of this Agreement and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit requested to be made by it on the Restatement Effective Date is subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions:

(a)    The Administrative Agent (or its counsel) shall have received (i) this Agreement, executed and delivered by the Administrative Agent, Holdings and the Parent Borrower, Required Lenders (as defined in the Existing Credit Agreement), each Revolving Lender set forth on Schedule 2.01 and each Tranche A Term Lender set forth on Schedule 2.01, (ii) Addenda to this Agreement, executed and delivered by Persons with Tranche B Term Commitments and (ii) a Reaffirmation substantially in the form of Exhibit L hereto, executed and delivered by Holdings, the Parent Borrower and each Subsidiary Loan Party.

(b)    All Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall have been replaced with Loans hereunder (and all accrued interest thereon, and all amounts due pursuant to Section 2.11(a) of the Existing Credit Agreement, as of the Restatement Effective Date shall have been paid).

(c)    The Senior Secured Notes Repayment shall have occurred (or shall occur substantially simultaneously with the occurrence of the Restatement Effective Date).

(d)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of each of (i) Cahill Gordon & Reindel LLP, (ii) McDonald Hopkins LLC, (iii) Jones Day and (iv) Barnes & Thornburg LLP, in each case in form and substance reasonably satisfactory to the Administrative Agent. Each of Holdings and the Parent Borrower hereby requests such counsel to deliver such opinions.

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(e)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(f)    The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of Holdings and the Parent Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(g)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document.

(h)    The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Restatement Effective Date and signed by an executive officer or Financial Officer of the Parent Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released or will be released pursuant to UCC-3 financing statements or other release documentation delivered to the Collateral Agent.

(i)    The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect, together with endorsements naming the Collateral Agent, for the benefit of the Secured Parties, as additional insured and loss payee thereunder, to the extent required by Section 5.07.

(j)    The Transactions shall have been consummated or shall be consummated substantially simultaneously with the initial funding of the Loans on the Restatement Effective Date in accordance with applicable law and all other related documentation in all material respects (without giving effect to any amendments not approved by the Administrative Agent), and after giving effect to the Transactions and the other transactions contemplated hereby, none of Holdings, the Parent Borrower or any of the Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness to a Person other than the Parent Borrower or any Subsidiary, other than (i) Indebtedness incurred under the Loan Documents and (ii) Indebtedness incurred and outstanding as of the date hereof in compliance with Section 6.01 of this Agreement.

(k)    The Lenders shall have received the financial statements referred to in Section 3.04(a).

(l)    The Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated the Restatement Effective Date and signed by the chief financial officer of each of Holdings and the Parent Borrower, certifying that

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Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.

(m)    The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti money laundering rules and regulations, including the USA PATRIOT Act.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower, each Subsidiary Term Borrower (as to itself only) and each Foreign Subsidiary Borrower (as to itself only) covenants and agrees with the Lenders that:

SECTION 5.01    Financial Statements and Other Information. Holdings or the Parent Borrower will furnish to the Administrative Agent and each Lender:

(a)    within 90 days after the end of each fiscal year of Holdings, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal year of Holdings by the filing of Holdings’ annual report on Form 10-K for such fiscal year with the Commission to the extent the foregoing are included therein);

(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied in respect of any fiscal quarter of Holdings by the filing of Holdings’ quarterly report on Form 10-Q for such fiscal quarter with the Commission to the extent the foregoing are included therein);

(c)    concurrently with any delivery of financial statements under clause (a) or (b)

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above, a certificate of a Financial Officer of Holdings or the Parent Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12 and 6.13, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings’ audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) identifying all Subsidiaries existing on the date of such certificate and indicating, for each such Subsidiary, whether such Subsidiary is a Subsidiary Loan Party or a Foreign Subsidiary and whether such Subsidiary was formed or acquired since the end of the previous fiscal quarter;

(d)    concurrently with any delivery of financial statements under clause (a) above, (i) a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) and (ii) a certificate of a Financial Officer of Holdings or the Parent Borrower (A) identifying any parcels of real property or improvements thereto with a value exceeding $2,000,000 that have been acquired by any Loan Party since the end of the previous fiscal year, (B) identifying any changes of the type described in Section 5.03(a) that have not been previously reported by the Parent Borrower, (C) identifying any Permitted Acquisitions that have been consummated since the end of the previous fiscal year, including the date on which each such Permitted Acquisition was consummated and the consideration therefor, (D) identifying any Intellectual Property (as defined in the Security Agreement) with respect to which a notice is required to be delivered under the Security Agreement and has not been previously delivered and (E) identifying any Prepayment Events that have occurred since the end of the previous fiscal year and setting forth a reasonably detailed calculation of the Net Proceeds received from Prepayment Events since the end of such previous fiscal year;

(e)    no later than February 15 of each fiscal year of Holdings (commencing with the fiscal year ending December 31, 2012), a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any material revisions of such budget that have been approved by senior management of Holdings;

(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Parent Borrower or any Subsidiary with the Commission or with any national securities exchange, as the case may be (it being understood that the obligation to furnish the foregoing to the Administrative Agent and the Lenders shall be deemed to be satisfied to the extent the foregoing are filed with the Commission); and

(g)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Parent Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02    Notices of Material Events. Holdings and the Parent Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

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(a)    the occurrence of any Default;

(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Parent Borrower or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Parent Borrower and its Subsidiaries in an aggregate amount exceeding $15,000,000; and

(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03    Information Regarding Collateral. (a) The Parent Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or structure, (iv) in any Loan Party’s jurisdiction of organization or (v) in any Loan Party’s Federal Taxpayer Identification Number. The Parent Borrower agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Collateral Agent, together with all applicable information to enable the Administrative Agent to make all filings under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent (on behalf of the Secured Parties) to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, Holdings (on behalf of itself and the other Loan Parties) shall deliver to the Administrative Agent a certificate of a Financial Officer of Holdings (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Restatement Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 5.04    Existence; Conduct of Business. (a) Each of Holdings, the Parent Borrower and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the loss of which would have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05.

(b)    Holdings and the Parent Borrower will cause all the Equity Interests of the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers to be owned, directly or indirectly, by the Parent Borrower or any Subsidiary, and the Subsidiary Term Borrowers shall at all times remain a guarantor under the Guarantee Agreement.

SECTION 5.05    Payment of Obligations. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries (including the Receivables Subsidiary) to, pay its Indebtedness and other obligations,

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including Tax liabilities, before the same shall become delinquent or in default, except (a) those being contested in good faith by appropriate proceedings and for which Holdings, the Parent Borrower, a Subsidiary Term Borrower, or a Foreign Subsidiary Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) to the extent the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06    Maintenance of Properties. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of their business, taken as a whole, in good working order and condition, ordinary wear and tear excepted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or disposition permitted under Section 6.05.

SECTION 5.07    Insurance. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, maintain insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Such insurance shall be maintained with financially sound and reputable insurance companies, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance; provided adequate reserves therefor, in accordance with GAAP, are maintained. In addition, each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of its Subsidiaries to, maintain all insurance required to be maintained pursuant to the Security Documents. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board of Governors. The Parent Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. All insurance policies or certificates (or certified copies thereof) with respect to such insurance shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Lenders (including, without limitation, by naming the Collateral Agent as loss payee or additional insured, as appropriate).

SECTION 5.08    Casualty and Condemnation. The Parent Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of casualty or other insured damage to any material portion of any Collateral having a book value or fair market value of $1,000,000 or more or the commencement of any action or proceeding for the taking of any Collateral having a book value or fair market value of $1,000,000 or more or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

SECTION 5.09    Books and Records; Inspection and Audit Rights. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers

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will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 5.10    Compliance with Laws. Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11    Use of Proceeds and Letters of Credit. The Parent Borrower and the Subsidiary Term Borrowers will use the proceeds of the Term Loans on the Restatement Effective Date solely to consummate the Transactions. The proceeds of the Revolving Loans and Swingline Loans will be used only for general corporate purposes and, to the extent permitted by Section 6.01(a)(i), Permitted Acquisitions. Letters of Credit will be available only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.12    Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Restatement Effective Date, the Parent Borrower will, within five Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and, within five Business Days after such Subsidiary is formed or acquired, cause the Collateral and Guarantee Requirement and the Foreign Security Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, including with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

SECTION 5.13    Further Assurances. (a) Each of Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, landlord waivers and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement and the Foreign Security Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)    If any assets (including any real property or improvements thereto or any interest therein) having a book value or fair market value of $5,000,000 or more in the aggregate are acquired by the Parent Borrower or any Subsidiary Loan Party after the Restatement Effective Date or through the acquisition of a Subsidiary Loan Party under Section 5.12 (other than, in each case, assets constituting Collateral under the Security Agreement or the Pledge Agreement that become subject to the Lien of the Security Agreement or the Pledge Agreement upon acquisition thereof), the Parent Borrower or, if applicable, the relevant Subsidiary Loan Party will notify the Administrative Agent and the Lenders thereof, and, if reasonably requested by the Administrative Agent or the Required Lenders, the Parent

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Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

SECTION 5.14    Ratings. Use commercially reasonable efforts to maintain (a) a long-term public corporate family and/or credit, as applicable, rating of the Parent Borrower and (b) a credit rating for the Credit Facilities, in each case from each of Moody’s and S&P. It is understood and agreed that the foregoing is not an agreement to maintain any specific rating.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower, each Subsidiary Term Borrower (as to itself only) and each Foreign Subsidiary Borrower (as to itself only) covenants and agrees with the Lenders that:

SECTION 6.01    Indebtedness; Certain Equity Securities. (a) None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)    (A) Indebtedness created under the Loan Documents and (B) any Permitted Term Loan Refinancing Indebtedness;

(ii)    (A) the Permitted Receivables Financing, (B) financings in respect of sales of accounts receivable by a Foreign Subsidiary permitted by Section 6.05(c)(ii) and (C) the Specified Vendor Receivables Financing;

(iii)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount as specified on such Schedule 6.01 or result in an earlier maturity date or decreased weighted average life thereof;

(iv)    Permitted Unsecured Debt of the Parent Borrower; provided that the Leverage Ratio, on a pro forma basis after giving effect to the incurrence of such Permitted Unsecured Debt and recomputed as of the last day of the most recently ended fiscal quarter of Holdings for which financial statements are available, as if such incurrence (and any related repayment of Indebtedness) had occurred on the first day of the relevant period (provided that any incurrence of Permitted Unsecured Debt that occurs prior to the first testing period under Section 6.13 shall be deemed to have occurred during such first testing period), is at least 0.25 less than is otherwise required pursuant to Section 6.13 at the time of such event;

(v)    [reserved];

(vi)    Indebtedness of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is

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not a Domestic Loan Party to the Parent Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

(vii)    Guarantees by the Parent Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent Borrower or any other Subsidiary; provided that Guarantees by the Parent Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Domestic Loan Party shall be subject to Section 6.04;

(viii)    Guarantees by Holdings, the Parent Borrower or any Subsidiary, as the case may be, in respect of (A) any Permitted Term Loan Refinancing Indebtedness, (B) any Incremental Equivalent Debt or (C) any Permitted Unsecured Debt; provided that none of Holdings, the Parent Borrower or any Subsidiary, as the case may be, shall Guarantee such Indebtedness unless it also has Guaranteed the Obligations pursuant to the Guarantee Agreement;

(ix)    Indebtedness of the Parent Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (ix) shall not exceed $50,000,000 at any time outstanding;

(x)    Indebtedness arising as a result of an Acquisition Lease Financing or any other sale and leaseback transaction permitted under Section 6.06;

(xi)    Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (xi) shall not exceed $40,000,000 at any time outstanding, less the liquidation value of any outstanding Assumed Preferred Stock;

(xii)    Indebtedness of Holdings, the Parent Borrower or any Subsidiary in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by Holdings, the Parent Borrower and the Subsidiaries in the ordinary course of their business;

(xiii)    other unsecured Indebtedness of Holdings, the Parent Borrower or any Subsidiary in an aggregate principal amount not exceeding $35,000,000 at any time outstanding, less the liquidation value of any applicable Qualified Holdings Preferred Stock issued and outstanding pursuant to clause (b) of the definition of Qualified Holdings Preferred Stock;

(xiv)    secured Indebtedness in an aggregate amount not exceeding $100,000,000 at any time outstanding, in each case in respect of foreign lines of credit;

(xv)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten days of incurrence;

(xvi)    Indebtedness arising in connection with endorsement of instruments for deposit

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in the ordinary course of business;

(xvii)    Indebtedness incurred in connection with the financing of insurance premiums in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy, if applicable;

(xviii)    contingent obligations to financial institutions, in each case to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in an amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, contingent obligations of the Parent Borrower and its Subsidiaries incurred in the ordinary course of business;

(xix)    unsecured guarantees by the Parent Borrower or any Subsidiary Loan Party of facility leases of any Loan Party;

(xx)    Indebtedness of the Parent Borrower or any Subsidiary Loan Party under Hedging Agreements with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Agreements relate to interest rates, (A) such Hedging Agreements relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (B) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Agreements relate; and

(xxi)    secured or unsecured notes (such notes, “Incremental Equivalent Debt”); provided that (A) at the time of (and after giving effect to) the incurrence of any Incremental Equivalent Debt, the aggregate amount of all Incremental Equivalent Debt, together with the aggregate amount of all Incremental Revolving Commitments and Incremental Term Commitments previously (or substantially simultaneously) established, shall not exceed the greater of (1) $300,000,000 and (2) an amount such that, after giving effect to the incurrence of such Incremental Equivalent Debt and the making of any other Indebtedness incurred substantially simultaneously therewith (and assuming in the case of any Incremental Revolving Commitments established substantially simultaneously therewith that such Incremental Revolving Commitments are fully drawn), the Senior Secured Net Leverage Ratio, calculated on a pro forma basis, is no greater than 2.50 to 1.00, (B) the incurrence of such Indebtedness shall be subject to clauses (i) through (iii) of Section 2.21(c) as if such Incremental Equivalent Debt were an Incremental Term Loan or Incremental Revolving Commitment, as applicable, (C) such Indebtedness shall mature no earlier than 91 days after the Latest Maturity Date then in effect, (D) such Incremental Equivalent Debt shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change of Control set forth herein and (E) such Incremental Equivalent Debt shall not be subject to a financial maintenance covenant more favorable to the holders thereof than those contained in the Loan Documents (other than for periods after the Latest Maturity Date then in effect).

(b)    None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, except (i) Qualified Holdings Preferred Stock, (ii) Assumed Preferred Stock and (iii) preferred stock or preferred Equity Interests held by Holdings, the Parent Borrower or any Subsidiary.

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SECTION 6.02    Liens. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Liens created under the Loan Documents and Liens in respect of any Permitted Term Loan Refinancing Indebtedness;

(b)    Permitted Encumbrances;

(c)    Liens in respect of the Permitted Receivables Financing and the Specified Vendor Receivables Financing;

(d)    any Lien on any property or asset of Holdings, the Parent Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of Holdings, the Parent Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e)    any Lien existing on any property or asset prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(f)    Liens on fixed or capital assets acquired, constructed or improved by, or in respect of Capital Lease Obligations of, the Parent Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (ix) of Section 6.01(a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent Borrower or any Subsidiary;
(g)    Liens, with respect to any Mortgaged Property, described in the applicable schedule of the title policy covering such Mortgaged Property;

(h)    Liens in respect of sales of accounts receivable by Foreign Subsidiaries permitted by Section 6.05(c)(ii);

(i)    other Liens securing liabilities permitted hereunder in an aggregate amount not exceeding (i) in respect of consensual Liens, $20,000,000 and (ii) in respect of all such Liens, $40,000,000, in each case at any time outstanding;

(j)    Liens in respect of Indebtedness permitted by Section 6.01(a)(xiv), provided that the assets subject to such Liens are not located in the United States;

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(k)    Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by any Lender, in each case granted in the ordinary course of business in favor of such Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;

(l)    licenses or sublicenses of Intellectual Property (as defined in the Security Agreement) granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company;

(m)    the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(n)    Liens for the benefit of a seller deemed to attach solely to cash earnest money deposits in connection with a letter of intent or acquisition agreement with respect to a Permitted Acquisition;

(o)    Liens deemed to exist in connection with Investments permitted under Section 6.04 that constitute repurchase obligations and in connection with related set-off rights;

(p)    Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(q)    Liens of sellers of goods to the Parent Borrower or any of its Subsidiaries arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses; and

(r)    Liens with respect to property or assets of the Parent Borrower or any Subsidiary securing Incremental Equivalent Debt, provided that such Incremental Equivalent Debt shall be secured only by a Lien on the Collateral and on a pari passu or subordinated basis with the Obligations and shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 6.03    Fundamental Changes. (a) None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any other Person to merge into or consolidate with any of them, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party (provided that, with respect to any such merger involving the Subsidiary Term Borrowers or the Foreign Subsidiary Borrowers, the surviving entity of such merger shall be a Subsidiary Term Borrower or a Foreign Subsidiary Borrower, as the case may be) and (iii) any Subsidiary (other than

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a Subsidiary Loan Party) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04. Notwithstanding the foregoing, this Section 6.03 shall not prohibit any Permitted Acquisition.
(b)    The Parent Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
(c)    Holdings will not engage in any business or activity other than (i) the ownership of all the outstanding shares of capital stock of the Parent Borrower, (ii) performing its obligations (A) under the Loan Documents, and (B) under the Permitted Receivables Financing, (iii) activities incidental thereto and to Holdings’s existence, (iv) activities related to the performance of all its obligations in respect of the Transactions, (v) performing its obligations under guarantees in respect of sale and leaseback transactions permitted by Section 6.06 and (vi) other activities (including the incurrence of Indebtedness and the issuance of its Equity Interests) that are permitted by this Agreement. Holdings will not own or acquire any assets (other than shares of capital stock of the Parent Borrower and the Permitted Investments or incur any liabilities (other than liabilities imposed by law, including tax liabilities, liabilities related to its existence and permitted business and activities specified in the immediately preceding sentence).

(d)    The Receivables Subsidiary will not engage in any business or business activity other than the activities related to the Permitted Receivables Financing and its existence. The Receivables Subsidiary will not own or acquire any assets (other than the receivables subject to the Permitted Receivables Financing) or incur any liabilities (other than the liabilities imposed by law including tax liabilities, and other liabilities related to its existence and permitted business and activities specified in the immediately preceding sentence, including liabilities arising under the Permitted Receivables Financing).

SECTION 6.04      Investments, Loans, Advances, Guarantees and Acquisitions. None of the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)    Permitted Investments;

(b)    investments existing on the date hereof and set forth on Schedule 6.04;

(c)    Permitted Acquisitions;

(d)    investments by the Parent Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries that exist immediately prior to any applicable transaction; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement or any applicable Foreign Security Documents, as the case may be, to the extent required by this Agreement and (ii) the aggregate amount of investments (excluding any such

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investments, loans, advances and Guarantees to such Subsidiaries that are assumed and exist on the date any Permitted Acquisition is consummated and that are not made, incurred or created in contemplation of or in connection with such Permitted Acquisition) by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Domestic Loan Parties made after the Restatement Effective Date shall not at any time exceed $80,000,000;

(e)    loans or advances made by the Parent Borrower to any Subsidiary and made by any Subsidiary to the Parent Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

(f)    Guarantees permitted by Section 6.01(a)(viii);

(g)    investments arising as a result of the Permitted Receivables Financing;

(h)    [Reserved];

(i)    investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j)    any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;

(k)    Guarantees by Holdings, the Parent Borrower and the Subsidiaries of leases entered into by any Subsidiary as lessee; provided that the amount of such Guarantees made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

(l)    extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;

(m)    loans or advances to employees made in the ordinary course of business consistent with prudent business practice and not exceeding $5,000,000 in the aggregate outstanding at any one time;

(n)    investments in the form of Hedging Agreements permitted under Section 6.07;

(o)    investments by the Parent Borrower or any Subsidiary in (i) the capital stock of a Receivables Subsidiary and (ii) other interests in a Receivables Subsidiary, in each case to the extent required by the terms of the Permitted Receivables Financing;

(p)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

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(q)    Permitted Joint Venture and Foreign Subsidiary Investments;

(r)    investments, loans or advances in addition to those permitted by clauses (a) through (q) above not exceeding in the aggregate $50,000,000 at any time outstanding;

(s)    investments made (i) with the Net Proceeds of any issuance of Equity Interests in Holdings or (ii) with Equity Interests in Holdings; and

(t)    investments by the Parent Borrower or any Subsidiary in an aggregate amount not to exceed the Available Amount.

SECTION 6.05    Asset Sales. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will they permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except:

(a)    sales, transfers, leases and other dispositions of inventory, used or surplus equipment or other obsolete assets, Permitted Investments and Investments referred to in Section 6.04(i) in the ordinary course of business;

(b)    sales, transfers and dispositions to the Parent Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Domestic Loan Party shall be made in compliance with Section 6.09;

(c)    (i) sales of accounts receivable and related assets pursuant to the Receivables Purchase Agreement, (ii) sales of accounts receivable and related assets by a Foreign Subsidiary pursuant to customary terms whereby recourse and exposure in respect thereof to any Foreign Subsidiary does not exceed at any time $40,000,000 and (iii) sales of accounts receivables and related assets pursuant to the Specified Vendor Receivables Financing.

(d)    the creation of Liens permitted by Section 6.02 and dispositions as a result thereof;

(e)    sales or transfers that are permitted sale and leaseback transactions pursuant to Section 6.06;

(f)    sales and transfers that constitute part of an Acquisition Lease Financing;

(g)    Restricted Payments permitted by Section 6.08;

(h)    transfers and dispositions constituting investments permitted under Section 6.04;

(i)    sales, transfers and other dispositions of property identified on Schedule 6.05;

(j)    sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (j) shall not exceed (i) 15% of the aggregate fair market value of all assets of the Parent Borrower (determined as of the end of its most recent fiscal year), including any Equity Interests

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owned by it, during any fiscal year of the Parent Borrower; provided that such amount shall be increased, in respect of the fiscal year ending on December 31, 2013, and each fiscal year thereafter by an amount equal to the total unused amount of such permitted sales, transfers and other dispositions for the immediately preceding fiscal year (without giving effect to the amount of any unused permitted sales, transfers and other dispositions that were carried forward to such preceding fiscal year) and (ii) 35% of the aggregate fair market value of all assets of the Parent Borrower as of the Restatement Effective Date, including any Equity Interests owned by it, during the term of this Agreement subsequent to the Restatement Effective Date; and

(k)    sale of the Designated Business; provided that (i) at the time of and after giving effect to such sale, Holdings and the Parent Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 6.12 and 6.13, (ii) at the time of and after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing and (iii) the Net Proceeds thereof shall be used to prepay Term Loans in accordance with Section 2.11(c);

provided that (x) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and (y) all sales, transfers, leases and other dispositions permitted by clauses (i), (j) and (k) above shall be for at least 75% cash consideration.

SECTION 6.06    Sale and Leaseback Transactions. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets (other than any such transaction to which (b) or (c) below is applicable) that is made for cash consideration in an amount not less than the cost of such fixed or capital asset in an aggregate amount less than or equal to $20,000,000, so long as the Capital Lease Obligations associated therewith are permitted by Section 6.01(a)(ix), (b) in the case of property owned as of or after the Restatement Effective Date, any such sale of any fixed or capital assets that is made for cash consideration in an aggregate amount not less than the fair market value of such fixed or capital assets not to exceed $35,000,000 in the aggregate, in each case, so long as the Capital Lease Obligations (if any) associated therewith are permitted by Section 6.01(a)(ix) and (c) any Acquisition Lease Financing.

SECTION 6.07    Hedging Agreements. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business and which are not speculative in nature to hedge or mitigate risks to which the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower or any other Subsidiary is exposed in the conduct of its business or the management of its assets or liabilities (including Hedging Agreements that effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise)).

SECTION 6.08    Restricted Payments; Certain Payments of Indebtedness. (a) None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i)    Holdings may declare and pay dividends with respect to its Equity Interests

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payable solely in additional Equity Interests in Holdings;

(ii)    Subsidiaries may declare and pay dividends ratably with respect to their capital stock;

(iii)    the Parent Borrower may make payments to Holdings to permit it to make, and Holdings may make, Restricted Payments, not exceeding $5,000,000 during the term of this Agreement, in each case pursuant to and in accordance with stock option plans, equity purchase programs or agreements or other benefit plans, in each case for management or employees or former employees of the Parent Borrower and the Subsidiaries;

(iv)    the Parent Borrower may make Permitted Tax Distributions to Holdings or any other direct or indirect equity owners of the Parent Borrower;

(v)    the Parent Borrower may pay dividends to Holdings at such times and in such amounts as shall be necessary to permit Holdings to discharge and satisfy its obligations that are permitted hereunder (including (A) state and local taxes and other governmental charges, and administrative and routine expenses required to be paid by Holdings in the ordinary course of business and (B) cash dividends payable by Holdings in respect of Qualified Holdings Preferred Stock issued pursuant to clauses (b) and (c) of the definition thereof; provided that dividends payable by the Parent Borrower to Holdings pursuant to this clause (v) in order to satisfy cash dividends payable by Holdings in respect of Qualified Holdings Preferred Stock issued pursuant to clause (c) of the definition thereof may only be made after the fiscal year ending December 31, 2012, with Excess Cash Flow not otherwise required to be used to prepay Term Loans pursuant to Section 2.11(d)) (without duplication of amounts used pursuant to Section 6.08(b)(vi)(A) or amounts included in the Available Amount and used pursuant to Sections 6.04(t), 6.08(a)(vii) or 6.08(b)(viii));

(vi)    the Parent Borrower may make payments to Holdings to permit it to make, and Holdings may make payments permitted by Sections 6.09(d), (e), (f) and (g); provided that, at the time of such payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and Holdings and the Parent Borrower are in compliance with Section 6.12; provided, further, that any payments that are prohibited because of the immediately preceding proviso shall accrue and may be made as so accrued upon the curing or waiver of such Default, Event of Default or noncompliance; and

(vii)    (A) the Parent Borrower and Holdings may make Restricted Payments in an aggregate amount not to exceed the Available Amount and (B) Holdings may make Restricted Payments with the proceeds of Restricted Payments made to it by the Borrower pursuant to clause (A); provided that in the case of both clauses (A) and (B), at the time of such payment and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) at the time of such payment and after giving effect thereto and to the incurrence of any Indebtedness in connection therewith, the Leverage Ratio is not greater than 2.00 to 1.00.

(b)    None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the

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purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)    payment of Indebtedness created under the Loan Documents;

(ii)    payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii)    refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv)    payment of secured Indebtedness out of the proceeds of any sale or transfer of the property or assets securing such Indebtedness;

(v)    [reserved];

(vi)    payments in respect of the repurchase, retirement or other acquisition of Equity Interests in Holdings using (A) the portion of Excess Cash Flow not subject to mandatory prepayment pursuant to Section 2.11(d) (without duplication of amounts used pursuant to Section 6.08(a)(v) or amounts included in the Available Amount and used pursuant to Sections 6.04(t), 6.08(a)(vii) or 6.08(b)(viii)) or (B) any source of cash (to the extent not otherwise prohibited in this Agreement) up to an amount not to exceed (x) if after giving effect to such payment, the Leverage Ratio would be (1) less than 2.25 to 1.00, $100,000,000, (2) less than 2.75 to 1.00, but greater than or equal to 2.25 to 1.00, $75,000,000 and (3) less than 3.25 to 1.00 but greater than or equal to 2.75 to 1.00, $50,000,000 and (y) otherwise, $15,000,000;

(vii)    payments of Indebtedness with the Net Proceeds of an issuance of Equity Interests in Holdings; and

(viii)    payments of Indebtedness in an amount equal to the Available Amount; provided that at the time of such payment and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) at the time of such payment and after giving effect thereto and to the incurrence of any Indebtedness in connection therewith, the Leverage Ratio is not greater than 2.00 to 1.00.

(c)    None of Holdings, the Parent Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interest of Holdings, the payments required to be made by Holdings are limited to amounts permitted to be paid under Section 6.08(a), (ii) in the case of any Synthetic Purchase Agreement related to any Restricted Indebtedness, the payments required to be made by Holdings, the Parent Borrower or the Subsidiaries thereunder are limited to the amount permitted under Section 6.08(b) and (iii) in the case of any Synthetic Purchase Agreement, the obligations of Holdings, the Parent Borrower and the Subsidiaries thereunder are subordinated to the Obligations on terms satisfactory to the Required Lenders.

SECTION 6.09    Transactions with Affiliates. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

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(a)    transactions that are at prices and on terms and conditions not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)    transactions between or among the Parent Borrower and the Subsidiaries not involving any other Affiliate (to the extent not otherwise prohibited by other provisions of this Agreement);

(c)    any Restricted Payment permitted by Section 6.08;

(d)    transactions pursuant to agreements in effect on the Restatement Effective Date and listed on Schedule 6.09 (provided that this clause (d) shall not apply to any extension, or renewal of, or any amendment or modification of such agreements that is less favorable to the Parent Borrower or the applicable Subsidiaries, as the case may be);

(e)    the reimbursement of Heartland and/or its Affiliates for their reasonable out-of-pocket expenses incurred by them in connection with the Transactions and performing management services to Holdings, the Parent Borrower and the Subsidiaries, pursuant to the Heartland Management Agreement as in effect on the Restatement Effective Date;

(f)    the payment of one time fees to Heartland and/or its Affiliates in connection with any Permitted Acquisition, such fees to be payable at the time of each such acquisition and not to exceed the percentage of the aggregate consideration paid by Holdings, the Parent Borrower and its Subsidiaries for any such acquisition as specified in the Heartland Management Agreement as in effect on the Restatement Effective Date; and

(g)    payments to Heartland and/or its Affiliates for any financial advisor, underwriter or placement services or other investment banking activities rendered to Holdings, the Parent Borrower or the Subsidiaries, pursuant to the Heartland Management Agreement as in effect on the Restatement Effective Date.

SECTION 6.10    Restrictive Agreements. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Parent Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent Borrower or any other Subsidiary or to Guarantee Indebtedness of the Parent Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, Permitted Receivables Document or any Specified Vendor Receivables Financing Document that are customary, in the reasonable judgment of the board of directors thereof, for the market in which such Indebtedness is issued so long as such restrictions do not prevent, impede or impair (x) the creation of Liens and Guarantees in favor of the Lenders under the Loan Documents or (y) the satisfaction of the obligations of the Loan Parties under the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the

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sale of a Subsidiary pending such sale; provided, further, that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and (iv) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof.

SECTION 6.11    Amendment of Material Documents. None of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower will, nor will they permit any Subsidiary (including the Receivables Subsidiary) to, amend, restate, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, and (b) any Material Agreement or other agreements (including joint venture agreements), in each case to the extent such amendment, restatement, modification or waiver is adverse to the Lenders in any material respect (it being agreed that the addition or removal of Loan Parties from participation in a Permitted Receivables Financing or Specified Vendor Receivables Financing shall not constitute an amendment, modification or waiver of the Receivables Purchase Agreement, Receivables Transfer Agreement or any Specified Vendor Receivables Financing Document that is adverse to the Lenders).

SECTION 6.12    Interest Expense Coverage Ratio. Neither Holdings nor the Parent Borrower will permit the Interest Expense Coverage Ratio, in each case as of the last day of any period of four consecutive fiscal quarters ending after the Restatement Effective Date, to be less than 3.00 to 1.00.

SECTION 6.13    Leverage Ratio. Neither Holdings nor the Parent Borrower will permit the Leverage Ratio as of the last day of any fiscal quarter ending after the Restatement Effective Date to exceed 3.50 to 1.00; provided that during the Covenant Holiday Period, neither Holdings nor the Parent Borrower will permit the Leverage Ratio as of the last day of any fiscal quarter ending during the Covenant Holiday Period to exceed 4.00 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)    the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower shall fail to (i) pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) provide cash collateral when and as the same shall be required by Section 2.05(k);

(b)    the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of Holdings, the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or

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modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)    Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04(a) (with respect to the existence of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower and ownership of the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers), 5.04(b) or 5.11 or in Article VI;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower (which notice will be given at the request of any Lender);

(f)    Holdings, the Parent Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest or other payment obligations) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;

(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    Holdings, the Parent Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

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(j)    Holdings, the Parent Borrower or any Subsidiary shall become unable, admit in writing in a court proceeding its inability or fail generally to pay its debts as they become due;

(k)    one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against Holdings, the Parent Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Parent Borrower or any Subsidiary to enforce any such judgment;

(l)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect on Holdings, the Parent Borrower and its Subsidiaries;

(m)    any Lien covering property having a book value or fair market value of $1,000,000 or more purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement;

(n)    the Guarantee Agreement shall cease to be, or shall have been asserted not to be, in full force and effect;

(o)    the Parent Borrower, Holdings or any Subsidiary shall challenge the subordination provisions of the Subordinated Debt or assert that such provisions are invalid or unenforceable or that the Obligations of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower, or the Obligations of Holdings or any Subsidiary under the Guarantee Agreement, are not senior Indebtedness under the subordination provisions of the Subordinated Debt, or any court, tribunal or government authority of competent jurisdiction shall judge the subordination provisions of the Subordinated Debt to be invalid or unenforceable or such Obligations to be not senior Indebtedness under such subordination provisions or otherwise cease to be, or shall be asserted not to be, legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms; or

(p)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers), take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower accrued hereunder, shall become due and payable

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immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers; and in case of any event with respect to the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers.

ARTICLE VIII

The ~~Administrative Agent~~Agents

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the each of the Administrative Agent (it being understood that reference in this Article VIII to the Administrative Agent shall be deemed to include the Collateral Agent) and the Foreign Currency Agent as its agent and authorizes each of the Administrative Agent and the Foreign Currency Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent or the Foreign Currency Agent, as applicable, by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

~~The bank~~Each of the banks serving as the Administrative Agent and the Foreign Currency Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent~~, and~~ or the Foreign Currency Agent, as applicable, and each such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Parent Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or the Foreign Currency Agent, as applicable, hereunder.

The Administrative Agent and the Foreign Currency Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent and the Foreign Currency Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent and the Foreign Currency Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent and the Foreign Currency Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Parent Borrower or any of its Subsidiaries that is communicated to or obtained by the ~~bank~~banks serving as Administrative Agent and Foreign Currency Agent or any of ~~its~~their Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) ~~or~~and neither the Administrative Agent nor the Foreign Currency Agent shall be liable for any action taken or not taken by it in the absence of its own gross negligence or wilful misconduct. ~~The~~Each of the Administrative Agent and the Foreign Currency Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative

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Agent by Holdings, the Parent Borrower, a Subsidiary Term Borrower, a Foreign Subsidiary Borrower or a Lender, and neither the Administrative Agent nor the Foreign Currency Agent shall ~~not~~ be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Event of default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Foreign Currency Agent.

~~The~~Each of the Administrative Agent and the Foreign Currency Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. ~~The~~Each of the Administrative Agent and the Foreign Currency Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. ~~The~~Each of the Administrative Agent and the Foreign Currency Agent may consult with legal counsel (who may be counsel for the Parent Borrower, a Subsidiary Term Borrower or any Foreign Subsidiary Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

~~The~~Each of the Administrative Agent and the Foreign Currency Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent~~. The~~ or the Foreign Currency Agent, as applicable. Each of the Administrative Agent, the Foreign Currency Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent, Foreign Currency Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Foreign Currency Agent, as applicable.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers). Upon any such resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower and, if applicable, the relevant Subsidiary Term Borrower and Foreign Subsidiary Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers) and such successor. After

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the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Subject to the appointment and acceptance of a successor Foreign Currency Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Administrative Agent and the Parent Borrower (on behalf of itself, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers). Upon any such resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower and, if applicable, the relevant Foreign Subsidiary Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 10 days after the retiring Foreign Currency Agent gives notice of its resignation, then the retiring Foreign Currency Agent may, on behalf of the Lenders and the Administrative Agent, appoint a successor Foreign Currency Agent. Upon the acceptance of its appointment as Foreign Currency Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Foreign Currency Agent, and the retiring Foreign Currency Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) to a successor Foreign Currency Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Foreign Currency Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Foreign Currency Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Foreign Currency Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Foreign Currency Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Collection Allocation Mechanism

SECTION 9.01    Implementation of CAM. (a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Article VII and (ii) the Lenders shall automatically and without further act (and without regard to the provisions of Section 10.04) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender’s interest in the Specified Obligations of each Loan Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Specified Obligations of each Loan Party in respect of each such Credit Facility and each LC Reserve Account established pursuant to Section 9.02 below), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof. Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its

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successors and assigns and any person that acquires a participation in its interests in any Credit Facility.

(b)    As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent or the Collateral Agent pursuant to any Loan Document in respect of the Specified Obligations, and each distribution made by the Collateral Agent pursuant to any Security Documents in respect of the Specified Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of a Specified Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

SECTION 9.02    Letters of Credit. (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed either by the Parent Borrower or any Foreign Subsidiary Borrower, as the case may be, or with the proceeds of a Revolving Loan, each Revolving Lender shall promptly pay over to the Administrative Agent, in immediately available funds and in ~~U.S. Dollars~~dollars, an amount equal to such Revolving Lender’s Applicable Percentage (as notified to such Lender by the Administrative Agent) of such Letter of Credit’s undrawn face amount (or, in the case of any Letter of Credit denominated in a currency other than dollars, the Dollar Equivalent thereof) or (to the extent it has not already done so) such Letter of Credit’s unreimbursed drawing (or, in the case of any Letter of Credit denominated in a currency other than dollars, the Dollar Equivalent thereof), together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an ABR Revolving Loan in a principal amount equal to such amount, as the case may be. The Administrative Agent shall establish a separate account or accounts for each Revolving Lender (each, an “LC Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Revolving Lender’s LC Reserve Account such Lender’s CAM Percentage of the amounts received from the Revolving Lenders as provided above. The Administrative Agent shall have sole dominion and control over each LC Reserve Account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s CAM Percentage. The amounts held in each Lender’s LC Reserve Account shall be held as a reserve against the LC Exposure, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of the Parent Borrower or the Foreign Subsidiary Borrowers to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.05.

(b)    In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the Issuing Bank, withdraw from the LC Reserve Account of each Revolving Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing (or in the case of any drawing under a Letter of Credit denominated in a currency other than dollars, the Dollar Equivalent of such drawing), deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the Issuing Bank in satisfaction of the reimbursement obligations of the Revolving Lenders under Section 2.05(e) (but not of the Parent Borrower and the Foreign Subsidiary Borrowers under Section 2.05(f), respectively). In the event any Revolving Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in this Section 9.02, the Issuing Bank shall, in the event of a

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drawing thereunder, have a claim against such Revolving Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.05(e), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the reimbursement obligations pursuant to Section 9.01. Each other Lender shall have a claim against such defaulting Revolving Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(c)    In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the LC Reserve Account of each Revolving Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(d)    With the prior written approval of the Administrative Agent and the Issuing Bank, any Revolving Lender may withdraw the amount held in its LC Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Revolving Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the Issuing Bank on demand, its CAM Percentage of such drawing.

(e)    Pending the withdrawal by any Revolving Lender of any amounts from its LC Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Revolving Lender that has not withdrawn its CAM Percentage of amounts in its LC Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its LC Reserve Account and to retain such earnings for its own account.

ARTICLE X

Miscellaneous

SECTION 10.01    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)    if to Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower, to the Parent Borrower (on behalf of itself, Holdings, any Subsidiary Term Borrower and any Foreign Subsidiary Borrower) at 39400 Woodward Avenue, Suite 130, Bloomfield Hills, MI 48304, Attention of Joshua Sherbin, General Counsel (Telephone No. (248) 631-5450, Telecopy No. (248) 631-5413),

with a copy to

Jonathan A. Schaffzin, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York

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(Telecopy No. (212) 269-5420);

(b)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 7, Chicago, Illinois 60603 Attention of Joyce King (Telecopy: 888-292-9533, Telephone: 312-385-7025);

(c)    if to the Foreign Currency Agent, to it at J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy: 44-207-777-2360)

(d)    ~~(c)~~ if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 7, Chicago, Illinois 60603 (Telecopy: 888-292-9533; Telephone: 312-385-7025) attention of Joyce King, and in the event that there is more than one Issuing Bank, to such other Issuing Bank at its address (or telecopy number) set forth in its Administrative Questionnaire;

(e)    ~~(d)~~ if to JPMCB, as Swingline Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 7, Chicago, Illinois 60603, Attention of Joyce King (Telecopy: 888-292-9533, Telephone: 312-385-7025); and

(f)    ~~(e)~~ if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02 Waivers; Amendments. (a)    No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)    Except as provided in Section 2.21, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Parent Borrower, each Subsidiary Term Borrower (but only to the extent such waiver, amendment or modification relates to such Subsidiary Term Borrower), each Foreign Subsidiary Borrower (but only to the extent such waiver, amendment or modification relates to such Foreign Subsidiary Borrower) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in

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writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce or forgive the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Revolving Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 2.18(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in the Security Documents), (viii) change the order of priority of payments set forth in Section 5.02 of the Security Agreement or Section 7 of the Pledge Agreement, in each case without the written consent of each Lender or (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Foreign Currency Agent, the Fronting Lender, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Foreign Currency Agent, the Fronting Lender, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Parent Borrower, each Subsidiary Term Borrower (but only to the extent such waiver, amendment or modification relates to such Subsidiary Term Borrower), each Foreign Subsidiary Borrower (but only to the extent such waiver, amendment or modification relates to such Foreign Subsidiary Borrower) and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Parent Borrower, each Subsidiary Term Borrower (but only to the extent such waiver, amendment or modification relates to such Subsidiary Term Borrower), each Foreign Subsidiary Borrower (but only to the extent such waiver, amendment or modification relates to such Foreign Subsidiary Borrower), the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Foreign Currency Agent, the Issuing Bank, the Fronting Lender and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

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(c)    In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (v) or (viii) of paragraph (b) of this Section, the consent of at least 50% in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Parent Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Parent Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Foreign Currency Agent, the Fronting Lender, the Issuing Bank and the Swingline Lender), which consent shall not be unreasonably withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements ~~and~~, Swingline Loans and Foreign Currency Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower (in the case of all other amounts), (c) the Parent Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.04(b), (d) such assignee shall consent to such Proposed Change and (e) if such Non-Consenting Lender is acting as the Administrative Agent, it will not be required to assign and delegate its interests, rights and obligations as Administrative Agent under this Agreement.

(d)    Notwithstanding the foregoing, (i) the Administrative Agent and the Borrower may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document and (ii) this Agreement may be amended (x) with the written consent of the Administrative Agent, the Parent Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all or any portion of the outstanding Term Loans or Incremental Term Loans (such Loans, the “Replaced Term Loans”) with a replacement term loan hereunder (“Replacement Term Loans”); provided, that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans (plus unpaid accrued interest and premium thereon at such time plus reasonable fees and expenses incurred in connection with such replacement), (b) the terms of the Replacement Term Loans (1) (excluding pricing, fees and rate floors and optional prepayment or redemption terms and subject to clause (2) below) reflect, in Parent Borrower’s reasonable judgment, then-existing market terms and conditions and (2) (excluding pricing, fees and rate floors) are no more favorable to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (in each case, including with respect to mandatory and optional prepayments); provided that the foregoing shall not apply to covenants or other provisions applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such Replacement Term Loans; provided further that any Replacement Term Loans may add additional covenants or events of default not otherwise applicable to the Replaced Term Loans or covenants more restrictive than the covenants applicable to the Replaced Term Loans, in each case prior to the Latest Maturity Date in effect immediately prior to the establishment of such Replacement Term Loans so long

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as all Lenders receive the benefits of such additional covenants, events of default or more restrictive covenants, (c) the weighted average life to maturity of any Replacement Term Loans shall be no shorter than the remaining weighted average life to maturity of the Replaced Terms Loans, (d) the maturity date with respect to any Replacement Term Loans shall be no earlier than the maturity date with respect to the Replaced Term Loans, (e) no Subsidiary that is not originally obligated with respect to repayment of the Replaced Term Loans is obligated with respect to the Replacement Term Loans and (f) any Person that the Parent Borrower proposes to become a lender in respect of the Replacement Term Loans, if such Person is not then a Lender, must be reasonably acceptable to the Administrative Agent and (y) with the written consent of the Administrative Agent, the Parent Borrower and the Lenders providing the relevant Replacement Revolving Facility (as defined below) to permit the refinancing, replacement or modification of all or any portion of the Revolving Commitments and Revolving Loans (a “Replaced Revolving Facility”) with a replacement revolving facility hereunder (a “Replacement Revolving Facility”); provided that (a) the aggregate amount of such Replacement Revolving Facility shall not exceed the aggregate amount of such Replaced Revolving Facility plus unpaid accrued interest and premium thereon at such time plus reasonable fees and expenses incurred in connection with such replacement), (b) the terms of the Replacement Revolving Facility (1) (excluding pricing, fees and rate floors and optional prepayment or redemption terms and subject to clause (2) below) reflect, in Parent Borrower’s reasonable judgment, then-existing market terms and conditions and (2) (excluding pricing, fees and rate floors) are no more favorable to the lenders providing such Replacement Revolving Facility than those applicable to the Replaced Revolving Facility (in each case, including with respect to mandatory and optional prepayments); provided that the foregoing shall not apply to covenants or other provisions applicable only to periods after the Latest Maturity Date in effect immediately prior to the establishment of such Replacement Revolving Facility; provided further that any Replacement Revolving Facility may add additional covenants or events of default not otherwise applicable to the Replaced Revolving Facility or covenants more restrictive than the covenants applicable to the Replaced Revolving Facility, in each case prior to the Latest Maturity Date in effect immediately prior to the establishment of such Replacement Revolving Facility so long as all Lenders receive the benefits of such additional covenants, events of default or more restrictive covenants, (c) the maturity date with respect to any Replacement Revolving Facility shall be no earlier than the maturity date with respect to the Replaced Revolving Facility, (d) no Subsidiary that is not originally obligated with respect to repayment of the Replaced Revolving Facility is obligated with respect to the Replacement Revolving Facility and (e) any Person that the Parent Borrower proposes to become a lender in respect of the Replacement Revolving Facility, if such Person is not then a Lender, must be reasonably acceptable to the Administrative Agent, the Foreign Currency Agent, the Fronting Lender, the Issuing Bank and the Swingline Lender. Notwithstanding the foregoing, in no event shall there be more than seven maturity dates in respect of the Credit Facilities (including any Extended Term Loans, Extended Revolving Commitments, Replacement Term Loans or Replacement Revolving Facilities).

SECTION 10.03 Expenses; Indemnity; Damage Waiver. (a) Holdings, the Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of one counsel in each applicable jurisdiction for each of the Agents, in connection with the syndication of the credit facilities provided for herein, due diligence investigation, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, the Issuing Bank

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or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Holdings, the Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower, jointly and severally, shall indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including as a result of any conversion of amounts outstanding hereunder from one currency to another currency as provided hereunder), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Parent Borrower or any Subsidiary, or any Environmental Liability related in any way to Holdings, the Parent Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)    To the extent that any of Holdings, the Parent Borrower, any of the Subsidiary Term Borrowers or any of the Foreign Subsidiary Borrowers fails to pay any amount required to be paid by it to the Administrative Agent, the Foreign Currency Agent, the Fronting Lender, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section (and without limiting such party’s obligation to do so), each Lender severally agrees to pay to the Administrative Agent, the Foreign Currency Agent, the Fronting Lender, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Foreign Currency Agent, the Fronting Lender, the Issuing Bank or the Swingline Lender in its capacity as such; provided further that to the extent indemnification of (i) the Issuing Bank in respect of a Letter of Credit, (ii) the Fronting Lender or (~~ii~~iii) the Swingline Lender is required pursuant to this Section 10.03(c), such obligation will be limited to Revolving Lenders only. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

(d)    To the extent permitted by applicable law, none of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection

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with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)    All amounts due under this Section shall be payable promptly after written demand therefor.

(f)    Neither Heartland nor any director, officer, employee, stockholder or member, as such, of any Loan Party or Heartland shall have any liability for the Obligations or for any claim based on, in respect of or by reason of the Obligations or their creation; provided that the foregoing shall not be construed to relieve any Loan Party of its Obligations under any Loan Document.

(g)    For the avoidance of doubt, this Section 9.3 shall not apply to any Taxes, except to the extent any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.

SECTION 10.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that, subject to Section 10.15(g), none of Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Holdings, the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Any Lender may assign to one or more assignees (other than a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund, each of the Parent Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure ~~or~~, Swingline Exposure or Foreign Currency Participating Interest, the Issuing Bank ~~and~~, the Swingline Lender and the Fronting Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) (provided that the Parent Borrower shall be deemed to have consented to any assignment of Loans or Commitments unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof), (ii) no assignment of Revolving Loans or Revolving Commitments may be made to Holdings, the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower or any Affiliate of any of the foregoing, (iii) except in the case of an assignment to a Lender, a Lender Affiliate or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) in the case of Revolving Commitments and Revolving Loans, $5,000,000, and (y) in the case of Term Loans, $1,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consent, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, except that this clause (iv) shall not be

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construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided, further, that any consent of the Parent Borrower otherwise required under this paragraph shall not be required if an Event of Default under clauses (a), (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c)    The Administrative Agent, acting for this purpose as an agent of the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and Holdings, the Parent Borrower, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent Borrower, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)    Any Lender may, without the consent of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Parent Borrower, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and

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obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided that such Participant agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. With respect to any Loan made to an Applicable U.S. Borrower (as defined in Section 2.17(f)(i)), each Lender that sells a Participation shall, acting solely for this purpose as an agent of such Applicable U.S. Borrower, as applicable, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or in connection with any income tax audit or other income tax proceeding of the Applicable U.S. Borrower. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the prior written consent of the Parent Borrower and, to the extent applicable, each relevant Subsidiary Term Borrower and Foreign Subsidiary Borrower. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Parent Borrower and, to the extent applicable, each relevant Foreign Subsidiary Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent Borrower and, to the extent applicable, each relevant Foreign Subsidiary Borrower, to comply with Section 2.17(f) as though it were a Lender.

(g)    Any Lender may, without the consent of the Parent Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)    Notwithstanding anything to the contrary set forth in this Agreement or any other

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Loan Document, any Lender may assign all or a portion of its Term Loans (or Incremental Term Loans) to the Parent Borrower or any of its Subsidiaries at a price below the par value thereof; provided that any such assignment shall be subject to the following additional conditions: (1) no Default or Event of Default shall have occurred and be continuing immediately before and after giving effect to such assignment, (2) on the date of effectiveness of such purchase and assignment, there shall be no more than $25,000,000 in aggregate amount of Revolving Loans outstanding (including, for the avoidance of doubt, the aggregate Dollar Equivalent amount of Foreign Currency Loans) and Swingline Loans outstanding, (3) no proceeds of Revolving Loans, Swingline Loans or Letters of Credit shall be used to fund such purchase and assignment, (4) any such offer to purchase shall be offered to all Term Lenders of a particular Class on a pro rata basis, with mechanics to be agreed by the Administrative Agent and the Parent Borrower, (5) any Loans so purchased shall be immediately cancelled and retired (provided that any non-cash gain in respect of “cancellation of indebtedness” resulting from the cancellation of any Loans so purchased shall not increase Consolidated EBITDA), (6) the Parent Borrower shall provide, as of the date of its offer to purchase and as of the date of the effectiveness of such purchase and assignment, a customary representation and warranty that neither it nor any of its affiliates is in possession of any material non-public information with respect to the Parent Borrower, its Subsidiaries or their respective securities and (7) the Parent Borrower and the applicable purchaser shall waive any right to bring any action against the Administrative Agent in connection with such purchase or the Term Loans so purchased. For the avoidance of doubt, in no event shall the Parent Borrower or any of its Subsidiaries be deemed to be a Lender under this Agreement or any of the other Loan Documents as a result of an assignment made under this clause (h).

SECTION 10.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Foreign Currency Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this

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Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower against any of and all the obligations of the Parent Borrower, any Subsidiary Term Borrower or any Foreign Subsidiary Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)    Each of Holdings, the Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Parent Borrower, any of the Subsidiary Term Borrowers, any of the Foreign Subsidiary Borrowers or their properties in the courts of any jurisdiction.

(c)    Each of Holdings, the Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to service of process in the

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manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Lender Affiliates and to its and its Lender Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory or quasi-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower and their respective obligations, (g) with the consent of the Parent Borrower or (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary). For the purposes of this Section, “Information” means all information received from Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) relating to Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary); provided that, in the case of information received from Holdings, the Parent Borrower or any Subsidiary (including the Receivables Subsidiary) after the Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the

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confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.14 Judgment Currency. (a)    The obligations hereunder of the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers and under the other Loan Documents to make payments in dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or a Lender of the full amount of dollars expressed to be payable to the Administrative Agent, Collateral Agent or Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Parent Borrower, any Subsidiary Term Borrower, any Foreign Subsidiary Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in dollars, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Parent Borrower, each Subsidiary Term Borrower and each Foreign Subsidiary Borrower, as the case may be, covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)    For purposes of determining the dollar equivalent of the Judgment Currency, such amounts shall include any premium and costs payable in connection with the purchase of dollars.

SECTION 10.15 Obligations Joint and Several. (a) Each Term Borrower agrees that it shall, jointly with the other Term Borrowers and severally, be liable for all the Obligations in respect of the Term Loans and Term Loan Commitments (the “Term Loan Obligations”). Each Term Borrower further agrees that the Term Loan Obligations of the other Term Borrowers may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its agreement hereunder notwithstanding any extension or renewal of any Term Loan Obligation of

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the other Term Borrowers.

(b)    Each Term Borrower waives presentment to, demand of payment from and protest to the other Term Borrowers of any of the Term Loan Obligations or the other Term Borrowers of any Term Loan Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The Term Loan Obligations of a Term Borrower hereunder shall not be affected by (i) the failure of any Term Lender or the Issuing Bank or the Administrative Agent or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the other Term Borrowers under the provisions of this Agreement or any of the other Loan Documents or otherwise; (ii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement; or (iii) the failure of any Term Lender or the Issuing Bank to exercise any right or remedy against any other Term Borrower.

(c)    Each Term Borrower further agrees that its agreement hereunder constitutes a promise of payment when due and not of collection, and waives any right to require that any resort be had by any Term Lender or the Issuing Bank to any balance of any deposit account or credit on the books of any Term Lender or the Issuing Bank in favor of any other Term Borrower or any other person.

(d)    The Term Loan Obligations of each Term Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Term Loan Obligations of the other Term Borrowers or otherwise. Without limiting the generality of the foregoing, the Term Loan Obligations of each Term Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Agent or any Term Lender or the Issuing Bank to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Term Loan Obligations of the other Term Borrowers or by any other act or omission which may or might in any manner or to any extent vary the risk of such Term Borrower or otherwise operate as a discharge of such Term Borrower as a matter of law or equity.

(e)    (e) Each Term Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Term Loan Obligation of the other Term Borrowers is rescinded or must otherwise be restored by the Administrative Agent, the Collateral Agent or any Term Lender or the Issuing Bank upon the bankruptcy or reorganization of any of the other Term Borrowers or otherwise.

(f)    In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Collateral Agent or any Term Lender or the Issuing Bank may have at law or in equity against any Term Borrower by virtue hereof, upon the failure of a Term Borrower to pay any Term Loan Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each other Term Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Term Loan Obligations, and thereupon each Term Lender shall, in a reasonable manner, assign the amount of the Term Loan Obligations of the other Term Borrowers owed to it and paid by such Term Borrower pursuant to this Section 10.15 to such Term Borrower, such assignment to be pro tanto to the extent to which the Term Loan Obligations in question were discharged by such Term Borrower or make such disposition thereof as such Term Borrower shall direct (all without recourse to any Term Lender and without any representation or warranty by any Term Lender).

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(g)    Notwithstanding any other provision herein, the Parent Borrower shall be entitled, at any time and in its sole discretion, to designate any Term Borrower (including itself) to replace any other Term Borrower as a borrower hereunder with respect to any outstanding Term Loans.

SECTION 10.16  USA PATRIOT Act. Each Lender hereby notifies Holdings and the Parent Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required, or will be required in the future, to obtain, verify and record information that identifies Holdings, the Parent Borrower and the other Loan Parties, which information includes the name and address of Holdings, the Parent Borrower and the other Loan Parties and other information that will allow such Lender to identify Holdings, the Parent Borrower and the other Loan Parties in accordance with the PATRIOT Act.

SECTION 10.17  No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Parent Borrower, the Foreign Subsidiary Borrowers and the Subsidiary Term Borrowers, their stockholders and/or their affiliates. Each of the Parent Borrower, the Foreign Subsidiary Borrowers and the Subsidiary Term Borrowers agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such borrower, its stockholders or its affiliates, on the other. Each of the Parent Borrower, the Foreign Subsidiary Borrowers and the Subsidiary Term Borrowers acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and there under) are arm’s-length commercial transactions between the Lenders, on the one hand, and the applicable borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any of the Parent Borrower, the Foreign Subsidiary Borrowers or the Subsidiary Term Borrowers, their stockholders or their affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any borrower, its stockholders or its Affiliates on other matters) or any other obligation to any of the Parent Borrower, the Foreign Subsidiary Borrowers or the Subsidiary Term Borrowers except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any of the Parent Borrower, the Foreign Subsidiary Borrowers or the Subsidiary Term Borrowers, their respective management, stockholders, creditors or any other Person. Each of the Parent Borrower, Foreign Subsidiary Borrowers and Subsidiary Term Borrowers acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each of the Parent Borrower, Foreign Subsidiary Borrowers and Subsidiary Term Borrowers agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such borrower, in connection with such transaction or the process leading thereto.

SECTION 10.18  Parallel Debt.

(a)    Parallel Debt U.S. Obligations.

(i)    For the purpose of any Foreign Security Document governed by Dutch law, each of the Parent Borrower and any Subsidiary Term Borrower hereby irrevocably and unconditionally undertake to pay as a separate and independent obligation to the Collateral Agent amounts equal to the aggregate amount from time to time payable (verschuldigd) to any of the

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Secured Parties under or pursuant to its U.S. Obligations (such payment undertaking to the Collateral Agent hereinafter referred to as the “Parallel Debt U.S. Obligations”). The Parallel Debt U.S. Obligations will be payable in the currency or currencies of the relevant U.S. Obligations.

(ii)    The Parallel Debt U.S. Obligations will become due and payable (opeisbaar) immediately upon the Collateral Agent’s first demand, which may be made at any time, as and when one or more of the U.S. Obligations becomes due and payable.

(iii)    Each of the parties to this Agreement hereby acknowledges that (A) the Parallel Debt U.S. Obligations constitute undertakings, obligations and liabilities of the Parent Borrower and any Subsidiary Term Borrower to the Collateral Agent that are transferable, separate and independent from, and without prejudice to, the corresponding U.S. Obligations and (B) the Parallel Debt U.S. Obligations represent the Collateral Agent’s own separate claim to receive payment of the Parallel Debt U.S. Obligations from the Parent Borrower and each Subsidiary Term Borrower, it being understood that the amount that is or may become due and payable by the Parent Borrower and the Subsidiary Term Borrowers under or pursuant to the Parallel Debt U.S. Obligations from time to time shall never exceed the aggregate amount that is payable under the U.S. Obligations from time to time.

(iv)    For the avoidance of doubt, each of the parties to this Agreement confirms that the claims of the Collateral Agent against the Parent Borrower and each Subsidiary Term Borrower in respect of the Parallel Debt U.S. Obligations and the claims of any one or more of the Secured Parties against the Parent Borrower and each Subsidiary Term Borrower under or pursuant to the U.S. Obligations payable to such Secured Parties do not constitute common property (een gemeenschap) within the meaning of Section 3:166 of the Dutch Civil Code (“DCC”) and that the provisions relating to such common property shall not apply. If, however, it would be held that such claims of the Collateral Agent and such claims of any one or more of the Secured Parties do constitute such common property and such provisions do apply, the parties to this Agreement agree that this Agreement shall constitute an administration agreement (beheersregeling) within the meaning of Section 3:168 of the DCC.

(v)    For the avoidance of doubt, the parties hereto confirm that this Agreement is not to be construed as an agreement as referred to in Section 6:16 of the DCC and that Section 6:16 of the DCC shall not apply.

(vi)    To the extent the Collateral Agent irrevocably (onaantastbaar) receives any amount in payment of the Parallel Debt U.S. Obligations, the Collateral Agent shall distribute such amount among the Secured Parties in accordance with Section 2.18 and upon irrevocable (onaantastbaar) receipt of such amount, the U.S. Obligations shall be reduced by an amount equal to such amount in the manner as if such amount were received as a payment of the U.S. Obligations on the date of receipt by the Collateral Agent of such amount.

(vii)    To the extent the Collateral Agent or Administrative Agent irrevocably (onaantastbaar) receives any amount in payment of the U.S. Obligations, the Collateral Agent shall distribute such amount among the Secured Parties in accordance with Section 2.18 and upon irrevocable (onaantastbaar) receipt of such amount, the Parallel Debt U.S. Obligations shall be reduced by an amount equal to such amount in the manner as if such amount were received as a payment of the Parallel Debt U.S. Obligations on the date of receipt by the Secured Party of such

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amount.

(viii)    For the purpose of any Foreign Security Document governed by Dutch law, the Collateral Agent acts in its own name and on behalf of itself but for the benefit of the Secured Parties and any security right granted to the Collateral Agent to secure the Parallel Debt U.S. Obligations is granted to the Collateral Agent in its capacity of sole creditor of the Parallel Debt U.S. Obligations.

(b)    Parallel Debt Foreign Obligations.

(i)    For the purpose of any Foreign Security Document governed by Dutch law, each Foreign Subsidiary Borrower hereby irrevocably and unconditionally undertakes to pay as a separate and independent obligation to the Collateral Agent amounts equal to the aggregate amount payable (verschuldigd) to any of the Secured Parties under or pursuant to its Foreign Obligations (these payment undertakings to the Collateral Agent hereinafter collectively referred to as the “Parallel Debt Foreign Obligations”). The Parallel Debt Foreign Obligations will be payable in the currency or currencies of the relevant Foreign Obligations.

(ii)    The Parallel Debt Foreign Obligations will become due and payable (opeisbaar) immediately upon the Collateral Agent’s first demand, which may be made at any time, as and when one or more of the Foreign Obligations becomes due and payable.

(iii)    Each of the parties to this Agreement hereby acknowledges that (A) the Parallel Debt Foreign Obligations constitute undertakings, obligations and liabilities of the Foreign Subsidiary Borrowers to the Collateral Agent which are transferable, separate and independent from, and without prejudice to, the corresponding Foreign Obligations and (B) the Parallel Debt Foreign Obligations represent the Collateral Agent’s own separate claims to receive payment of the Parallel Debt Foreign Obligations from the Foreign Subsidiary Borrowers, it being understood that the amounts which may become due and payable by the Foreign Subsidiary Borrowers under or pursuant to the Parallel Debt Foreign Obligations from time to time shall never exceed the aggregate amount which is payable under the Foreign Obligations from time to time.

(iv)    For the avoidance of doubt, each of the parties to this Agreement confirms that the claims of the Collateral Agent against each of the Foreign Subsidiary Borrowers in respect of the Parallel Debt Foreign Obligations and the claims of any or more of the Secured Parties against the Foreign Subsidiary Borrowers under or pursuant to the Foreign Obligations payable to such Secured Parties do not constitute common property (een gemeenschap) within the meaning of Section 3:166 of the DCC and that the provisions relating to such common property shall not apply. If, however, it shall be held that such claims of the Collateral Agent and such claims of any one or more of the Secured Parties do constitute such common property and such provisions do apply, the parties to this Agreement agree that this Agreement shall constitute the administration agreement (beheersregeling) within the meaning of Section 3:168 of the DCC.

(v)    For the avoidance of doubt, the parties hereto confirm that this Agreement is not to be construed as an agreement as referred to in Section 6:16 of the DCC and that Section 6:16 of the DCC shall not apply.

(vi)    To the extent the Collateral Agent irrevocably (onaantastbaar) receives

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any amount in payment of the Parallel Debt Foreign Obligations, the Collateral Agent shall distribute such amount among the Secured Parties in accordance with Section 2.18 and upon irrevocable (onaantastbaar) receipt of such amount, the Foreign Obligations shall be reduced by an amount equal to such amount in the manner as if such amount were received as a payment of the Foreign Obligations on the date of receipt by the Collateral Agent of such amount.

(vii)    To the extent the Collateral Agent or Administrative Agent irrevocably (onaantastbaar) receives any amount in payment of the Foreign Obligations, the Collateral Agent shall distribute such amount among the Secured Parties in accordance with Section 2.18 and upon irrevocable (onaantastbaar) receipt of such amount, the Parallel Debt Foreign Obligations shall be reduced by an amount equal to such amount in the manner as if such amount were received as a payment of the Parallel Debt Foreign Obligations on the date of receipt by the Secured Party of such amount.

(viii)    For the purpose of any Foreign Security Document governed by Dutch law, the Collateral Agent acts in its own name and on behalf of itself but for the benefit of the Secured Parties and any security right granted to the Collateral Agent to secure the Parallel Debt Foreign Obligations is granted to the Collateral Agent in its capacity of sole creditor of the Parallel Debt Foreign Obligations.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TRIMAS CORPORATION,

By: _____________________________
Name:
Title:

TRIMAS COMPANY LLC,

By: ____________________________
Name:
Title:

[Signature Page to Credit Agreement]

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JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

By: _____________________________
Name: Krys Szremski
Title: Vice President

[Signature Page to Credit Agreement]

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LENDER SIGNATURE PAGE TO
THE CREDIT AGREEMENT

Name of Lender,

By: _____________________________
Name:
Title:

For any Lender requiring a second signature line:

By: _____________________________
Name:
Title:

[Signature Page to Credit Agreement]

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EXHIBIT B
SCHEDULE 1.01(c)

MANDATORY COSTS

1.
Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Associated Costs Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Associated Costs Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Associated Costs Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Associated Costs Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:
in relation to a Loan in Pounds Sterling:

AB+C(B - D) +E×0.01	percent per annum
100- (A + C)
in relation to a Loan in any currency other than Pounds Sterling:

E × 0.01	percent per annum
300
Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Section 2.13(c)) payable for the relevant Interest Period on the Loan.

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C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the most recent rate of charge supplied by the Reference Bank to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Facility Office” means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement;

(c)
“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(e)
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union;

(f)	“Reference Bank” means the principal London offices of JPMorgan Chase Bank, N.A.;

(g)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

(h)	“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Loan Documents.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 percent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.
If requested by the Administrative Agent, the Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by the Reference Bank to the Financial Services Authority pursuant to the Fees

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Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Reference Bank as being the average of the Fee Tariffs applicable to the Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Reference Bank.

8.
Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Associated Costs Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.
Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of the Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.
The Administrative Agent shall have no liability to any person if such determination results in an Associated Costs Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or the Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Associated Costs Rate for each Lender based on the information provided by each Lender and the Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Associated Costs Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.
The Administrative Agent may from time to time, after consultation with the Borrower and the relevant Lenders, determine and notify to all parties hereto any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

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EXHIBIT C
SCHEDULE 1.01(c)

ADMINISTRATIVE SCHEDULE
FOREIGN CURRENCY LOANS

GENERAL

Foreign Currency Agent’s office for notices/borrowings/payment:

Loan and Agency Group
J. P. Morgan Europe Limited
25 Bank Street, Canary Wharf, London E14 5JP
Tel No: +44 20 7777 2940
Fax No: +44 20 7777 2360
e-mail: loan_and_agency_london@jpmchase.com

AUSTRALIAN DOLLARS

Lenders:

Lenders	Applicable Office for Notices/Payment
JPMorgan Chase Bank, N.A.	Notices: To Foreign Currency Agent at address above Payment: TO: WESTPAC, SYDNEY (WPACAU2F) FAVOUR: J.P. MORGAN EUROPE LIMITED (CHASGB22) A/C No.: MAH0001978

Borrowings:

Funding must be made to the Foreign Currency Agent on the Borrowing Date prior to:
12 Noon Sydney time

Borrower’s account for Borrowings: the Designated Account (as defined below)

Payments/Prepayments:

Notice of prepayment must be received by:
11 a.m. Local Time 3 Business Days prior to proposed prepayment date

Minimum amount of each prepayment:
Foreign Currency Equivalent (as defined below) of $1,000,000 (rounded up for the currency amount)

Payments must be made to the Foreign Currency Agent prior to:
12 Noon Sydney time

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CURRENCY OF THE UNITED KINGDOM

Lenders:

Lenders	Applicable Office for Notices/Payment
JPMorgan Chase Bank, N.A.	Notices: To Foreign Currency Agent at address above Payment: TO: J.P. MORGAN EUROPE LIMITED (CHASGB22) A/C NO.: 03043504 SORT CODE: 40-52-06 IBAN: GB82CHAS60924203043504

Borrowings:

Funding must be made to the Foreign Currency Agent on the Borrowing Date prior to:
12 Noon Local Time

Borrower’s account for Borrowings: the Designated Account

Payments/Prepayments:

Notice of prepayment must be received by:
11 a.m. Local Time 3 Business Days prior to proposed prepayment date

Minimum amount of each prepayment:
Foreign Currency Equivalent of $1,000,000 (rounded up for the currency amount)

Payments must be made to the Foreign Currency Agent prior to:
12 Noon Local Time

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EURO

Lenders:

Lenders	Applicable Office for Notices/Payment
JPMorgan Chase Bank, N.A.	Notices: To Foreign Currency Agent at address above Payment: TO: J.P. MORGAN AG, FRANKFURT (CHASDEFX) FAVOUR: J.P. MORGAN EUROPE LIMITED (CHASGB22) A/C NO.: DE93501108006001600037

Borrowings:

Funding must be made to the Foreign Currency Agent on the Borrowing Date prior to:
12 Noon Local Time
Borrower’s account for Borrowings: the Designated Account

Payments/Prepayments:

Notice of prepayment must be received by:
11 a.m. Local Time 3 Business Days prior to proposed prepayment date

Minimum amount of each prepayment:
Foreign Currency Equivalent of $1,000,000 (rounded up for the currency amount)

Payments must be made to the Foreign Currency Agent prior to:
12 Noon Local Time

For purposes of this Schedule:
“Designated Account” means, with respect to any Foreign Currency Loan, an account designated by the Borrower from time to time by written notice to the Foreign Currency Agent for the deposit of proceeds of such Foreign Currency Loan.
“Foreign Currency Equivalent“ means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

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EXHIBIT D
SCHEDULE 1.01(e)

FOREIGN CURRENCY LENDERS

Set forth below are the Revolving Lenders that, as of the Closing Date, are Foreign Currency Lenders with respect to Pounds Sterling, the Euro and Australian Dollars.
Revolving Lender
JPMorgan Chase Bank, N.A.
Bank of America, N.A.
KeyBank National Association
RBS Citizens, N.A.
Wells Fargo Bank, N.A.
Compass Bank
PNC Bank, National Association
U.S. Bank National Association
Comerica Bank
Goldman Sachs Bank USA
The Huntington National Bank
Branch Banking and Trust Company
The Northern Trust Company

D - 1

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EXHIBIT E
FORM OF ACKNOWLEDGEMENT AND CONFIRMATION
1.Reference is made to the First Amendment, dated as of April 12, 2013 (the “First Amendment”), which amends the CREDIT AGREEMENT, dated as of June 21, 2011, (as amended, supplemented or otherwise modified prior to giving effect to the First Amendment (including as amended and restated as of October 11, 2012), the “Credit Agreement”), among TRIMAS CORPORATION (“Holdings”), TRIMAS COMPANY LLC, (the “Parent Borrower”), the subsidiary borrowers from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”), and the other agents party thereto.
2.The Credit Agreement is being amended pursuant to the First Amendment in the manner reflected in the form attached as Exhibit A to the First Amendment (the “Amended Credit Agreement”). Each of the parties hereto hereby agrees, with respect to each Loan Document to which it is a party:

(a)	all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis regardless of the effectiveness of the First Amendment; and

(b)
all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of the First Amendment, as collateral security for its obligations, liabilities and indebtedness under the Amended Credit Agreement and under its guarantees in the Loan Documents.

3.THIS ACKNOWLEDGEMENT AND CONFIRMATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ACKNOWLEDGEMENT AND CONFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
4.This Acknowledgement and Confirmation may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single document. Delivery of an executed counterpart of a signature page of this Acknowledgement and Confirmation by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Acknowledgement and Confirmation.

E - 1

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